UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to § 240.14a-12

VALEANT PHARMACEUTICALS INTERNATIONAL, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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March 23, 2017

Dear Fellow Shareholders:

On behalf of the Board of Directors of Valeant Pharmaceuticals International, Inc. (the “Company”), I want to take this opportunity to invite you to attend our 2017 Annual Meeting of Shareholders. The meeting will be held at 9:00 a.m., local time, on Tuesday, May 2, 2017 at the Company’s offices located at 2150 Saint Elzear Blvd. West, Laval, Quebec, Canada H7L 4A8. At the meeting, shareholders will vote on the proposals set forth in the Notice of Annual Meeting and the accompanying management proxy circular and proxy statement (the “Proxy Statement”), as well as receive a report on the progress of the Company.

We are providing access to our proxy materials, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, in a fast and efficient manner via the Internet. On March 23, 2017, we will begin mailing a Notice Regarding Internet Availability of Proxy Materials (the “Notice”) to all shareholders of record as of March 7, 2017, and post our proxy materials on the website referenced in the Notice (www.proxyvote.com). As more fully described in the Notice, all shareholders may choose to access our proxy materials on the website referred to in the Notice or may request to receive a printed set of our proxy materials. In addition, the Notice and website will provide information regarding how you may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis.

Your vote at this meeting is important. Whether or not you plan to attend the meeting, we hope you will vote as soon as possible. You will find voting instructions in the Notice, the Proxy Statement and on the Proxy Card. You may vote over the Internet or telephone. Alternatively, if you requested a printed copy of the proxy materials by mail, you may mark, date, sign and mail the Proxy Card in the envelope provided.

We appreciate your continued ownership of Valeant shares and your support.

Sincerely,

Joseph C. Papa

Chairman of the Board and Chief Executive Officer

VALEANT PHARMACEUTICALS INTERNATIONAL, INC.

2150 Saint Elzear Blvd. West

Laval, Quebec H7L 4A8

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

May 2, 2017

To the Shareholders of

Valeant Pharmaceuticals International, Inc.:

NOTICE IS HEREBY GIVEN that the 2017 Annual Meeting of Shareholders (the “Annual Meeting” or the “Meeting”) of Valeant Pharmaceuticals International, Inc., a British Columbia corporation (the “Company” or “our”), will be held at 2150 Saint Elzear Blvd. West, Laval, Quebec, Canada H7L 4A8, on Tuesday, May 2, 2017, at 9:00 a.m., local time, for the following purposes:

1.  To receive the audited consolidated financial statements of the Company as of and for the fiscal year ended December 31, 2016 and the auditors’ report thereon, a copy of which is enclosed with this Notice of Annual Meeting;

2.  To elect 10 directors of the Company (each a “Director” and collectively, the “Directors”) to serve until the close of the 2018 Annual Meeting of Shareholders;

3.  To approve, in a non-binding advisory vote, the compensation of our named executive officers as disclosed in the Compensation Discussion and Analysis section, executive compensation tables and accompanying narrative discussions contained in the Management Proxy Circular and Proxy Statement that accompanies this Notice of Annual Meeting of Shareholders;

4.  To vote, in a non-binding advisory vote, on the frequency of advisory votes on the compensation of our named executive officers as disclosed in the Compensation Discussion and Analysis section, executive compensation tables and accompanying narrative discussions contained in the Management Proxy Circular and Proxy Statement that accompanies this Notice of Annual Meeting of Shareholders;

5.  To appoint PricewaterhouseCoopers LLP as independent registered public accountant (the “auditors”) for the Company to hold office until the close of the 2018 Annual Meeting of Shareholders and to authorize the Company’s Board of Directors to fix the auditors’ remuneration; and

6.  To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

The record date for the Meeting is March 7, 2017. Only record shareholders at the close of business on March 7, 2017 will be entitled to notice of and to vote at the Annual Meeting in person or by proxy.

We are providing access to our proxy materials, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, to each shareholder of record in a fast and efficient manner via the Internet. On March 23, 2017, we will begin mailing a Notice Regarding Internet Availability of Proxy Materials (the “Notice”), to all shareholders of record as of March 7, 2017, and post our proxy materials on the website referenced in the Notice (www.proxyvote.com). As more fully described in the Notice, all shareholders may choose to access our proxy materials free of charge on the website referred to in the Notice or may request to receive a printed set of our proxy materials free of charge. These materials will remain available on the website through the conclusion of the Annual Meeting. In addition, the Notice and website provide information regarding how you may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis. The management proxy circular and proxy statement (the “Proxy Statement”) that accompanies this Notice of Annual Meeting of Shareholders contains additional information regarding the proposals to be considered at the Annual Meeting, and shareholders are encouraged to read it in its entirety.

Shareholders are invited to attend the Annual Meeting. Record shareholders who are unable to attend the Annual Meeting in person are requested to vote via the Internet, by going to www.proxyvote.com and following the instructions on the website, or vote by calling toll free 1-800-690-6903 on a touch tone telephone and following the instructions provided by “Vote Voice.” You will need to refer to the Proxy Card and to your 12-digit control number provided on the Proxy Card. Alternatively, you may vote by mail by completing, dating and signing the enclosed form of proxy (the “Proxy Card”) and sending it in the enclosed envelope to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, New York 11717, United States or to the Company at 2150 Saint Elzear Blvd. West Laval, Quebec H7L 4A8 or by fax 514-744-6272. Non-record shareholders who receive these materials through their broker or other intermediary should follow the instructions provided by their broker or intermediary.

For your vote to be effective, your voting instructions must be received by Broadridge Financial Solutions, Inc. (“Broadridge”) not later than 11:59 p.m. (Eastern Daylight Time) on April 28, 2017, or, in the case of any adjournment of the Annual Meeting, not less than 48 hours, excluding Saturdays, Sundays and holidays, prior to the time of the rescheduled meeting. The Company’s Board of Directors may, at its discretion, accept late proxies or waive the time limit for deposit of proxies, but is under no obligation to accept or reject any late proxy. If you have voted by proxy using the Proxy Card, via fax or the Internet or by telephone, any subsequent vote by proxy through any of these methods will cancel any other proxy you may have previously submitted in connection with the Annual Meeting, and only the latest dated proxy received prior to the deadline will be counted.

By Order of the Board of Directors,

Christina M. Ackermann

Executive Vice President and General Counsel

Dated: March 23, 2017

i

VALEANT PHARMACEUTICALS INTERNATIONAL, INC.

2150 Saint Elzear Blvd. West

Laval, Quebec H7L 4A8

MANAGEMENT PROXY CIRCULAR AND PROXY STATEMENT

2017 ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 2, 2017

This Management Proxy Circular and Proxy Statement (“Proxy Statement”) contains information about the 2017 Annual Meeting of Shareholders of Valeant Pharmaceuticals International, Inc., a British Columbia corporation (the “Company” or “Valeant”). The meeting will be held at 2150 Saint Elzear Blvd. West, Laval, Quebec, Canada H7L 4A8, on Tuesday, May 2, 2017, at 9:00 a.m., local time, and any adjournments or postponements thereof (the “Annual Meeting” or the “Meeting”), for the purposes set forth in this Proxy Statement and in the accompanying Notice of Annual Meeting of Shareholders. In this document, the words “Valeant,” “we,” “our,” “ours” and “us” refer only to Valeant Pharmaceuticals International, Inc. and not to any other person or entity. References to “US$” or “$” are to United States dollars. Unless otherwise indicated, the statistical and financial data contained in this Proxy Statement are as of February 28, 2017.

We are providing you with this Proxy Statement and related materials in connection with the solicitation of proxies by our management.

We are providing access to our proxy materials, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, in a fast and efficient manner via the Internet. On March 23, 2017, we will begin mailing a Notice Regarding Internet Availability of Proxy Materials (the “Notice”) to all shareholders of record as of March 7, 2017, and post our proxy materials on the website referenced in the Notice (www.proxyvote.com). As more fully described in the Notice, all shareholders may choose to access our proxy materials on the website referred to in the Notice or may request to receive a printed set of our proxy materials. In addition, the Notice and website will provide information regarding how you may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis.

All properly executed written proxies, and all properly completed proxies submitted by mail, facsimile or telephone or via the Internet, which are delivered pursuant to, and which appoint Mr. Papa and Ms. Ackermann as proxyholders in accordance with, this solicitation will be voted at the Meeting in accordance with the directions given in the proxy, unless the proxy is revoked prior to completion of voting at the Meeting.

ELECTRONIC DELIVERY OF VALEANT SHAREHOLDER COMMUNICATIONS

We are pleased to offer to our shareholders the benefits and convenience of electronic delivery of Annual Meeting materials, including:

•	Email delivery of the Proxy Statement, Annual Report and related materials;

•	Shareholder voting on-line;

•	Reduction of the amount of bulky documents shareholders receive; and

•	Reduction of our printing and mailing costs associated with more traditional methods.

We encourage you to conserve natural resources and to reduce printing and mailing costs by signing up for electronic delivery of Valeant shareholder communications.

If you are a registered shareholder or a beneficial owner of common shares, no par value, of the Company (“Common Shares”), or if a broker or other nominee holds your Valeant Common Shares, and you would like to sign up for electronic delivery, please visit www.proxyvote.com and enter the information requested to enroll. Your electronic delivery enrollment will be effective until you cancel it. If you have questions about electronic delivery, please call Valeant Investor Relations at 514-744-6792 or send an email to ir@valeant.com.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE

ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 2, 2017

Our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 (the “Annual Report”) is available on the Internet at our website at www.valeant.com, through the System for Electronic Document Analysis and Retrieval (“SEDAR”) at www.sedar.com or through the U.S. Securities and Exchange Commission’s electronic data system called EDGAR at www.sec.gov. To request a printed copy of our Annual Report, which we will provide to you without charge, either write to Valeant Investor Relations at Valeant Pharmaceuticals International, Inc., 2150 Saint Elzear Blvd. West, Laval, Quebec H7L 4A8, Canada, or send an email to Valeant Investor Relations at ir@valeant.com.

This Proxy Statement and the Annual Report are available at: www.proxyvote.com.

This Proxy Statement contains information regarding, among other things:

•	The date, time and location of the Meeting;

•	A list of the proposals being submitted to shareholders for approval; and

•	Information concerning voting, either in person or by proxy.

Whether or not you plan to attend the Annual Meeting, please promptly provide your voting instructions. Your promptness in voting will assist in the expeditious and orderly processing of the proxies and in ensuring that a quorum is present. If you vote your proxy, you may nevertheless attend the Annual Meeting and vote your Common Shares in person if you wish. Please note, however, that if your Common Shares are held of record by a broker or other nominee and you wish to vote in person at the Meeting, you must follow the instructions provided to you by your broker or such other nominee. If you want to revoke your instructions at a later time prior to the vote for any reason, you may do so in the manner described in this Proxy Statement.

QUESTIONS ABOUT VOTING

What decisions will the shareholders be making at the Meeting?

You will be asked to vote on each of the following proposals:

•	the election of 10 Directors to serve until the close of the 2018 Annual Meeting of Shareholders (“Proposal No. 1”);

•

the approval, in a non-binding advisory vote, of the compensation of our Named Executive Officers (as defined below) as disclosed in the Compensation Discussion and Analysis (“CD&A”) section, executive compensation tables and accompanying narrative discussions contained in this Proxy Statement (“Proposal No. 2”);

•

in a non-binding advisory vote, a recommendation on the frequency of advisory votes on the compensation of the Named Executive Officers as disclosed in the Compensation Discussion and Analysis (“CD&A”) section, executive compensation tables and accompanying narrative discussions contained in this Proxy Statement (“Proposal No. 3”); and

•

the appointment of PricewaterhouseCoopers LLP (“PwC”) as the auditors for the Company to hold office until the close of the 2018 Annual Meeting of Shareholders and the authorization of the Company’s Board of Directors (the “Board”) to fix the auditors’ remuneration (“Proposal No. 4”).

The Board recommends that you vote FOR: (i) the election of the 10 Director nominees proposed by the Board in this Proxy Statement; (ii) the approval, in a non-binding advisory vote, of the compensation of the Named Executive Officers as described in the CD&A section, executive compensation tables and accompanying narrative discussion contained in this Proxy Statement; (iii) EVERY YEAR with respect to how frequently a non-binding advisory vote on the compensation of the Company’s Named Executive Officers should be held and (iv) the appointment of PwC as our auditors and the authorization of the Board to fix the auditors’ remuneration.

In addition, you may be asked to vote in respect of any other matters that may properly be brought before the Meeting. As of the date of this Proxy Statement, the Board is not aware of any such other matters.

A simple majority of votes cast at the Meeting, whether in person, by proxy or otherwise, in favor of any of Proposal No. 1 through Proposal No. 4 will constitute approval of any such proposal submitted to a vote, subject, with respect to Proposal No. 1, to the Company’s majority vote policy described in “Proposal No. 1 Election of Directors” under “Background” below.

What impact does a Withhold or Abstain vote have?

•

Proposal No. 1: With respect to each nominee, you may either vote “For” the election of such nominee or “Withhold” your vote with respect to the election of such nominee. If you vote “For” the election of a nominee, your Common Shares will be voted accordingly. If you select “Withhold” with respect to the election of a nominee, your vote will not be counted as a vote cast for the purposes of electing such nominee but will be considered in the application of the majority vote policy described in “Proposal No. 1 Election of Directors” under “Background” below.

•

Proposal No. 2: Proposal No. 2 is a non-binding advisory vote. You may select “For,” “Against” or “Abstain” with respect to such proposal. Abstentions will have no effect and will not be counted as votes cast on Proposal No. 2.

•

Proposal No. 3: Proposal No. 3 is a non-binding advisory vote. You may select “Every Year,” “Every Two Years,” “Every Three Years,” or “Abstain” with respect to such proposal. Abstentions will have no effect and will not be counted as votes cast on Proposal No. 3.

•

Proposal No. 4: With respect to the appointment of the proposed auditors, you may either vote “For” such appointment or “Withhold” your vote with respect to such appointment. If you vote “For” the appointment of the proposed auditors, your Common Shares will be voted accordingly. If you select “Withhold” with respect to the appointment of the proposed auditors, your vote will not be counted as a vote cast for the purposes of appointing the proposed auditors.

What is the effect if I do not cast my vote?

If a record shareholder does not cast its vote by proxy or in any other permitted fashion, no votes will be cast on its behalf on any of the items of business at the Annual Meeting. If a non-record shareholder does not instruct its intermediary on how to vote on any of the items of business at the Annual Meeting and the intermediary does not have discretionary authority to vote the non-record shareholder’s Common Shares on the matter, or elects not to vote in the absence of instructions from the non-record shareholder, no votes will be cast on behalf of such non-record shareholder with respect to such item (a “broker non-vote”). If you are a beneficial owner whose Common Shares are held of record by a broker authorized to trade on the New York Stock Exchange (“NYSE”), NYSE rules permit your broker to exercise discretionary voting authority to vote your Common Shares on the appointment of PricewaterhouseCoopers LLP as our independent registered public accountants, even if the broker does not receive voting instructions from you. However, NYSE rules do not permit your broker to exercise discretionary authority to vote on the election of Directors, to vote on the non-binding advisory approval of executive compensation or to vote on the non-binding advisory approval of the frequency of the non-binding advisory approval of executive compensation without instructions from you, in which case a broker non-vote will occur and your vote will not be counted as a vote cast on these matters. If you have further questions on this issue, please contact your intermediary bank or broker or Valeant Investor Relations at ir@valeant.com.

What constitutes a quorum for the Annual Meeting?

Two persons, who are, or represent by proxy, shareholders holding, in the aggregate, at least 25% of the outstanding Common Shares entitled to vote at the Meeting will constitute a quorum for the transaction of business at the Annual Meeting. Votes withheld, abstentions and broker non-votes will be counted for purposes of determining the presence of a quorum.

Who is entitled to vote?

Each shareholder is entitled to one vote for each Common Share registered in his or her name as of the close of business on March 7, 2017, the record date for the purpose of determining holders of Common Shares entitled to receive notice of and to vote at the Meeting.

As of March 7, 2017, 347,850,227 Common Shares were issued and outstanding and entitled to be voted at the Meeting.

How do I vote?

The voting process is different depending on whether you are a record (registered) or non-record shareholder:

•	You are a record shareholder if your name appears in our share register.

•

You are a non-record shareholder if your Common Shares are held on your behalf by a bank, trust company, securities broker, trustee or other intermediary. This means the Common Shares are registered in your intermediary’s name, and you are the beneficial owner. Most shareholders are non-record shareholders.

Non-record shareholders

If you are a non-record shareholder, your intermediary will send you a voting instruction form or proxy form with this Proxy Statement. This form will instruct the intermediary how to vote your Common Shares at the Meeting on your behalf. You should carefully follow the instructions provided by the intermediary and contact the intermediary promptly if you need help. The Company will pay for delivery of proxy materials to beneficial owners, including objecting beneficial owners.

If you do not intend to attend the Meeting and vote in person, mark your voting instructions on the voting instruction form or proxy form, sign it, and return it as instructed by your intermediary. Your intermediary may have also provided you with the option of voting by telephone or fax or through the Internet.

If you wish to vote in person at the Meeting, follow the instructions provided by your intermediary. Your intermediary may have also provided you with the option of appointing yourself or someone else to attend and vote on your behalf at the Meeting through the Internet. When you arrive at the Meeting, please register with the Inspector of Elections.

Your intermediary must receive your voting instructions in sufficient time for your intermediary to act on them prior to the deadline for the deposit of proxies of 11:59 p.m. (Eastern Daylight Time) Friday, April 28, 2017, or, in the case of any adjournment of the Meeting, not less than 48 hours (excluding Saturdays, Sundays and holidays) prior to the rescheduled Meeting.

Record shareholders

If you are a record shareholder, a Proxy Card is enclosed with this Proxy Statement to enable you to vote, or to appoint a proxyholder to vote on your behalf, at the Meeting.

Whether or not you plan to attend the Meeting, you may vote your Common Shares by proxy by any one of the following methods:

By mail:    Mark, sign and date your Proxy Card and send it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, New York 11717, United States. Broadridge must receive your Proxy Card not later than 11:59 p.m. (Eastern Daylight Time) on April 28, 2017 in order for your vote to be counted. If the Meeting is adjourned or postponed, Broadridge must receive your Proxy Card at least 48 hours, excluding Saturdays, Sundays and holidays, before the rescheduled Meeting.

By telephone:    Call toll free 1-800-690-6903. You will be prompted to provide your 12 digit control number printed below your pre-printed name and address on the Proxy Card. The telephone voting service is available until 11:59 p.m. (Eastern Daylight Time) on April 28, 2017. You may not appoint a person as proxyholder other than the Board nominated proxies named in the Proxy Card when voting by telephone.

Via the Internet:    Go to www.proxyvote.com and follow the instructions on the website prior to 11:59 p.m. (Eastern Daylight Time) on April 28, 2017.

We provide Internet proxy voting to allow you to vote your Common Shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.

If you receive more than one Notice, your Common Shares are registered in more than one name or are registered in different accounts. Please follow the voting instructions on each Notice to ensure that all of your Common Shares are voted.

How do I appoint a proxyholder?

Your proxyholder is the person you appoint to cast your votes on your behalf. You can choose anyone you want to be your proxyholder; it does not have to be either of the persons we have designated in the Proxy Card. Just write in the name of the person you would like to appoint in the blank space provided in the Proxy Card. Please ensure that the person you have appointed will be attending the Meeting and is aware that he or she will be voting your Common Shares. Proxyholders should speak to the Inspector of Elections upon arriving at the Meeting. Please note that the option to appoint your own proxyholder is not available if you vote by telephone or online.

If you sign the Proxy Card without naming your own proxyholder, or, if you vote online or by telephone, you appoint Mr. Papa and Ms. Ackermann as your proxyholders, either of whom will be authorized to vote and otherwise act for you at the Meeting, including any continuation after adjournment of the Meeting.

How will my Common Shares be voted if I give my proxy?

On the Proxy Card, you can indicate how you want your proxyholder to vote your Common Shares, or you can let your proxyholder decide for you by signing and returning the Proxy Card without indicating a voting preference in one or more proposals. If you have specified on the Proxy Card how you want to vote on a particular proposal (by marking, as applicable, FOR, WITHHOLD, AGAINST or ABSTAIN), then your proxyholder must vote your Common Shares accordingly.

If you have not specified how to vote on a particular proposal, then your proxyholder can vote your Common Shares as he or she sees fit. Unless you specify voting instructions, Mr. Papa and Ms. Ackermann, as your proxyholders, will vote your Common Shares as follows:

•	FOR the election of the 10 Director nominees proposed by the Board in this Proxy Statement to serve until the close of the 2018 Annual Meeting of Shareholders;

•

FOR the approval, in an non-binding advisory vote, of the compensation of the Named Executive Officers as disclosed in the CD&A section, executive compensation tables and the accompanying narrative discussions contained in this Proxy Statement;

•

EVERY YEAR for the approval, in an non-binding advisory vote, of the frequency of advisory votes on the compensation of the Named Executive Officers as disclosed in the CD&A section, executive compensation tables and the accompanying narrative discussions contained in this Proxy Statement; and

•

FOR the appointment of PwC as the auditors for the Company to hold office until the close of the 2018 Annual Meeting of Shareholders and the authorization of the Board to fix the auditors’ remuneration.

If I change my mind, can I revoke my proxy once I have given it?

If you are a non-record shareholder, you can revoke your prior voting instructions by providing new instructions on a voting instruction form or proxy form with a later date, or at a later time in the case of voting by telephone or through the Internet. Otherwise, contact your intermediary if you want to revoke your proxy, change your voting instructions or if you change your mind and want to vote in person. Any new voting instructions given to intermediaries in connection with the revocation with proxies must be received in sufficient time to allow intermediaries to act on such instructions prior to the deadline for the deposit of proxies of 11:59 p.m. (Eastern Daylight Time) Friday, April 28, 2017, or at least 48 hours (excluding Saturdays, Sundays and holidays) prior to the time of the Meeting if it is rescheduled. If you choose to provide voting instructions multiple times, only the latest one which is not revoked and is received prior to such deadline will be counted.

If you are a record shareholder, you may revoke any proxy that you have given until the time of the Meeting by voting again by telephone or over the Internet as instructed above, by signing and dating a new Proxy Card and submitting it as instructed above, by giving written notice of such revocation to the Corporate Secretary of the Company at our address, by revoking it in person at the Annual Meeting or by voting by ballot at the Annual Meeting. If you choose to submit a proxy multiple times whether by telephone, over the Internet or by mail, or a combination thereof, only your latest vote, which is not revoked and is received prior to 11:59 p.m. (Eastern Daylight Time) on Friday, April 28, 2017 (or 48 hours, excluding Saturdays, Sundays and holidays, before the Meeting if it is rescheduled) will be counted. A record shareholder participating in person, in a vote by ballot at the Meeting, will automatically revoke any proxy previously given by that shareholder regarding business considered by that vote. However, mere attendance at the Annual Meeting by a record shareholder who has voted by proxy does not revoke such proxy.

What if amendments are made to these proposals or if other matters are brought before the Meeting?

The Proxy Card also gives discretionary authority to proxyholders to vote as the proxyholders see fit with respect to amendments or variations to proposals identified in the Notice of Meeting or other matters that may come before the Meeting whether or not the amendment, variation or other matter that comes before the Meeting is or is not routine and whether or not the amendment, variation or other matter that comes before the Meeting is contested.

As of the date of this Proxy Statement, the Board is not aware of any such amendments, variations or other matters to come before the Meeting. However, if any such changes that are not currently known to the Board should properly come before the Meeting, the Common Shares represented by your proxyholders will be voted in accordance with the best judgment of the proxyholders.

Who is soliciting my proxy?

Management of the Company is soliciting your proxy for use at the Meeting. All associated costs of solicitation will be borne by the Company. It is expected that the solicitation will be primarily by mail, but proxies may also be solicited personally, by advertisement, by telephone, Internet, telegraph, courier service, telecopies or other electronic means by Directors, officers or employees of the Company without special compensation or by the Company’s proxy solicitor, D.F. King Co., Inc. (“D.F. King”) for a fee of $10,000 plus reimbursement of reasonable out-of-pocket expenses. The Company will bear the entire cost of solicitation, including the preparation, assembly, Internet hosting, maintaining a dedicated call line, and printing and mailing the Proxy Statement and form of Proxy Card. The Company will pay those entities holding Common Shares in the names of their beneficial owners, such as brokers, nominees, fiduciaries and other custodians, for their reasonable fees and expenses in forwarding solicitation materials to their beneficial owners and for obtaining their instructions. We anticipate that the Notice and the accompanying Proxy Card will be distributed to shareholders on or about March 23, 2017.

How can I contact the independent Directors and/or the Chairman of the Board?

You may contact the independent directors and/or the Chairman of the Board with the assistance of the Company’s Investor Relations Department. Shareholders or other interested persons can call or send a letter, email or fax to:

Valeant Pharmaceuticals International, Inc.

Investor Relations

2150 Saint Elzear Blvd. West

Laval, Quebec H7L 4A8

Canada

Phone: 514-744-6792

Fax: 514-744-6272

Email: ir@valeant.com

Whom should I contact if I have questions concerning the Proxy Statement or the Proxy Card?

If you have questions concerning the information contained in this Proxy Statement or require assistance in completing the Proxy Card, you may contact Valeant Investor Relations as provided above.

How can I contact the Company’s transfer agent?

You may contact the Company’s transfer agent by mail or by telephone (within Canada and the United States):

CST Trust Company

P.O. Box 700

Station B

Montreal, QC H3B 3K3

Canada

Website: www.canstockta.com

Email: inquiries@canstockta.com

Tel: (for all security transfer inquiries): 1-800-387-0825 or 416-682-3860

Fax: 888-249-6189

PROPOSAL NO. 1

ELECTION OF DIRECTORS

BACKGROUND

The number of Director nominees standing for election at the Meeting is 10. Under the Company’s Articles, Directors are elected annually. Directors elected at the Meeting will hold office until the close of the 2018 Annual Meeting of Shareholders of the Company or until their successors are duly elected or appointed. In an uncontested election, any Director nominee who receives a greater number of votes “withheld” from his or her election than votes “for” such election is required to tender his or her resignation promptly following the vote, which resignation must state that it will become effective upon acceptance by the Board. The Nominating and Corporate Governance Committee shall then consider the offered resignation and make a recommendation to the Board as to whether it should accept such resignation. Thereafter, the Board must decide whether to accept such resignation, and it must promptly disclose its decision via press release. Full details of this policy are set forth in our Corporate Governance Guidelines, available on our website at www.valeant.com (under the tab “About” and under the subtab “Corporate Governance”). Each of the 10 Director nominees has established his or her eligibility and willingness to serve on the Board. Set forth below are the names of the Director nominees together with details about their backgrounds and experience. Also indicated is the number of the Company’s securities beneficially owned, controlled or directed, directly or indirectly, by each of the Director nominees as of February 28, 2017, as well as the aggregate value based on the closing price of our Common Shares on the NYSE on February 28, 2017 of $14.38. You will find for each Director nominee who was on the Board at any time in 2016 a record of attendance at meetings of the Board and the standing committees of the Board on which such Director nominee served from January 1, 2016 to December 31, 2016.

Nine of the 10 Director nominees are independent within the meaning of all applicable securities regulatory and stock exchange requirements in Canada and the U.S. In addition, in accordance with the applicable stock exchange requirements and Board committee charters, all members of the Audit and Risk Committee, the Talent and Compensation Committee and the Nominating and Corporate Governance Committee are independent directors.

Unless otherwise instructed, the designated proxyholders intend to vote FOR the election of the 10 Director nominees proposed by the Board in this Proxy Statement. If, for any reason, at the time of the Meeting any of these Director nominees are unable or unwilling to serve, unless otherwise specified in the signed Proxy Card, it is intended that the designated proxyholders will vote in their discretion for a substitute nominee or nominees.

NOMINATION OF DIRECTORS

The Nominating and Corporate Governance Committee is responsible for identifying individuals qualified to become Directors and recommending such individuals to the Board for nomination for election by the Company’s shareholders.

In making recommendations to the Board for new nominees for election or appointment, the Nominating and Corporate Governance Committee considers the selection criteria approved by the Board from time to time, and such knowledge, experience, skills, expertise and diversity that the Board considers to be necessary for the Board, as a whole, to possess and for each Director to possess. In November 2015, the Board retained Odgers Berndtson, LLC, a third-party search firm, to assist with the recruitment of non-executive Directors. In 2016, the Company paid Odgers Berndtson, LLC $1,351,379 for the recruitment of non-executive Directors and Mr. Papa.

The Nominating and Corporate Governance Committee endeavors to recommend to the Board individuals possessing certain qualities such that the resulting Board will be comprised of a diverse membership. The

Company does not have a Director retirement policy; however, the Nominating and Corporate Governance Committee considers the results of its Director assessment process in determining the nominees to be put forward on a regular basis. The Company has not set term limits for independent directors because it does not believe term limits are necessary to provide for adequate Board renewal. The Nominating and Corporate Governance Committee and the Board, in conducting Director evaluations and nominations, considers the composition of the Board and whether there is a need to include nominees with different skills, experiences and perspectives on the Board. This mechanism has resulted in a reasonable level of Board renewal, such that our current Board is comprised of individuals who have served on our Board or the board of a predecessor of the Company from less than one year to nine years.

The Nominating and Corporate Governance Committee views diversity in a broad context and considers a variety of factors. Upon the recommendation of the Nominating and Corporate Governance Committee, the Board has adopted a formal written diversity policy. The objective of the diversity policy is to require the consideration of a wide range of attributes, competencies, characteristics, experiences and backgrounds, including the number of women on the Board, when considering the composition of the Board in the Director nomination and re-nomination process. The key provisions of the diversity policy emphasize the Company’s view about the benefits of diverse backgrounds and the need to consider diversity in evaluating the needs of the Board. The Nominating and Corporate Governance Committee will oversee and annually evaluate the implementation and effectiveness, both as measured annually and cumulatively, of the diversity policy in conjunction with its Board evaluation and nomination process. The Company has not established a specific target number or date by which to achieve a specific number of women on the Board, as we consider a multitude of factors in determining the best nominee at the time and consider the Company’s objectives and challenges at such time. If all of our Director nominees are elected by shareholders at this Annual Meeting, then 20% of our Directors will be women. For a discussion of the Company’s policy regarding the level of women in executive officer positions, see “Succession Planning” below.

In considering an individual’s experience, the following additional criteria are also considered:

Healthcare and Healthcare Industry Expertise:    The Board values Directors with experience in healthcare and the healthcare industry, including the pharmaceutical, consumer and life science industries who can draw on their functional expertise and industry relationships to assist the Board and management in executing the Company’s strategy.

International Business Experience:    To complement the Company’s multinational and cross-border operations, the Board seeks to have Directors with a global business perspective who can assist the Board and management in successfully navigating the business, political, legal and regulatory environments in the countries in which the Company conducts, or seeks to conduct, its business.

Financial Literacy:    The Board believes that it is important for its Directors to possess significant financial reporting, compliance and accounting expertise. Among other functions, the Board and the Audit and Risk Committee have oversight responsibility with respect to the quality and integrity of the Company’s financial statements, the internal and external audit functions, and internal control over financial reporting and disclosure controls and procedures. It is therefore important that Directors are financially knowledgeable.

Corporate Governance Experience:    The Board is responsible for the stewardship of the Company and supervising its management, business and affairs, in addition to being responsible for adopting and monitoring the Company’s corporate governance guidelines and policies. In order to carry out these responsibilities, it is important that the Board be comprised of individuals who understand corporate governance issues, the various constituencies interested in such issues, and have a proven track record of sound business judgment, integrity and high ethical standards. Many of the Company’s Director nominees have experience serving on public company boards in multiple jurisdictions, including the United States and Canada.

Executive Leadership:    The Board believes that it is important for its Directors to possess strong management experience at senior corporate levels. It is important that the Board be comprised of individuals who have held senior management positions with companies or business entities who have experience with mergers, acquisitions and strategic business transactions and who have a strong background in implementing, managing and overseeing strategic planning and business development initiatives. A number of the Company’s Director nominees possess extensive leadership experience and have held a number of senior management and leadership positions with global organizations.

Submitting Director Recommendations to the Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee will also consider recommendations for Director nominees submitted by the Company’s shareholders. Shareholders who desire to have the Nominating and Corporate Governance Committee consider their recommendations for nominees for Director should submit their submission in writing to the Nominating and Corporate Governance Committee, attention: Chairperson. Recommendations made by shareholders in such manner will undergo the same evaluation as other Board recommended nominees. For more detailed information on this evaluation process, please refer to the charter of the Nominating and Corporate Governance Committee (the “Nominating and Corporate Governance Committee Charter”) which is available on the Company’s website at www.valeant.com (under the tab “About” and under the subtab “Corporate Governance”). For additional information regarding the standards for nominees to the Board, please refer to our Corporate Governance Guidelines.

In order for a shareholder’s Director nominee to be included in the management proxy circular and proxy statement as a nominee for an Annual Meeting of Shareholders, such shareholder’s nomination must satisfy the criteria and procedures prescribed under the British Columbia Business Corporations Act (“BCBCA”) and in the Company’s Articles. For additional information regarding the deadlines and procedures for submitting such nominations for the 2018 Annual Meeting of Shareholders, please see the discussion below under “Shareholder Proposals and Director Nominations for the 2018 Annual Meeting of Shareholders” below.

NOMINEES FOR ELECTION TO THE BOARD

Each of the proposed Director nominees is an incumbent Director. Mr. DeSchutter and Ms. Kavanagh were not elected at last year’s annual meeting but were appointed to the Board in January 2017 and July 2016, respectively. Messrs. Ackman and Fraidin were elected at last year’s annual meeting and have announced that they are not standing for reelection at the 2017 Annual Meeting. Additionally, Mr. Ingram was elected at the 2016 Annual Meeting and is not standing for reelection at the 2017 Annual Meeting. Each Director nominee elected at the 2017 Annual Meeting will hold office until the close of the 2018 Annual Meeting of Shareholders or until his or her successor is duly elected or appointed, or until such Director’s earlier resignation or removal.

We would like to thank Messrs. Ingram, Ackman and Fraidin for their service as Directors, and appreciate the support and guidance that they have provided during a challenging time. Serving on the Board of a company undergoing a transformation requires a significant commitment.

The voting results from last year’s election of Directors for each candidate who was elected are as follows:

Name	For	Percentage of Votes Cast	Withheld	Broker Non-Votes
William A. Ackman	198,528,445	98.6	2,803,967	61,983,675
Dr. Frederic N. Eshelman	197,044,996	98.1	3,787,416	61,983,675
Stephen Fraidin	198,643,367	98.9	2,189,045	61,983,675
D. Robert Hale	196,991,641	98.1	3,840,771	61,983,675
Robert A. Ingram	185,459,606	92.4	15,372,806	61,983,675
Dr. Argeris (Jerry) N. Karabelas	198,470,956	98.8	2,361,456	61,983,675
Joseph C. Papa	195,388,625	97.3	5,443,787	61,983,675
Robert N. Power	187,469,060	93.3	13,369,352	61,983,675
Russel C. Robertson	198,700,104	98.9	2,132,308	61,983,675
Thomas W. Ross, Sr.	198,249,663	98.7	2,582,749	61,983,675
Amy B. Wechsler, M.D.	198,488,329	98.8	2,344,083	61,983,675

The following narrative provides details about each of the Director nominees’ background and experience and summarizes the specific attributes, competencies and characteristics that led to the Nominating and Corporate Governance Committee’s and the Board’s determination to nominate such individual as a Director for election by the shareholders at the Meeting. In addition, the narrative lists the number of meetings of the Board or applicable committee each Director nominee, who was a Director of the Company in 2016, attended in 2016 and lists the directorships of public companies held by the nominees during the past five years other than the Company. The narrative also sets out the number of securities of the Company each Director nominee beneficially owned, controlled or directed, directly or indirectly, as of February 28, 2017 (unless otherwise indicated), as well as the aggregate value based on the closing price of our stock on the NYSE on February 28, 2017 of $14.38. The Company’s Board recently adopted a change to the Company’s Director’s share ownership requirement to align with the Company’s expanded peer group. Under the Company’s new Director share ownership guidelines, each non-employee Director is expected to hold or control Common Shares, vested, restricted or deferred share units or a combination thereof, having a market value at least equal to five (5) times the annual Board cash retainer not later than the fifth anniversary of his or her election or appointment to the Board or, for individuals who were Directors on May 30, 2012, not later than May 30, 2017. The annual cash retainer of the Board is currently at $100,000 per year (or a current aggregate amount of $500,000 at the fifth anniversary of Director’s election or appointment to the Board). Please see “Director Compensation” below. The number of options, as set out below, indicates options previously awarded to eligible participants under our stock option plans (the “Options”). Non-management Directors do not receive stock options. From 2005 through May 2011, non-management Directors received deferred share units (“DSUs”). On May 17, 2011, non-management Directors began receiving restricted share units (“RSUs”) rather than DSUs. Information for each Director nominee as to securities beneficially owned, controlled or directed, directly or indirectly, is not within our knowledge and therefore has been provided by each Director nominee.

Mr. DeSchutter has been serving on the Board since January 2017. Prior to his retirement, Mr. DeSchutter served as the Chairman and Chief Executive Officer (“CEO”) of DuPont Pharmaceuticals Company from July 2000 until its acquisition by Bristol-Myers Squibb in October 2001. Mr. DeSchutter was also a director and Chief Administrative Officer of Pharmacia Corporation, which was created through the merger of Monsanto Company and Pharmacia & Upjohn in 2000. Prior to the merger, Mr. DeSchutter was a director, Vice Chairman and Chief Administrative Officer for Monsanto. From 1995 to 1999, he served as Chairman and CEO of G.D. Searle & Co., Monsanto’s wholly owned pharmaceutical subsidiary. Mr. DeSchutter currently serves as a director of AuVen Therapeutics and Applied Silver, Inc. He was previously Chairman of Navicure, Inc. (2002 to 2016); Incyte Corporation (2003 to 2015); Sprout Pharmaceuticals, Inc. (“Sprout”) (2011 to 2015); Durata Therapeutics Inc. (2012 to 2014); and Lead Independent Director (2011 to 2014) and director (2001 to 2014) of Smith & Nephew plc. Mr. DeSchutter earned a Bachelor of Science degree (1963) and a Master of Science Degree (1965) in Chemical Engineering from the University of Arizona.

Director Qualifications:

The Board has determined that Mr. DeSchutter’s many years of experience in senior management and board positions of publicly-traded companies, as well as his extensive insight and knowledge of the pharmaceutical industry and healthcare related issues qualify him to serve as a member of the Board and the committee on which he sits.

Mr. Richard U. DeSchutter

Arizona, USA

Age 76

Independent

14,0001 Shares Beneficially Owned — $201,320

11,190 RSUs (comprised of 0 vested RSUs — $0 and 11,190 unvested RSUs — $160,912)

No Options

No DSUs

Total Equity Value at Risk2: $201,320, representing 40% of the Company’s current aggregate amount of $500,000 required under the share ownership guidelines for non-management Directors and 201% of the Director’s annual retainer. Mr. DeSchutter has until January 2022 to achieve the expected minimum equity ownership under the share ownership guidelines.

2016 Meeting Attendance:

Board — N/A. Mr. DeSchutter was appointed to the Board on January 2, 2017.

[1]	Included in this number are an additional 10,000 Common Shares which were purchased on March 15, 2017.
[2]

The Total Equity Value at Risk calculation for each Director includes only beneficially owned Common Shares and owned and vested RSUs and DSUs for the relevant Director and does not include the value of any options or unvested share units.

Dr. Eshelman has been serving on the Board since March 2016 and has more than 35 years of strategic development, executive, operational and financial leadership experience in the pharmaceutical and healthcare industries. He is the founder and principal of Eshelman Ventures, LLC, an investment company focused on the healthcare industry. From July 2009 to July 2014, Dr. Eshelman served as the Chairman of Furiex Pharmaceuticals, Inc., a drug development company that collaborated with pharmaceutical and biotechnology companies to increase the value of their drug candidates by applying an accelerated approach to drug development. He was the founder and former CEO and Executive Chairman of Pharmaceutical Product Development, Inc., a global contract pharmaceutical research organization providing drug discovery, development and lifecycle management services from July 2009 to December 2011. Dr. Eshelman currently serves as Chairman of The Medicines Company.

Director Qualifications:

The Board has determined that Dr. Eshelman’s experience as a CEO of a publicly-traded company, where he demonstrated leadership capability and extensive knowledge of the pharmaceutical industry and complex financial and operational matters facing large organizations and his breadth of experience in corporate governance qualify him to serve as a member of the Board and the committees on which he sits.

Dr. Fredric N. Eshelman

North Carolina, USA

Age 68

Independent

1,070 Shares Beneficially Owned — $15,387

16,726 RSUs (comprised of 0 vested RSUs — $0 and 16,726 unvested RSUs — $240,520)

No Options

No DSUs

Total Equity Value at Risk: $15,387, representing 3% of the Company’s current aggregate amount of $500,000 required under the share ownership guidelines for non-management Directors and 15% of the Director’s annual retainer. Dr. Eshelman has until March 2021 to achieve the expected minimum equity ownership under the share ownership guidelines.

2016 Meeting Attendance:

Board — 23/24;

Conduct and Compliance Committee — 3/3;

Finance and Transactions Committee — 4/4;

Talent and Compensation Committee — 3/3.

Mr. Hale has been serving on the Board since August 2015. He is a Partner of ValueAct Capital Management, L.P. (“ValueAct Capital”), a governance-oriented investment fund which invests in a concentrated portfolio of public companies and works collaboratively with management and the board of directors on matters such as strategy, capital structure, M&A and talent management. During his tenure at ValueAct Capital as a Partner, and formerly as a Vice President and Associate, Mr. Hale has worked on investments in the pharmaceutical, medical device, information technology and business services industries. Prior to joining ValueAct Capital in January 2011, Mr. Hale was a Principal with The Parthenon Group, a strategy consultancy firm, working with corporate and private equity clients in industries such as investment management, media, education and retail in both the Boston and Mumbai offices of Parthenon’s strategic consulting practice. He also worked in an investment role at Parthenon’s long-short public equity vehicle, Strategic Value Capital. Mr. Hale is a former director of MSCI, Inc.

Director Qualifications:

The Board has determined that Mr. Hale’s in-depth knowledge of complex financial and global capital market issues, his proven leadership experience in investment and governance positions and his extensive knowledge of financial and operational matters qualify him to serve as a member of the Board and the committees on which he sits.

Mr. D. Robert Hale

California, USA

Age 32

Independent

17,997,2243 Shares Beneficially Owned —$258,800,081 (for details of Mr. Hale’s beneficial ownership, please see “Ownership of Management”)

16,726 RSUs (comprised of 0 vested RSUs — $0 and 16,726 unvested RSUs — $240,520)

No Options

No DSUs

Total Equity Value at Risk: for this purpose, attributing the foregoing Common Shares beneficially owned to Mr. Hale, $258,800,081, representing 51,726% of the Company’s current aggregate amount of $500,000 required under the share ownership guidelines for non-management Directors and 258,800% of the Director’s annual retainer.

2016 Meeting Attendance:

Board — 31/31;

Audit and Risk Committee — 9/9;

Finance and Transactions Committee — 4/4;

Talent and Compensation Committee — 13/13.

[3]	Included in this number are an additional 3,000,000 Common Shares which were purchased on March 14, 2017.

Dr. Karabelas has been serving on the Board since June 2016. Since December 2001, Dr. Karabelas has been a Partner at Care Capital, LLC (“Care Capital”), a life sciences venture firm with $500M under management. Prior to his work at Care Capital, from July 2000 to September 2001, Dr. Karabelas was the founder and Chairman at Novartis BioVenture Fund. Dr. Karabelas served as Head of Healthcare and CEO of Worldwide Pharmaceuticals for Novartis Pharma AG from 1998 to 2000, with responsibilities for Novartis Pharma, Ciba Vision, Generics and strategic and operational leadership of research and development. Prior to joining Novartis, Dr. Karabelas was Executive Vice President of SmithKline Beecham responsible for U.S. and European operations, regulatory and strategic marketing. Dr. Karabelas has served on numerous boards of pharmaceutical and therapeutics companies, including Renovo, plc, Vanda Pharmaceuticals, Inc., NitroMed, Inc., Inotek Pharmaceuticals Corporation and SkyePharma, plc. Since May 2015 has served as a board member of REGENEXBIO Inc. He has served as a director of Inotek Pharmaceuticals Corporation since July 2012 and is currently Chairman, however, his term as director expires in June 2016 and he is not standing for reelection. Dr. Karabelas also served as a board member of Human Genome Sciences from 2003 to 2013. He is currently Chairman of Polyphor, LTD and, since 2015, is a board member of Braeburn Pharmaceuticals, Inc.

Director Qualifications:

The Board has determined that Dr. Karabelas’ many years of experience in senior management positions, his strong knowledge of strategic and regulatory issues, his insight into international operations and his international perspective on the pharmaceutical industry and healthcare related issues qualify him to serve as a member of the Board.

Dr. Argeris (Jerry) N. Karabelas

New Hampshire, USA

Age 64

Independent

4,000 Shares Beneficially Owned — $57,520

16,726 RSUs (comprised of 0 vested RSUs — $0 and 16,726 unvested RSUs — $240,520)

No Options

No DSUs

Total Equity Value at Risk: $57,520, representing 12% of the Company’s current aggregate amount of $500,000 required under the share ownership guidelines for non-management Directors and 58% of the Director’s annual retainer. Dr. Karabelas has until June 2021 to achieve the expected minimum equity ownership under the share ownership guidelines.

2016 Meeting Attendance:

Board — 6/6;

Finance and Transactions Committee — 4/4;

Talent and Compensation Committee — 3/3.

Ms. Kavanagh has been serving on the Board since July 2016. From June 2011 through May 2016, she served as a Commissioner and since 2014 as Chair of the audit committee, at the Ontario Securities Commission. She is currently a director of Hudbay Minerals Inc. (chair of audit committee) and a Trustee of WPT Industrial REIT (chair of compensation and governance committee). In addition to her public company directorships, she is a director at the American Stock Transfer & Trust Company LLC (chair of audit committee) and the Canadian Stock Transfer Company, a director of Sustainable Development Technology Canada (chair of audit and investment committee), and a director of Canadian Tire Bank. Between 1999 and 2010, Ms. Kavanagh served in various senior investment banking roles at Scotia Capital Inc., including Vice-Chair and Co-Head of Diversified Industries Group, Head of Equity Capital Markets, Head of Investment Banking. Prior to Scotia Capital, she held several senior financial positions with operating companies. She started her career as an investment banker with a bulge bracket firm in New York. Ms. Kavanagh graduated from Harvard Business School with a Masters of Business Administration and received a Bachelor of Arts degree in Economics from Williams College. She completed the Directors Education Program at the Institute of Corporate Directors in May 2011.

Director Qualifications:

The Board has determined that Ms. Kavanagh’s extensive experience of complex financial and capital market issues at various banking institutions, and her in-depth knowledge of financial and operational matters qualify her to serve as a member of the Board and the committee on which she sits.

Ms. Sarah B. Kavanagh

Toronto, Canada

Age 60

Independent

0 Shares Beneficially Owned

14,458 RSUs (comprised of 0 vested RSUs — $0 and 14,458 unvested RSUs — $207,906)

No Options

No DSUs

Total Equity Value at Risk: $0, representing 0% of the Company’s current aggregate amount of $500,000 required under the share ownership guidelines for non-management Directors and 0% of the Director’s annual retainer. Ms. Kavanagh has until July 2021 to achieve the expected minimum equity ownership under the share ownership guidelines.

2016 Meeting Attendance:

Board — 5/5;

Audit and Risk Committee — 7/8;

Nominating and Corporate Governance Committee — 1/1.

Mr. Papa has been our Chairman of the Board and CEO since May 2016. Mr. Papa has more than 35 years of experience in the pharmaceutical, healthcare and specialty pharmaceutical industries, including 20 years of branded prescription drug experience. He served as the CEO of Perrigo Company plc (“Perrigo”) since 2006 and was appointed as its Chairman in 2007. He resigned from all positions at Perrigo in April, 2016. Prior to joining Perrigo, Mr. Papa served from December 2004 to October 2006 as Chairman and CEO of the Pharmaceutical and Technologies Services segment of Cardinal Health, Inc. From 2001 to 2004, he served as President and Chief Operating Officer of Watson Pharmaceuticals, Inc. (“Watson”). Prior to joining Watson, Mr. Papa has also held management positions at DuPont Pharmaceuticals, Pharmacia/Searle and Novartis AG. Mr. Papa has been a director of Smith & Nephew, a developer of advanced medical devices, since August 2008.

Director Qualifications:

The Board has determined that Mr. Papa’s extensive experience as a chief executive officer of a public company, where he demonstrated leadership capability and extensive knowledge of complex financial and operational issues facing large organizations, and his understanding of operations and financial strategy in challenging environments qualify him to serve as a member of the Board. Additionally, Mr. Papa’s knowledge of the pharmaceutical industry and business, combined with his drive for innovation and excellence, position him well to serve as the Chairman of the Board.

Mr. Joseph C. Papa

New Jersey, USA

Age 61

Not Independent

202,000 Shares Beneficially Owned — $2,904,760

373,367 RSUs (comprised of 0 vested RSUs — $0 and 373,367 unvested RSUs — $5,369,017)

682,652 Options

No DSUs

Total Equity Value at Risk: $2,904,760, based on the value of the Common Shares beneficially owned by Mr. Papa or $2,904,760 including all vested RSUs (but excluding all options), representing 58% of the $5 million worth of Common Shares he is contractually committed to purchase no later than one year following the date he joined the Company.

2016 Meeting Attendance:

Board — 10/10.

Mr. Power has been serving on the Board since August 2008. Mr. Power was a faculty member at The Wharton School of Business, University of Pennsylvania, where he taught multinational marketing from 2009 to 2011. Mr. Power has over 25 years’ experience working in the pharmaceutical and biotechnology industry through a number of leadership positions with Wyeth beginning in 1985 through 2007, including Director — New Product Development, Managing Director — U.K./Ireland, Vice President — Global Marketing, President — Europe, Middle East, Africa, President — International and Executive Vice President — Global Business Operations. Mr. Power also has completed the Director Professionalism course offered by the National Association of Corporate Directors.

Director Qualifications:

The Board has determined that Mr. Power’s extensive experience in the pharmaceutical industry and international business is a valuable contribution to the Board. In addition, his experience in general management, strategic planning, working with R&D organizations, business development, product marketing, merging and streamlining of organizations and his demonstrated leadership in a multi-billion dollar business qualify Mr. Power as a member of the Board and the committees on which he sits.

Mr. Robert N. Power

Pennsylvania, USA

Age 60

Independent

6,601 Shares Beneficially Owned — $94,922

26,221 RSUs (comprised of 9,495 vested RSUs — $136,538 and 16,726 unvested RSUs — $240,520)

No Options

No DSUs

Total Equity Value at Risk: $231,460, representing 46% of the Company’s current aggregate amount of $500,000 required under the share ownership guidelines for non-management Directors and 231% of the Director’s annual retainer. Mr. Power has until May 2017 to achieve the expected minimum equity ownership under the share ownership guidelines. He satisfied the minimum equity ownership requirement in August 2016, but at the date of this Proxy Statement he does not satisfy the requirement due to the decline in the price of our Common Shares. Mr. Power has an additional 16,726 RSUs that are expected to vest by May 2017, in which case, using the reference price of $14.38 per Common Share, his Total Equity Value at Risk would be $471,980, representing 94% of the required share ownership amount.

2016 Meeting Attendance:

Board — 31/31;

Audit and Risk Committee — 18/18;

Nominating and Corporate Governance Committee — 13/13;

Sustainability and Environmental Subcommittee4 — 1/1;

Talent and Compensation Committee — 10/10.

[4]	The Sustainability and Environmental Subcommittee was dissolved in June 2016 and its duties and responsibilities were absorbed by the Nominating and Corporate Governance Committee.

Mr. Robertson has been serving on the Board since June 2016. He served as Executive Vice President and Head, Anti-Money Laundering, at BMO Financial Group (“BMO”), a diversified financial services organization from July 2013 to August 2016. Prior to that role, he served as Executive Vice President, Business Integration, at BMO Financial Group, and as Vice Chair at BMO Financial Corp. since March 2011. He joined BMO as interim Chief Financial Officer (“CFO”), BMO Financial Group in March 2008 and was appointed CFO, BMO Financial Group in August 2009. Before joining BMO, he spent over 35 years as a Chartered Public Accountant. In this capacity, he held various senior positions with a number of major accounting firms, including holding the positions of Vice Chair, Deloitte & Touche LLP in Toronto, Canada, from 2002 to 2008, and Canadian Managing Partner, Arthur Andersen LLP, from 1994 to 2002. Mr. Robertson holds a Bachelor of Arts degree (Honours) from the Ivey School of Business at the University of Western Ontario. Since June 2012, Mr. Robertson has served on the board of Turquoise Hill Resources. He was on the board of Virtus Investment Partners, Inc. from May 2013 to August 2016.

Director Qualifications:

The Board has determined that Mr. Robertson’s extensive experience of complex financial matters at Deloitte & Touche LLP and Arthur Andersen LLP, in-depth knowledge of financial and accounting matters and leadership capabilities in senior finance positions qualify him to serve as a member of the Board.

Mr. Russel C. Robertson

Toronto, Canada

Age 69

Independent

0 Shares Beneficially Owned

20,738 RSUs (comprised of 4,012 vested RSUs — $57,693 and 16,726 unvested RSUs —$240,520)

No Options

No DSUs

Total Equity Value at Risk: $57,693, representing 12% of the Company’s current aggregate amount of $500,000 required under the share ownership guidelines for non-management Directors and 58% of the Director’s annual retainer. Mr. Robertson has until June 2021 to achieve the expected minimum equity ownership under the share ownership guidelines.

2016 Meeting Attendance:

Board — 6/6;

Audit and Risk Committee — 9/9;

Conduct and Compliance Committee — 1/1;

Nominating and Corporate Governance Committee — 2/2.

Mr. Ross has been serving on the Board since March 2016 and was appointed our Lead Independent Director in June 2016. He has served as the President of Volcker Alliance since July 2016 and is President Emeritus of the University of North Carolina (“UNC”) having served as President from January 2011 to January 2016. He currently serves as the Sanford Distinguished Fellow in Public Policy at the Duke University Sanford School of Public Policy. Prior to becoming President of the UNC system, Mr. Ross served as President of Davidson College, Executive Director of the Z. Smith Reynolds Foundation, director of the North Carolina Administrative Office of the Courts, a Superior Court judge, chief of staff to U.S. Congressman Robin Britt, a member of the Greensboro, NC law firm Smith, Patterson, Follin, Curtis, James & Harkavy and as an Assistant Professor of Public Law and Government at UNC Chapel Hill’s School of Government.

Director Qualifications:

The Board has determined that Mr. Ross’s demonstrated leadership in senior management positions, extensive experience with corporate governance responsibilities and complex knowledge of legal, compliance and operational issues qualify him to serve as a member of the Board and the committees on which he sits.

Mr. Thomas W. Ross, Sr.

North Carolina, USA

Age 66

Independent

9,000 Shares Beneficially Owned — $129,420

17,822 RSUs (comprised of 1,096 vested RSUs — $15,760 and 16,726 unvested RSUs — $240,520)

No Options

No DSUs

Total Equity Value at Risk: $145,180, representing 29% of the Company’s current aggregate amount of $500,000 required under the share ownership guidelines for non-management Directors and 145% of the Director’s annual retainer. Mr. Ross has until March 2021 to achieve the expected minimum equity ownership under the share ownership guidelines.

2016 Meeting Attendance:

Board — 22/24;

Conduct and Compliance Committee — 3/3;

Nominating and Corporate Governance Committee — 6/6.

Dr. Wechsler has been serving on the Board since June 2016. She has been a practicing dermatologist in New York City since 2005. Dr. Wechsler is the author of The Mind-Beauty Connection, published by Simon & Schuster in 2008. She is board certified in both dermatology and psychiatry and is also an Adjunct Clinical Professor in Psychiatry at the Weill Cornell Medical College. As an expert on skin health, Dr. Wechsler serves as an advisor for Chanel Skin Care and is also a certified trainer and well-known KOL Speaker, qualified to teach physicians and other medical professionals in the use of various dermatological products. Dr. Wechsler is an active member of several medical professional organizations, including the American Academy of Dermatology; the American Psychiatric Association; the American Academy of Child and Adolescent Psychiatry; the Independent Doctors of New York; The Physicians Scientific Society; and The Skin Cancer Foundation. Dr. Wechsler completed her residency in psychiatry and a fellowship in child and adolescent psychiatry at New York Presbyterian Hospital’s Payne Whitney Clinic. She also completed a residency in dermatology at SUNY Downstate Medical Center.

Director Qualifications:

The Board has determined that Dr. Wechsler’s many years of experience as a board-certified dermatologist and psychiatrist, her strong knowledge of medical products to assist patients with their medical needs and her insight into the medical field and pharmaceutical industry and healthcare related issues qualify her to serve as a member of the Board.

Amy B. Wechsler, M.D.

New York, USA

Age 47

Independent

0 Shares Beneficially Owned

19,690 RSUs (comprised of 2,964 vested RSUs — $42,622 and 16,726 unvested RSUs — $240,520)

No Options

No DSUs

Total Equity Value at Risk: $42,622, representing 9% of the Company’s current aggregate amount of $500,000 required under the share ownership guidelines for non-management Directors and 43% of the Director’s annual retainer. Dr. Wechsler has until June 2021 to achieve the expected minimum equity ownership under the share ownership guidelines.

2016 Meeting Attendance:

Board — 5/6;

Conduct and Compliance Committee — 2/3;

Talent and Compensation Committee — 2/3.

None of the Directors or Director nominees were selected for nomination at this year’s Annual Meeting pursuant to any arrangement or understanding. None of the Directors or Director nominees are related by blood, marriage or adoption to one another or to any Named Executive Officer of the Company.

Cease Trade Orders

From March 31, 2016 to April 29, 2016, all of our then current Directors and our then current CEO and CFO were subject to a customary management cease-trade order issued by the Autorité des marchés financiers (the “AMF”), our principal securities regulator in Canada, pending the filing of our audited annual financial statements for the year ended December 31, 2015, the related management’s discussion and analysis, certificates of our then current CEO and CFO and our 2015 Form 10-K. From May 17, 2016 to June 8, 2016, all of our then current Directors, our current CEO and then current CFO were subject to a similar order issued by the AMF pending filing of our interim consolidated financial statements for the quarter ended March 31, 2016, the related management’s discussion and analysis and certificates of our CEO and then current CFO. Both these orders prohibited the affected individuals from, directly or indirectly, trading in or acquiring any of our securities during those periods, but did not affect the ability of our other shareholders to trade in our securities.

STATEMENT OF CORPORATE GOVERNANCE PRACTICES

The Board is committed to sound and effective corporate governance practices with the goal of ensuring the Company’s financial strength and overall business success. Our governance practices are periodically assessed against those practices suggested by recognized governance authorities and are designed to maintain alignment with shareholder interests and key governance best practices.

Director Independence

The Board believes that in order to be effective our Board must be able to operate independently of management. As described in our Corporate Governance Guidelines available on our website at www.valeant.com (under the tab “About” and under the subtab “Corporate Governance”), a sufficient number of Directors must satisfy the applicable tests of independence, such that the Board complies with all independence requirements under applicable corporate and securities laws and stock exchange requirements applicable to the Company. The Corporate Governance Guidelines further provide that the Nominating and Corporate Governance Committee, as well as the Board, reviews the relationships that each Director has with the Company in order to satisfy itself that these independence criteria have been met. On an annual basis, as part of our disclosure procedures, all Directors complete a questionnaire pertaining to, among other things, share ownership, family and business relationships and Director independence standards. The Board must then disclose in the Company’s annual management proxy circular and proxy statement the identity of each of the independent directors and the basis for the Board’s determination for each of the Directors who are not independent.

The Board is currently comprised of 13 members. The Board has determined that 12 of our 13 current Directors (or 92%) are “independent directors” within the meaning of applicable regulatory and stock exchange requirements in Canada and the United States, as none of them have a material relationship with the Company that could interfere with their exercise of independent judgment. The 12 independent directors currently on the board are: Mr. Ross (Lead Independent Director), Mr. Ackman, Mr. DeSchutter, Dr. Eshelman, Mr. Fraidin, Mr. Hale, Mr. Ingram, Dr. Karabelas, Ms. Kavanagh, Mr. Power, Mr. Robertson and Dr. Wechsler. If each of the Director nominees is elected at the 2017 Annual Meeting, the Board will be comprised of 10 Directors, nine of whom will be independent directors. In rendering its determination regarding Director independence, the Board considered that in 2014, Dr. Wechsler entered into a consulting agreement with the Company to be a member of the aesthetics steering committee which advised management of the Company, for which she was paid approximately $33,000 in the aggregate for 2014 and 2015. On April 25, 2016, Mr. Papa entered into an employment agreement with the Company as its Chairman of the Board and CEO and for this reason, he will not be an independent director and will not be eligible to serve on the Audit and Risk Committee, the Talent and Compensation Committee or the Nominating and Corporate Governance Committee.

None of our current Directors or Director nominees has entered into service or similar contracts with us, with the exception of Mr. Papa, who has entered into an employment agreement with us as our Chairman of the Board and CEO.

The table below sets forth each current Director’s membership on our standing Board committees.

	Audit and Risk Committee	Talent and Compensation Committee	Nominating and Corporate Governance Committee	Conduct and Compliance Committee(1)	Finance and Transactions Committee
William A. Ackman					✓*
Richard U. DeSchutter		✓	✓
Dr. Fredric N. Eshelman				✓	✓
Stephen Fraidin		✓		✓
D. Robert Hale	✓	✓			✓
Robert A. Ingram			✓
Dr. Argeris (Jerry) N. Karabelas		✓*			✓
Sarah B. Kavanagh	✓		✓
Joseph C. Papa(2)
Robert N. Power	✓		✓*
Russel C. Robertson	✓*			✓
Thomas W. Ross, Sr.			✓	✓*
Amy B. Wechsler, M.D.		✓		✓

Notes:

*	Indicates Chairperson of the Board committee

(1)	Committee was established on April 15, 2016

(2)	Chairman of the Board

Board Leadership Structure

The Board believes that the most effective Board leadership structure for the Company at the present time is for the CEO to serve as Chairman of the Board in conjunction with the appointment of a Lead Independent Director as described below. Combining the positions of Chairman and CEO provides the Company with decisive and effective leadership. The Board believes that Mr. Papa’s in-depth knowledge of the Company’s operations and his vision for its development make him the best qualified person to serve as both Chairman and CEO. Because the CEO is ultimately responsible for the day-to-day operation of the Company and for executing the Company’s strategy, and because the performance of the Company is an integral part of Board deliberations, the Board believes that Mr. Papa is the Director most qualified to act as Chairman of the Board. The Board also believes that its existing corporate governance practices achieve independent oversight and management accountability.

The Company’s Corporate Governance Guidelines provide that if the Chairman is not independent, then the Board shall appoint a Lead Independent Director. The Chairman, if independent, or the Lead Independent Director if the Chairman is not independent, will assume the responsibilities set forth in the Company’s Position Description for the Lead Independent Director, which is posted on the Company’s website. These responsibilities include: (i) fostering processes that allow the Board to function independently of management and encouraging open and effective communication between the Board and management of the Company; (ii) providing input to the Chairman on behalf of the independent directors with respect to Board agendas; (iii) presiding at all meetings of the Board at which the Chairman is not present, as well as regularly scheduled executive sessions of independent directors; (iv) in the case of a conflict of interest involving a Director, if appropriate, asking the conflicted Director to leave the room during discussion concerning such matter and, if appropriate, asking such Director to recuse him or herself from voting on the relevant matter; (v) communicating with the Chairman and the CEO, as appropriate, regarding meetings of the independent directors and resources and information necessary for the Board to effectively carry out its duties and responsibilities; (vi) serving as liaison between the Chairman and the independent directors; (vii) being available to Directors who have concerns that cannot be addressed through the Chairman; (viii) having the authority to call meetings of the independent directors; and (ix) performing other functions as may reasonably be requested by the Board or the Chairman. The Board annually appoints a Lead Independent Director, who will assume the responsibilities set forth in the Company’s Position Description for the Lead Independent Director. Our independent directors have appointed Mr. Ross as the Lead Independent Director.

Meetings of Independent Directors

The independent directors currently meet in executive sessions at a majority of the regularly scheduled Board meetings. From January 1, 2016 to December 31, 2016, independent directors held an executive session at four of the six regularly scheduled Board meetings and at 11 of the 25 ad hoc Board meetings.

Meetings of the Board

The Board meets regularly, at least four times per year. Additional meetings can be called when necessary. The Board meets annually to review our strategic plan. From January 1, 2016 to December 31, 2016, the Board had six regularly scheduled meetings and 25 ad hoc meetings to review specific matters. All agendas of the meetings are set by the Chairman of the Board in consultation with the Board committee Chairpersons, as necessary.

As required under the Articles of the Company, in order to transact business at any Board meeting, at least fifty percent of the Directors in office must be present. All meetings of the Board between January 1, 2016 and December 31, 2016 had fifty percent or more of Directors participating.

In 2016, the Board had five standing committees: Audit and Risk Committee, Talent and Compensation Committee, Nominating and Corporate Governance Committee, Conduct and Compliance Committee (established on April 15, 2016) and Finance and Transactions Committee. In addition, the Board established the Ad Hoc Committee on October 25, 2015 and this committee was dissolved April 5, 2016. In February 2015, the Board established the Sustainability and Environmental Subcommittee (a subcommittee of the Nominating and Corporate Governance Committee) and dissolved such Subcommittee on June 15, 2016. The duties and responsibilities of such Subcommittee were absorbed by the Nominating and Corporate Governance Committee. Additionally, the Board established the Special Independent Committee in 2009, and this committee was dissolved on June 15, 2016. Directors are expected to attend and participate in substantially all meetings of the Board and of committees on which they serve. The attendance records at Board and meetings of the committees for each Director who was a Director of the Company from January 1, 2016 to December 31, 2016 are set forth below. Mr. DeSchutter was appointed as a Director on January 2, 2017 and was not a Director of the Company in 2016.

	Board 31 Meetings		Audit and Risk Committee 24 Meetings		Talent and Compensation Committee 13 Meetings		Nominating and Corporate Governance Committee 13 Meetings		Sustainability and Environmental Subcommittee 1 Meetings(1)		Conduct and Compliance Committee 3 Meetings(2)		Finance and Transactions Committee 4 Meetings		Overall
Director	#	%	#	%	#	%	#	%	#	%	#	%	#	%	#	%
William A. Ackman(3)	20/20	100%	—	—	—	—	—	—	—	—	—	—	4/4	100%	24	100%
Dr. Frederic N. Eshelman(4)	24/24	100%	—	—	3/3	100%	—	—	—	—	—	—	4/4	100%	31	100%
Ronald H. Farmer(5)	25/25	100%	—	—	10/10	100%	10/10	100%	—	—	—	—	—	—	45	100%
Stephen Fraidin(6)	24/24	100%	—	—	3/3	100%	—	—	—	—	3/3	100%	—	—	30	100%
Colleen A. Goggins(7)	23/25	92%	—	—	—	—	10/10	100%	1	100%	—	—	—	—	34	94%
D. Robert Hale	31	100%	9/9	100%	13	100%	—	—	—	—	—	—	4/4	100%	57	100%
Robert A. Ingram	31	100%	—	—	—	—	13	100%	—	—	—	—	—	—	44	100%
Dr. Argeris (Jerry) N. Karabelas(8)	6/6	100%	—	—	3/3	100%	—	—	—	—	—	—	4/4	100%	13	100%
Sarah B. Kavanagh(9)	5/5	100%	7/8	88%	—	—	1/1	100%	—	—	—	—	—	—	13	93%
Anders O. Lönner(10)	4/6	67%	—	—	2/4	50%	—	—	—	—	—	—	—	—	6	60%
Theo-Melas—Kyriazi(11)	24/25	96%	15/15	100%	—	—	—	—	—	—	—	—	—	—	39	98%
G. Mason Morfit(12)	20/25	80%	—	—	—	—	—	—	—	—	—	—	—	—	20	80%
Joseph C. Papa(13)	10/10	100%	—	—	—	—	—	—	—	—	—	—	—	—	10	100%
J. Michael Pearson(14)	13/13	100%	—	—	—	—	—	—	—	—	—	—	—	—	13	100%
Robert N. Power	31	100%	18/18	100%	10/10	100%	13	100%	1	100%	—	—	—	—	73	100%
Norma A. Provencio(15)	25/25	100%	15/15	100%	—	—	—	—	—	—	—	—	—	—	40	100%
Russel C. Robertson(16)	6/6	100%	9/9	100%	—	—	2/2	100%	—	—	1/1	100%	—	—	18	100%
Thomas W. Ross, Sr.(17)	22/24	92%	—	—	—	—	6/6	100%	—	—	3/3	100%	—	—	31	94%
Howard B. Schiller(18)	10/25	40%	—	—	—	—	—	—	—	—	—	—	—	—	10	40%
Katharine B. Stevenson(19)	12/12	100%	6/6	100%	—	—	—	—	—	—	—	—	—	—	18	100%
Amy B. Wechsler, M.D.(20)	5/6	83%	—	—	2/3	67%	—	—	—	—	2/3	67%	—	—	9	75%

(1)

The Sustainability and Environmental Subcommittee of the Nominating and Corporate Governance Committee was established in February 2015 and dissolved on June 15, 2016. Its duties and responsibilities were absorbed by the Nominating and Corporate Governance Committee.

(2)	The Conduct and Compliance Committee was established on April 15, 2016.
(3)	Attendance records for Mr. Ackman relate only to the period following his appointment to the Board on March 21, 2016.
(4)	Attendance records of Dr. Eshelman relate only to the period following his appointment to the Board on March 8, 2016.
(5)	Mr. Farmer did not stand for reelection at the 2016 Annual Meeting on June 14, 2016. His attendance records relate only to the period from January 1, 2016 to the date of the 2016 Annual Meeting.
(6)	Attendance records for Mr. Fraidin relate only to the period following his appointment to the Board on March 8, 2016.
(7)	Ms. Goggins did not stand for reelection at the 2016 Annual Meeting on June 14, 2016. Her attendance records relate only to the period from January 1, 2016 to the date of the 2016 Annual Meeting.
(8)	Attendance records of Dr. Karabelas related only to the period following his appointment to the Board on June 14, 2016.
(9)	Attendance records of Ms. Kavanagh relate only to the period following her appointment to the Board on July 22, 2016.
(10)	Mr. Lönner resigned from the Board on March 8, 2016. His attendance records relate only to the period from January 1, 2016 to the date of his resignation.
(11)

Mr. Melas-Kyriazi did not stand for reelection at the 2016 Annual Meeting on June 14, 2016. His attendance records relate only to the period from January 1, 2016 to the date of the 2016 Annual Meeting.

(12)	Mr. Morfit did not stand for reelection at the 2016 Annual Meeting on June 14, 2016. His attendance records relate only to the period from January 1, 2016 to the date of the 2016 Annual Meeting.
(13)	Attendance records of Mr. Papa relate only to the period following his appointment to the Board on May 2, 2016.
(14)

Mr. Pearson was on a medical leave of absence from December 27, 2015 through February 27, 2016 and resigned from the Board on May 2, 2016. Three meetings of only independent directors without management Directors were held between February 28 and May 2, 2016. His attendance records relate only to the period from February 28, 2016 to the date of his resignation, including without the three above-mentioned meetings of the independent directors.

(15)	Ms. Provencio did not stand for reelection at the 2016 Annual Meeting on June 14, 2016. Her attendance records relate only to the period from January 1, 2016 to the date of the 2016 Annual Meeting.

(16)	Attendance records of Mr. Robertson relate only to the period following his appointment to the Board on June 14, 2016.
(17)	Attendance records of Mr. Ross relate only to the period following his appointment to the Board on March 8, 2016.
(18)	Mr. Schiller did not stand for reelection at the 2016 Annual Meeting on June 14, 2016. His attendance records relate only to the period from January 1, 2016 to the date of the 2016 Annual Meeting.
(19)	Ms. Stevenson resigned from the Board on March 21, 2016. Her attendance records relate only to the period from January 1, 2016 to the date of her resignation.
(20)	Attendance records of Dr. Wechsler relate only to the period following her appointment to the Board on June 14, 2016.

Charter of the Board

The Board is responsible for the overall stewardship of the Company and its business, including supervising the management of the Company’s business and affairs. The Board discharges this responsibility directly and through delegation of specific responsibilities to committees of the Board and our officers. Under the charter of the Board (the “Board Charter”), the Board has established committees to assist with its responsibilities: the Audit and Risk Committee, the Talent and Compensation Committee, the Nominating and Corporate Governance Committee, the Finance and Transactions Committee and the Conduct and Compliance Committee.

Under the Board Charter, the Board is responsible for, among other things, the following corporate governance related matters:

•	overseeing the Company’s performance and the quality, depth and continuity of management needed to meet the Company’s strategic objectives;

•	developing and approving our approach to and practices regarding corporate governance;

•	succession planning;

•	overseeing orientation and education programs for new Directors and ongoing education opportunities for continuing Directors;

•

reviewing, discussing and approving the Company’s strategic planning and organizational structure and supervising management to oversee that the strategic planning and organizational structure preserve and enhance the business of the Company and the Company’s underlying value;

•	approving and assessing compliance with all significant policies and procedures by which the Company is operating, including our Standards of Business Conduct (as described below);

•	reviewing our principal risks and assessing whether appropriate systems are in place to manage such risks; and

•	ensuring the integrity and adequacy of our internal controls.

The Board Charter is attached hereto as Exhibit A and is available on our website at www.valeant.com (under the tab “About” and under the subtab “Corporate Governance”).

Position Descriptions

The Board has developed written position descriptions for the Chairman of the Board, the Lead Independent Director in the event that the Chairman is not independent, the Chairperson of each of the Audit and Risk Committee, the Nominating and Corporate Governance Committee and the Talent and Compensation Committee and the CEO. The position descriptions are posted on our website at www.valeant.com (under the tab “About” and under the subtab “Corporate Governance”). The position descriptions are reviewed annually.

Orientation and Continuing Education

The Nominating and Corporate Governance Committee oversees the Board’s continuing education program which was developed to assist Directors in maintaining or enhancing their skills and abilities as Directors and updating their knowledge and understanding of the Company and the pharmaceutical industry. New Directors are oriented to the roles of the Board and individual Directors and the business and affairs of the Company through discussions with the Company’s management and the incumbent Directors by periodic presentations from senior management on major business, industry and competitive issues. Management and outside advisors provide information and education sessions to the Board and its committees as necessary to keep the Directors up-to-date with disclosure and corporate governance requirements and best practices, the Company and its business and the environment in which it operates, as well as developments in the responsibilities of Directors. From time to time, Directors may accompany sales representatives to visit doctors’ offices for a better comprehension of the current trends in the pharmaceutical marketplace. The Board may also invite representatives of various business units to Board meetings to discuss business strategy and market analysis, as well as make on-site visits of the operations of the Company at the various facilities of the Company. Directors may also attend outside conferences and seminars that are relevant to their roles at the Company’s expense, with the approval of the Chairman of the Board. Directors may attend meetings with physicians for updates in the pharmaceutical industry and market. In 2016, some Directors participated in outside seminars and conferences on educational topics that included board composition, board compensation and governance, executive compensation, governance of international operations and risk oversight.

Ethical Business Conduct

Standards of Business Conduct (including the Code of Ethics for CEO and Senior Financial Executives)

We have a written code of business conduct and ethics entitled the Standards of Business Conduct (the “Standards”) for our Directors, officers and employees that sets out the Board’s expectations for the conduct of such persons in their dealings on behalf of the Company. Employees, officers and Directors are required to maintain an understanding of, and ensure that they comply with, the Standards. Supervisors are responsible for maintaining awareness of the Standards and for reporting any deviations to management. In addition, the Standards require the Company to conduct regular audits to test compliance with the Standards. Subject to Board approval, responsibility for the establishment and periodic update and review of the Standards falls within the mandate of the Audit and Risk Committee and the Conduct and Compliance Committee.

Employees, officers and Directors are required to immediately report violations of the Standards and can report confidentially and anonymously through the Company’s business ethics hotline, in addition to having the option of reporting to their supervisors, the appropriate department head, division President, our Chief Compliance Officer or our General Counsel. The Board has established reporting procedures in order to encourage employees, officers and Directors to raise concerns regarding matters addressed by the Standards on a confidential basis free from discrimination, retaliation or harassment. Employees and officers who violate the Standards may face disciplinary actions, including dismissal.

Code of Ethics

We also have a Code of Ethics for the CEO and Senior Finance Executives (the “Code of Ethics”), which is designed to deter wrongdoing and promote (i) honest and ethical conduct in the practice of financial management, (ii) full, fair, accurate, timely and understandable disclosure, and (iii) compliance with all applicable laws and regulations. Violations of the Code are reported to the Chief Compliance Officer. Failure to observe the terms of the Code of Ethics may result in disciplinary action, including dismissal.

The Standards (including the Code of Ethics) are available on our website at www.valeant.com (under the tab “About” and under the subtab “Corporate Governance”). These documents are also available in print to shareholders upon request. Shareholders may submit their request to Investor Relations, Valeant Pharmaceuticals International, Inc., 2150 Saint Elzear Blvd. West, Laval, Quebec H7L 4A8, Canada.

We intend to satisfy any disclosure requirements regarding amendments to or waivers of, any provision of the Standards or its appendix that sets forth certain additional information relating to the Code of Ethics by posting such information on the Company’s website at www.valeant.com (under the tab “About” and under the subtab “Corporate Governance”).

Directors’ Share Ownership

To support the alignment of Directors’ interests with our interests and those of our shareholders, non-management Directors are expected, in accordance with our Corporate Governance Guidelines, to hold or control Common Shares, vested restricted or deferred share units or a combination thereof, having a market value at least equal to five (5) times the annual Board cash retainer by not later than the fifth anniversary of such Director’s election or appointment, or for individuals who were Directors on May 30, 2012, not later than May 30, 2017. The annual cash retainer of the Board is currently at $100,000 per year (or a current aggregate amount of $500,000 at the fifth anniversary of Director’s election or appointment to the Board). Other than Mr. Power, one of our Director nominees has met this requirement, with the remainder (each of whom has been appointed or elected to the Board since January 1, 2016) anticipated to meet this requirement prior to May 30, 2017 or by the fifth year after being elected or appointed, as applicable. Mr. Power satisfied the minimum equity ownership requirement in August 2016, but at the date of this Proxy Statement, he does not satisfy the requirement due to the decline in the price of our Common Shares. Mr. Power has an additional 16,726 RSUs that are expected to vest by May 2017, in which case, using the reference price of $14.38 per Common Share, his Total Equity Value at Risk would be $471,980, representing 94% of the required share ownership amount.

Risk Oversight

Our Board participates in risk management oversight, with a view of supporting the achievement of organizational objectives, including strategic objectives, improving long-term organizational performance and enhancing shareholder value. In addition, the Audit and Risk Committee and the Conduct and Compliance Committee assist the Board in monitoring and overseeing the Company’s Standards and risk management. Various other committees of the Board also have responsibility for monitoring risk management in specific areas. For example, the Talent and Compensation Committee annually reviews and discusses with management the relationship between the Company’s compensation policies and practices and its risk management, including the extent to which those policies and practices create risks for the Company. See “Talent and Compensation Committee — Compensation Risk Determination” below. In addition, the Nominating and Corporate Governance Committee periodically provides oversight with respect to risks associated with our corporate governance policies and practices, including our Corporate Governance Guidelines. The Nominating and Corporate Governance Committee also oversees and reviews evaluations of the Board and each of our Board committees. The Conduct and Compliance Committee was formed to, among other things, oversee implementation of certain remediation measures proposed by the Ad Hoc Committee.

Under the supervision of our Board, our management is responsible for assessing and managing our exposure to various risks. We have a global Enterprise Risk Management (“ERM”) office that reports to our Executive Vice President and General Counsel. The ERM office’s objectives include, but are not limited to, managing known risks through assessments and action plans, identifying emerging risks and reporting on the ERM process and risk findings to the Conduct and Compliance Committee on a quarterly basis.

Board Committees

In 2016, the Board had five standing committees: the Audit and Risk Committee, the Talent and Compensation Committee, the Nominating and Corporate Governance Committee, the Conduct and Compliance Committee (established on April 15, 2016) and the Finance and Transactions Committee. In addition, the Special Independent Committee was established in 2009 to review finalization and implementation of the Corporation Integrity Agreement with the Office of Inspector General of the United States Department of Health and Human Services. The term of the Corporate Integrity Agreement concluded in September 2014 and the Company filed its final Annual Report to the Office of the Inspector General in January 2015. Pursuant to the terms of the Corporate Integrity Agreement, the requirements contained therein have terminated. The Special Independent Committee was dissolved in June 2016. Furthermore, the Ad Hoc Committee was established in October 2015 to review allegations related to the Company business relationship with Philidor and related matters and dissolved in April 2016. In response to the dissolution of the Ad Hoc Committee, the Conduct and Compliance Committee was established in April 2016 to, among other things, oversee implementation of certain remediation measures proposed by the Ad Hoc Committee. In 2015, the Board and the Nominating and Corporate Governance Committee established the Sustainability and Environmental Subcommittee of the Nominating and Corporate Governance Committee to oversee and address issues relating to sustainability and environmental impact, and this subcommittee was dissolved in June 2016. The duties and responsibilities of this Subcommittee were absorbed by the Nominating and Corporate Governance Committee.

No member of any committee is presently an employee of the Company or its subsidiaries. The specific responsibilities of each of the Audit and Risk Committee, the Talent and Compensation Committee and the Nominating and Corporate Governance Committee are identified in such committee’s charter. A copy of each such charter is available on our website at www.valeant.com (under the tab “About” and under the subtab “Corporate Governance”) and is also available in print to shareholders upon request submitted to Investor Relations, Valeant Pharmaceuticals International, Inc., 2150 Saint Elzear Blvd. West, Laval, Quebec H7L 4A8, Canada. The responsibilities of the Ad Hoc Committee, the Conduct and Compliance Committee, the Finance and Transactions Committee, the Special Independent Committee and the Sustainability and Environmental Subcommittee of the Nominating and Corporate Governance Committee were identified by the Board and the Nominating and Corporate Governance Committee, respectively, in establishing such committee and subcommittee.

The Chairman of the Board and the Chairperson of each of the Audit and Risk Committee, the Talent and Compensation Committee and the Nominating and Corporate Governance Committee are expected to be available to respond to questions from shareholders at the Annual Meeting.

Audit and Risk Committee

The Audit and Risk Committee is currently comprised of four independent directors: Messrs. Robertson (Chairperson), Hale and Power and Ms. Kavanagh. The responsibilities, powers and operation of the Audit and Risk Committee are set out in the written charter of the Audit and Risk Committee (the “Audit and Risk Committee Charter”). Pursuant to the Audit and Risk Committee Charter, each member of the Audit and Risk Committee is an independent director as defined and required by applicable regulatory and stock exchange rules. The Board has concluded that each member of the Audit and Risk Committee is “financially literate” as defined under National Instrument 52-110 — Audit Committees and as required under NYSE rules and each is an “audit committee financial expert” under the regulations promulgated by the Securities and Exchange Commission.

The Audit and Risk Committee operates pursuant to the Audit and Risk Committee Charter. Its responsibilities include, among other things, responsibility for reviewing and recommending to the Board our annual financial statements and management’s discussion and analysis of results of operation and financial condition (“MD&A”) and reviewing and approving our interim financial statements and MD&A. As contemplated in the Audit and Risk Committee Charter, the Audit and Risk Committee periodically meets with our internal auditor and with our external auditors without management being present. The Audit and Risk Committee also recommends to the Board the external auditors to be nominated for approval by the Company’s shareholders, as well as the compensation of the external auditors.

In accordance with the Audit and Risk Committee Charter, the Audit and Risk Committee also provides assistance to the Board in fulfilling its oversight function with respect to:

•	the quality and integrity of our financial statements;

•	compliance with our code of conduct, and legal and regulatory requirements, including with respect to disclosure of financial information;

•	the qualifications, performance and independence of our external auditor;

•	the performance of our senior finance employees and internal audit function;

•	internal controls and certifications; and

•

monitoring the appropriateness and effectiveness of the Company’s risk management systems and policies, including evaluating on a regular basis the effectiveness and prudence of senior management in managing the Company’s operations and the risks to which it is exposed.

The Conduct and Compliance Committee was formed to, among other things, oversee implementation of certain remediation measures proposed by the Ad Hoc Committee, including working with the Audit and Risk Committee with its oversight function in relation to the restatement and remediation matters related thereto.

The Audit and Risk Committee Charter provides that no member of the Audit and Risk Committee may hold ten percent or more of the Company’s capital stock or serve simultaneously on the audit committee of more than two other public companies, unless the Board determines that such simultaneous service would not impair his or her ability to serve effectively on the Audit and Risk Committee.

Talent and Compensation Committee

The Talent and Compensation Committee is currently comprised of five independent directors: Drs. Karabelas (Chairperson) and Wechsler and Messrs. DeSchutter, Fraidin and Hale. The responsibilities, powers and operation of the Talent and Compensation Committee are set out in the written charter of the Talent and Compensation Committee (the “Talent and Compensation Committee Charter”). In accordance with the Talent and Compensation Committee Charter, each member of the Talent and Compensation Committee is an independent director as defined and required by applicable regulatory and stock exchange rules.

As described in the Talent and Compensation Committee Charter, the key responsibilities of the Talent and Compensation Committee include:

•

reviewing and approving the linkage of corporate goals and objectives to the compensation of our CEO, evaluating the CEO’s performance in light of those goals and objectives, and (either as a committee or together with the other independent directors who satisfy the independence, “non-employee” and “outside director” requirements under the Talent and Compensation Committee Charter) determining and approving the compensation of the CEO based on such evaluation;

•	reviewing and approving each element of total compensation for all officers (as such term is defined in Rule 16a-1(f) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”));

•	reviewing and approving arrangements with executive officers relating to their employment relationships with us;

•	providing strategic supervision of our benefit plans, programs and policies; and

•

reviewing and recommending to the Board for approval the CD&A to be included in the Company’s annual management proxy circular and proxy statement and/or annual report on Form 10-K and preparing the Talent and Compensation Committee Report.

Compensation

For details on the philosophy and approach adopted by the Talent and Compensation Committee with respect to compensation of our officers and Directors, please see “Compensation Discussion and Analysis” and “Director Compensation.”

The Talent and Compensation Committee has the authority to retain and compensate any consultants and advisors it considers necessary to fulfill its mandate. It shall, annually or on an as-needed basis, specify the work to be performed by, and agree on the associated fees to be paid to the compensation consultants. It shall also review annually the work performed and fees paid. In addition, the Talent and Compensation Committee Charter provides that the Talent and Compensation Committee shall report to the Board, on an annual basis, the nature of any additional work or non-Board based services conducted by any such compensation consultant and associated fees paid, if approved by the Chairperson of the Talent and Compensation Committee.

Periodically, and at least annually, the Talent and Compensation Committee selects and retains independent consultants to conduct comprehensive reviews and assessments of our policies, procedures and internal controls for setting compensation of the CEO and other members of senior management. The consultant prepares and submits relevant information and analyses to the Talent and Compensation Committee. As discussed below under “Compensation Discussion and Analysis,” in 2016, the Talent and Compensation Committee retained Pay Governance LLC (“Pay Governance”), as its independent consultant to provide advice on compensation matters. Pay Governance’s services included the following: (i) periodically reviewing our executive compensation programs, including base salary, short-term incentives, equity-based incentives, total cash compensation levels and total direct compensation of certain senior positions, against those of a peer group of similar-sized pharmaceutical companies as measured by revenue and/or market capitalization; (ii) advising the Talent and Compensation Committee with regard to the compensation packages of the CEO and other members of senior management; (iii) reviewing the proxy and specifically the Compensation Discussion and Analysis; (iv) preparing and attending select Talent and Compensation Committee Meetings; and (v) reviewing and commenting on the retention plans that the Company adopted in 2015 and 2016. All of the services provided by Pay Governance during the fiscal year 2016 were provided to the Talent and Compensation Committee. Pay Governance did not provide any additional services to the Company during the fiscal year 2016. The Talent and Compensation Committee has assessed, at the relevant times, the independence of Pay Governance and concluded that its engagement of Pay Governance did not raise any conflict of interest with the Company or any of the Company’s Directors or executive officers.

The Talent and Compensation Committee considers the advice and analysis of the independent compensation consultants, together with other factors the Talent and Compensation Committee considers appropriate (including feedback from shareholders and corporate governance groups, market data, knowledge of the comparator group and personal knowledge and experience of the Talent and Compensation Committee members), in reaching its decisions and making compensation determinations for the CEO and executive officers to the Board.

Compensation Risk Determination

The Talent and Compensation Committee assesses the potential risks relating to our compensation policies and practices for our employees, including those related to our executive compensation programs. Periodically, at least annually, the Talent and Compensation Committee reviews and discusses with management the relationship between the Company’s compensation policies and practices and its risk management, including the extent to which those policies and practices create risks for the Company, to ensure that such policies and practices support not only economic performance, but also compliance with our risk management objectives, to ensure that they do not encourage excessive or unnecessary risk-taking and are not reasonably likely to have a material adverse effect on the Company. The Talent and Compensation Committee is engaged in reevaluating such compensation policies and practices and its risk management in light of the restatement and the remediation efforts associated therewith.

Succession Planning

The Board regularly undertakes a thorough review of succession planning over the course of the year, led by the efforts of the Talent and Compensation Committee. The Talent and Compensation Committee continuously reviews the Executive Committee and key positions within the Company to ensure the continuity and comprehensiveness of succession planning companywide. Among other factors, the Talent and Compensation Committee considers the level of representation of women in executive officer and managerial positions when making appointments and considering succession planning; however, the Company does not have a specific target number or date by which to achieve a specific number of women, as it considers a multitude of factors in determining the best person for any position. In 2016, there were two women serving as executive officers of the Company or a material subsidiary, representing 29% of all such executive officers on the Company’s corporate executive management team. Additionally, women currently lead a substantial portion of our businesses and functions, including our U.S. Ophthalmology, Women’s Health and Surgical businesses, Managed Market and Commercial Operations, South Africa and Western Europe businesses and our ex-U.S. Contact Lens business, and serve as our Executive Vice President and General Counsel; Senior Vice President, Chief Compliance Officer; Senior Vice President, Treasurer; Senior Vice President and General Manager, Neurology, Generics, Obagi; Senior Vice President, Global Human Resources; and Vice President, Regulatory Affairs.

The Board, primarily through the Talent and Compensation Committee, regularly receives exposure to executives, managers and other personnel in the organization by attending and participating in the Company’s business and strategy meetings.

The Board’s participation in these events provides significant exposure to the Company’s leadership team and strategic focus which greatly enhances the Board’s ability to conduct succession planning, as well as to gain insight as it oversees organization risk and strategy.

For details with respect to changes in the executive management team, please see “Compensation Discussion and Analysis — Changes in our Executive Management Team.”

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is currently comprised of five independent directors: Messrs. Power (Chairperson), DeSchutter, Ingram and Ross and Ms. Kavanagh. The responsibilities, powers and operation of the Nominating and Corporate Governance Committee are set out in the written charter (the “Nominating and Corporate Governance Committee Charter”). Pursuant to the Nominating and Corporate Governance Committee Charter, each member of the Nominating and Corporate Governance Committee is an independent director as defined and required by applicable regulatory and stock exchange rules.

As described in the Nominating and Corporate Governance Committee Charter, the key responsibilities of the Nominating and Corporate Governance Committee include, among others:

•	identifying individuals qualified to become Directors and recommending to the Board new nominees for election by shareholders or for appointment by the Board;

•	providing recommendations to the Board regarding the competencies and skills the Board, as a whole should possess, and the qualifications of its Directors;

•

recommending for Board approval, if appropriate, revisions to our corporate governance practices and procedures, developing new charters for any new committees established by the Board, if not otherwise mandated by the Board, monitoring relationships and communication between management and the Board and monitoring emerging best practices in corporate governance;

•	reviewing the composition and mandate of the Board and each committee of the Board annually and, if appropriate, recommending to the Board any changes it considers desirable with respect thereto; and

•	overseeing our orientation process for new Directors and our continuing education program for all Directors.

The Nominating and Corporate Governance Committee annually develops and recommends processes for assessing the performance and effectiveness of the Board as a whole and the committees of the Board and reports annually to the Board on the results of such assessments. The Board and each committee conducts an annual self-assessment of its performance and effectiveness, including a review of its compliance with its Charter, in accordance with the process established by the Nominating and Corporate Governance Committee and adopted by the Board. The Board intends to conduct such peer review of the Directors on a periodic basis to supplement the annual reviews of the Board and each committee. The Nominating and Corporate Governance Committee also makes recommendations to the Board regarding Director compensation. For information regarding the compensation of Directors, please see “Director Compensation” below.

In February 2015, the Nominating and Corporate Governance Committee established a Sustainability and Environmental Subcommittee to review and assist in the oversight of the Company’s existing health, safety and environmental policies and practices and in recognition of the impact these policies and practices have on the Company’s constituents and shareholders. In establishing the Subcommittee, the Nominating and Corporate Governance Committee identified the key responsibilities of the Subcommittee, including, among others, to:

•	develop, and periodically review, a sustainability strategy and plan that supports the Company’s business and environmental impact objectives;

•

liaison with the members of management responsible for areas most directly affecting sustainability and environmental impact, on the assessment of the Company’s practices with respect to sustainability and environmental impact;

•	communicate the Company’s policies and philosophy with respect to sustainability and environmental impact; and

•	keep the Board apprised of matters related to sustainability and environmental impact, and make recommendations to the Board with respect thereto.

In June 2016, the Sustainability and Environmental Subcommittee was dissolved, and its duties and responsibilities were absorbed by the Nominating and Corporate Governance Committee.

With the Company’s sustainability and environmental efforts, Newsweek’s Green Ranking of the Company substantially improved in 2016. By market capitalization, the Company is ranked 78 out of the top 500 largest publicly-traded U.S. companies and 135 out of the top 500 largest publicly-traded companies globally in 2016.

Finance and Transactions Committee

The Finance and Transactions Committee is currently comprised of four independent directors: Messrs. Ackman (Chairperson) and Hale and Drs. Eshelman and Karabelas. It was established to assist the Board in providing fiduciary oversight and strategic advice with respect to the Company’s significant transactional activities, advising the Board regarding the Company’s significant financing activities and monitoring the overall financial condition of the Company and the impact of our significant financing activities.

Conduct and Compliance Committee

The Conduct and Compliance Committee, which was established on April 15, 2016, is currently comprised of five independent directors: Messrs. Ross (Chairperson), Fraidin and Robertson and Drs. Eshelman and Wechsler. It was established to, among other things, oversee implementation of certain remediation measures proposed by the Ad Hoc Committee.

Special Independent Committee

In June 2009, the Board established a Special Independent Committee to review finalization and implementation of the Corporate Integrity Agreement with the OIG, which expired in September 2014. The Special Independent Committee has also undertaken to review reports and oversee the implementation of recommendations generated from reports submitted by an independent consultant retained by the Board pursuant to a consent of final judgment. The consent no longer requires such reports after September 2011. Its tasks include overseeing the implementation of recommendations by the OIG and the Ontario Securities Commission. The term of the Corporate Integrity Agreement concluded in September 2014 and the Company has subsequently filed its final Annual Report to the Office of the Inspector General in January 2015. Pursuant to the terms of the Corporate Integrity Agreement, the requirements contained therein terminated in 2015. The Special Independent Committee was dissolved in June 2016.

Ad Hoc Committee

In October 2015, the Ad Hoc Committee was established to review allegations related to the Company’s business relationship with Philidor and related matters. On April 5, 2016, the Ad Hoc Committee was dissolved and the Company’s Board determined that the 12 then current independent directors, including the members of the Audit and Risk Committee and the newly created Conduct and Compliance Committee, would, among other things, oversee implementation of certain remediation measures proposed by the Ad Hoc Committee.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Talent and Compensation Committee is comprised of Drs. Karabelas (Chairperson) and Wechsler and Messrs. DeSchutter, Fraidin and Hale, each of whom is a non-employee Director for purposes of Rule 16b-3 of the Exchange Act, as amended, each of whom is an “outside director” under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), and each of whom is an independent director. None of these Directors is a current or former officer of the Company. There were no compensation committee interlocks with other companies in 2016 within the meaning of Item 407(e)(4)(iii) of Regulation S-K. See “Certain Transactions — Certain Related-Person Transactions” below for a description of related-person transactions.

EXECUTIVE OFFICERS

The executive officers of the Company are as follows:

Name	Age	Title
Joseph C. Papa	61	Chief Executive Officer
Paul S. Herendeen	61	Executive Vice President and Chief Financial Officer
Christina M. Ackermann	52	Executive Vice President and General Counsel
Thomas J. Appio	55	Executive Vice President, Company Group Chairman, International
William D. Humphries	50	Executive Vice President, Company Group Chairman, Dermatology

Below is a description of each executive officer who is not also a Director nominee of the Company.

PAUL S. HERENDEEN has been our Executive Vice President and Chief Financial Officer since August 2016. Prior to joining Valeant, he served as Executive Vice President and CFO of Zoetis Inc. for two years. From 2005 to 2013 and from 1998 to 2001, Mr. Herendeen served as CFO at Warner Chilcott, a specialty pharmaceuticals company. He rejoined Warner Chilcott after four years as EVP and CFO of MedPointe, a privately held healthcare company, where he served as CFO from 2001 until 2005. Prior to that, Mr. Herendeen spent nine years as a principal investor at both Dominion Income Management and Cornerstone Partners, where he worked on investments as well as mergers and acquisitions for the firms and their portfolio companies. He spent the early part of his career in banking and public accounting, having held various positions with the investment banking group of Oppenheimer & Company, the capital markets group of Continental Bank Corporation and as a senior auditor with Arthur Andersen & Company. Mr. Herendeen earned a Master of Business Administration (MBA) from the University of Virginia’s Darden School of Business, and holds a bachelor’s degree in Business Administration from Boston College.

CHRISTINA M. ACKERMANN has been our Executive Vice President and General Counsel since August 2016. Prior to joining Valeant, Ms. Ackermann was part of the Novartis group of companies for the past 14 years, most recently serving as Senior Vice President, General Counsel for Alcon, where she was responsible for the Legal, Intellectual Property and Compliance functions. Prior to this, she served as Global Head, Legal and General Counsel at Sandoz, the generics division of Novartis, from 2007 to 2012. She joined Novartis Pharma in 2002 as Head, Legal Technical Operations and Ophthalmics and assumed the role of Head Legal General Medicine in July 2005. Before Novartis, Ms. Ackermann served in Associate General Counsel roles with Bristol Myers Squibb and DuPont Pharmaceuticals, as well as in private practice, where she focused on securities and mergers & acquisitions. Ms. Ackermann has a Post Graduate Diploma in EC Competition Law from the University of London, U.K. and a Bachelor of Laws from Queen’s University, Kingston, Canada.

THOMAS J. APPIO has been our Executive Vice President, Company Group Chairman, International since August 2016. Mr. Appio joined Valeant from Bausch & Lomb in 2013, and under his leadership Valeant has experienced accelerated growth in revenue and profitability in the region, particularly in China. During his almost seven years with Bausch & Lomb, Mr. Appio served as Vice President, North Asia/Japan and as Managing Director, Greater China and Japan. Previous to joining Bausch & Lomb, Mr. Appio served 23 years with Schering-Plough in a wide range of leadership and operations responsibilities. Mr. Appio has spent nearly 18 years working in the Asia Pacific region. Mr. Appio holds a Bachelor of Science in Accounting from Arizona State University, W.P. Carey School of Business.

WILLIAM D. HUMPHRIES has been our Executive Vice President, Company Group Chairman, Dermatology since January 2017. He was previously CEO of Merz North America from March 2012 until December 2016, where he oversaw strategic direction and collaboration among three North American companies: Merz Pharmaceuticals, LLC, Merz Aesthetics, Inc. and Merz Pharma Canada, Ltd. Prior to joining Merz, he served as the President of Stiefel, a leader in global dermatology and skin health, where he spearheaded two major acquisitions, and led the global integration of Stiefel into GlaxoSmithKline. Previously, Humphries held multiple senior executive roles within Allergan, Inc., concluding as Vice President of the U.S. Skincare business. He holds a Bachelor of Arts from Bucknell University and an MBA from Pepperdine University.

None of the executive officers of the Company were selected pursuant to any arrangement or understanding, other than their respective employment agreements with the Company. None of the executive officers are related by blood, marriage or adoption to one another or to any Director or nominee for Director of the Company.

OWNERSHIP OF THE COMPANY’S SECURITIES

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth certain information regarding the beneficial ownership of our Common Shares and the percentage of Common Shares owned beneficially by holders of more than 5% of our outstanding Common Shares as of March 16, 2017.

Identity of Owner or Group	Number of Shares and Nature of Beneficial Ownership		Percentage of Class(1)
Paulson & Co. Inc.	19,384,500	(2)	5.57
1251 Avenue of the Americas, New York, NY 10020
VA Partners I, LLC	17,997,224	(3)	5.17
One Letterman Drive, Building D, Fourth Floor, San Francisco, CA 94129

This table is based upon information supplied by the principal shareholders and Schedules 13D and 13G filed with the U.S. Securities and Exchange Commission (the “SEC”) and “early warning reports” and similar regulatory filings filed on SEDAR. Unless otherwise indicated in the footnotes to this table, we believe that the shareholders named in the table have sole voting and investment power with respect to the Common Shares indicated as beneficially owned.

(1)	Based on 347,839,513 Common Shares outstanding on February 28, 2017.
(2)	According to a Schedule 13G filed by Paulson & Co. Inc. on February 14, 2017, it has the sole power to vote 19,384,500 and sole power to dispose of 19,384,500 of our Common Shares.
(3)

According to a Schedule 13D filed by VA Partners I, LLC on March 16, 2017, it has the sole power to vote 17,997,224 and sole power to dispose of 17,997,224 of our Common Shares. This number includes 16,937,431 Common Shares owned directly by ValueAct Capital Master Fund, L.P. and 1,059,793 Common Shares owned directly by ValueAct Co-Invest Master Fund, L.P. These shares may be deemed to be indirectly beneficially owned by (i) VA Partners I, LLC as General Partner of ValueAct Capital Master Fund, L.P. and ValueAct Capital Co-Invest, L.P., (ii) ValueAct Capital Management, L.P. as the manager of ValueAct Capital Master Fund, L.P. and ValueAct Capital Co-Invest, L.P., (iii) ValueAct Capital Management, LLC as General Partner of ValueAct Capital Management, L.P., (iv) ValueAct Holdings, L.P. as the sole owner of the limited partnership interests of Value Act Capital Management, L.P. and the membership interests of ValueAct Capital Management, LLC and as the majority owner of the membership interests of VA Partners I, LLC and (v) ValueAct Holdings GP, LLC as General Partner of ValueAct Holdings, L.P. This total includes the transfer to ValueAct Capital Master Fund, L.P. of 1,114 shares, which were previously awarded to Mr. Hale on August 19, 2015 pursuant to the Company’s Director compensation policy. Under an agreement with ValueAct Capital, Mr. Hale held these shares for the benefit of the limited partners of ValueAct Capital Master Fund, L.P. and as such, the vested shares have been transferred. Mr. Hale is a Partner of ValueAct Holdings GP, LLC and disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein.

OWNERSHIP OF MANAGEMENT

The following table sets forth, as of February 28, 2017 (unless otherwise noted below), certain information regarding the beneficial ownership of our Common Shares and the percentage of Common Shares beneficially owned by each Director and each Director nominee and (i) the persons serving as CEO of the Company during 2016, (ii) the persons serving as CFO of the Company during 2016, (iii) the other three most highly paid executive officers of the Company who were serving as executive officers at December 31, 2016, and (iv) a highly paid executive officer of the Company who served during 2016 but was not serving as an executive officer at December 31, 2016 but who would have been included in our most highly paid executive officers had he been serving as executive officer on December 31, 2016 (together, the “Named Executive Officers”), and all current Directors and Director nominees and current executive officers of the Company as a group.

Identity of Owner or Group	Number of Shares and Nature of Beneficial Ownership(1)(2)(3)	Percentage of Class(4)
Named Executive Officers, Directors and Director Nominees
Christina M. Ackermann	0	*
William A. Ackman(5)	0	*
Robert R. Chai-Onn	354,902	*
Richard U. DeSchutter(6)	14,000	*
Dr. Fredric N. Eshelman	1,070	*
Stephen Fraidin	0	*
D. Robert Hale(7)	17,997,224	5.17%
Paul S. Herendeen(8)	24,000	*
Robert A. Ingram	73,200	*
Dr. Argeris (Jerry) N. Karabelas.	4,000	*
Sarah B. Kavanagh	0	*
Dr. Ari S. Kellen	82,041	*
Joseph C. Papa	202,000	*
J. Michael Pearson(9)	1,197,986	*
Robert N. Power	16,096	*
Russel C. Robertson.	4,012	*
Robert L. Rosiello.	40,958	*
Thomas W. Ross, Sr.	10,096	*
Howard B. Schiller	336,751	*
Amy B. Wechsler, M.D.	2,964	*
Anne C. Whitaker	22,131	*
Directors and executive officers of the Company as a group (23 persons)	20,410,083	5.87%

*	Less than 1% of the outstanding Common Shares.

(1)

This table is based on information supplied by current executive officers and Directors. We believe that Common Shares shown as beneficially owned are those as to which the named persons possess sole voting and investment power. However, under the laws of California and certain other states, personal property owned by a married person may be community property, which either spouse may manage and control, and we have no information as to whether any Common Shares shown in this table are subject to community property laws.

(2)

The amounts reported include elective RSUs and DSUs that are payable on separation of service for the following Directors: Mr. Ingram (66,417), Mr. Power (9,495), Mr. Robertson (4,012), Mr. Ross (1,096) and Dr. Wechsler (2,694).

(3)

Included in the Common Shares set forth above are the following (i) stock options that are currently exercisable, or will become exercisable within 60 days after February 28, 2017, as follows: Mr. Chai-Onn

(77,142) and all Directors and executive officers of the Company as a group (93,904) and (ii) 6,332 RSUs of Ms. Whitaker’s that were distributed to her on March 7, 2017.

(4)

Applicable percentage ownership is based on 347,839,513 Common Shares outstanding on February 28, 2017. In computing the number of Common Shares beneficially owned by a person and the percentage ownership of that person, we deemed outstanding Common Shares subject to options, warrants, rights or conversion privileges held by that person that are currently exercisable or exercisable within 60 days of February 28, 2017. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person. Under Rule 13d-3 of the SEC, certain Common Shares may be deemed to be beneficially owned by more than one person (if, for example, a person shares the power to vote or the power to dispose of the Common Shares).

(5)

According to a Schedule 13D/A filed jointly by Pershing Square Capital Management, L.P., PS Management GP, LLC and William A. Ackman on March 14, 2017, they have, as of March 13, 2017, no voting or dispositive power over any of our Common Shares.

(6)	Included in this number are an additional 10,000 Common Shares which Mr. DeSchutter purchased on March 15, 2017.

(7)

According to a Schedule 13D filed by VA Partners I, LLC on March 16, 2017, it has the sole power to vote 17,997,224 and sole power to dispose of 17,997,224 of our Common Shares. This number includes 16,937,431 Common Shares owned directly by ValueAct Capital Master Fund, L.P. and 1,059,793 Common Shares owned directly by ValueAct Co-Invest Master Fund, L.P. These shares may be deemed to be indirectly beneficially owned by (i) VA Partners I, LLC as General Partner of ValueAct Capital Master Fund, L.P. and ValueAct Capital Co-Invest, L.P., (ii) ValueAct Capital Management, L.P. as the manager of ValueAct Capital Master Fund, L.P. and ValueAct Capital Co-Invest, L.P., (iii) ValueAct Capital Management, LLC as General Partner of ValueAct Capital Management, L.P., (iv) ValueAct Holdings, L.P. as the sole owner of the limited partnership interests of Value Act Capital Management, L.P. and the membership interests of ValueAct Capital Management, LLC and as the majority owner of the membership interests of VA Partners I, LLC and (v) ValueAct Holdings GP, LLC as General Partner of ValueAct Holdings, L.P. This total includes the transfer to ValueAct Capital Master Fund, L.P. of 1,114 shares, which were previously awarded to Mr. Hale on August 19, 2015 pursuant to the Company’s Director compensation policy. Under an agreement with ValueAct Capital, Mr. Hale held these shares for the benefit of the limited partners of ValueAct Capital Master Fund, L.P. and as such, the vested shares have been transferred. Mr. Hale is a Partner of ValueAct Holdings GP, LLC and disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein.

(8)	Mr. Herendeen purchased 24,000 Common Shares on March 14, 2017.

(9)

For Mr. Pearson, the table sets forth the amount of Common Shares beneficially and directly held by Mr. Pearson as of July 14, 2016, based on the best information that the Company has as of the date of this Proxy Statement. This information reflects the Company’s understanding that Mr. Pearson exercised stock options representing 4,433,128 Common Shares and sold those underlying Common Shares, and sold approximately 411,000 Common Shares in June and July 2016, respectively, and the fact that, in December 2016, the Board determined that the Company is not in a position to make any further payments to Mr. Pearson, including in connection with his then outstanding equity awards. See “Compensation Discussion & Analysis — Retention Awards, Consulting Arrangements and Special Situations”.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s executive officers and Directors, and persons who own more than 10% of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the SEC and the NYSE. Such executive officers, Directors and shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

Based solely upon its review of the copies of such forms it received, or written representations from certain reporting persons for whom no such forms were required, the Company believes that during fiscal year 2016, the following of its executive officers, Directors and 10% beneficial owners failed to timely file all forms required by Section 16(a): Mr. Hale filed one late Form 4 due to an inadvertent administrative error; Ms. Kavanagh filed a late Form 3 and one late Form 4 due to issues obtaining filing access; Mr. Ingram filed two late Form 4s, one due to issues obtaining filing access and one due to inadvertent administrative errors by the Company; and Messrs. Robertson, Ross and Schiller, Dr. Wechsler and Ms. Whitaker each filed one late Form 4, all due to inadvertent administrative errors by the Company. In addition, Mr. Osama A. Eldessouky, who was appointed as the Company’s Chief Accounting Officer effective June 15, 2016, filed a late Form 3 in 2017 and one late Form 4 in 2017, each for 2016 transactions, due to inadvertent administrative errors by the Company.

EXECUTIVE COMPENSATION AND RELATED MATTERS

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

At Valeant, we continue to have a compensation philosophy that intends to link executive pay with long term performance. This last year was a transition year as we made progress toward stabilizing our business, resolving legacy issues and undertaking a new strategy. While we are disappointed with our financial results and share price performance, we have accomplished important steps to position the company for a turnaround, including adding several key new leaders, restructuring the management team and business segments, remediating a material weakness in financial reporting, beginning to pay down debt and adopting a new mission and strategy. With respect to executive compensation, in 2016 the Company primarily focused on stabilizing and transitioning the management of the Company through retention programs and new hire awards, and on designing a new long-term incentive (“LTI”) program to align with our new strategy, which we have launched in 2017.

For 2016, the Company determined that the financial goals that were established at the beginning of the year were not sufficiently achieved to result in a payout of our Named Executive Officers’ annual cash incentive opportunities. However, the Talent and Compensation Committee recognized the significance and quality of the contributions made by Messrs. Papa and Herendeen and Ms. Ackermann. Accordingly, the Talent and Compensation Committee determined to award Mr. Papa with a cash bonus of 50% of his annual target incentive opportunity. The Board is very supportive of Mr. Papa’s efforts to date and is confident in his abilities and those of his team to lead us through our transformation. While in 2016 we made many exceptional retention and new hire compensation awards and this may extend into 2017, going forward we intend for executive pay to come into line with our new LTI framework.

Our Business Strategy

As a company, we believe that there is significant opportunity in the eye health and branded prescription pharmaceutical segments. Our existing portfolio, commercial footprint and pipeline of product development projects position us to compete and be successful in these markets. As a result, we believe these businesses provide us with the greatest opportunity to build value for our shareholders. In order to focus our efforts, in 2016 we performed a review of our portfolio of assets to identify those areas where we believe we have, and can maintain, a competitive advantage. We identify these areas as “core”, as we believe these assets generally have a greater value to our company than to other owners, as we believe we are best positioned to grow and develop them. By narrowing our focus, we have the opportunity to reduce complexity in our business and maximize the value of our core segments. We describe our core areas by business and by geography. Within our Branded Rx segment, our core businesses include gastrointestinal and dermatology. We also view our global eye health business, within our Bausch + Lomb/International segment, as core.

Another critical element of our strategy is our lower risk, output-focused research and development model. This model allows us to advance certain development programs to drive future commercial growth, while minimizing our research and development expenses. This is achieved primarily by:

•	focusing on innovation through our internal research and development, selected acquisitions and in-licensing;

•	focusing on productivity through measures such as leveraging industry overcapacity and outsourcing commodity services;

•	focusing on critical skills and capabilities needed to bring new technologies to the market;

•	pursuing life-cycle management programs for currently marketed products to increase such products’ value during their commercial lives; and

•	acquiring dossiers and registrations for branded generic products in emerging markets which require limited manufacturing start-up and development activities.

Our long-term strategy has also historically included deploying cash via business development, debt repayment and repurchases and share buybacks. Since 2010, we have completed numerous transactions to expand our portfolio offering and geographic footprint, including, among others, the acquisitions of Salix Pharmaceuticals, Ltd. and Bausch & Lomb Holdings Incorporated. Although these transactions were successful in generating growth and bolstering our product portfolio, in 2016 we transitioned away from a focus on acquisitions, and took steps to stabilize our business and began placing greater emphasis on a select number of internal research and development projects, as evidenced by our continued increase in investment in development, which in 2017 is expected to reflect a number greater than 4.5% of sales. While we anticipate business development through acquisitions may be a component of our long-term strategy, we expect acquisitions to be much lower for the foreseeable future as compared to prior periods as we focus on reducing our outstanding debt levels.

We believe our increased focus on the development of new products will allow us to maximize our short term growth and profitability and allow us to stabilize the Company while bolstering our future growth.

Toward these ends, in January 2017, we entered into a definitive agreement to sell all of the outstanding equity interests in our subsidiary, Dendreon Pharmaceuticals, Inc., for $819.9 million in cash. Also in January 2017, we entered into a definitive agreement to sell our CeraVe®, AcneFree™ and AMBI® skincare brands for $1.3 billion in cash.

Changes in Our Executive Management Team

As part of our turnaround strategy and in response to shareholders, we completely reconstituted our organizational structure in 2016 and recruited several key members of our senior management team, including our CEO, CFO, General Counsel and several other critical team members.

New Chairman and CEO

In May 2016, following the Board’s thorough search process, Joseph C. Papa joined us to become our Chairman and CEO. With more than 35 years of experience in the pharmaceutical, healthcare services and specialty pharmaceutical industries, including 20 years of branded prescription drug experience, Mr. Papa joined us from Perrigo, a leading global healthcare supplier that develops, manufactures and distributes over-the-counter (OTC) and prescription (Rx) pharmaceuticals, where he served as the CEO since 2006 and was appointed Chairman in 2007.

The table below outlines the market competitive pay package provided to Mr. Papa that was required in order to attract a proven, long-tenured sitting CEO with pharmaceutical experience. For details of Mr. Papa’s employment agreement, please see “Chairman and Chief Executive Officer’s Employment Agreement.”

Pay Element	Pay Package
Base Salary	$1.5 million

Annual Incentive Target % of Base	150% ($2.25 million)

2016 New Hire LTI Award	$40 million, comprised of $30 million of PSUs with a four-year performance period and $10 million of options with a 10-year term

2016 Buyout Award — RSUs	$12 million of RSUs that cliff vest on the fourth anniversary of the commencement date

2016 Buyout Award — Cash	$8 million

Mandatory CEO Share Purchase	$5 million

Mandatory Holding Requirement	Net shares from buyout RSUs and purchased shares must be held for four years

The buyout awards represent forfeited unvested equity compensation at Mr. Papa’s prior employer. This practice is market practice when recruiting an active CEO. Also, 50% of the buyout RSUs may be accelerated to the second anniversary if goals are achieved relating to (i) succession planning, (ii) government relations, (iii) employee relations, (iv) customer relations and (v) shareholder relations. Finally, no 2017 LTI awards were granted to Mr. Papa.

The value of Mr. Papa’s LTI awards as of December 31, 2016 is significantly below the $52 million target value. The Company’s price would need to increase to $60 in order for the value to surpass the $52 million target value:

Other Executives

In August 2016, Paul S. Herendeen joined us to become our Executive Vice President and CFO. With more than 30 years of broad financial experience and leadership, Mr. Herendeen joined us from Zoetis Inc. (“Zoetis”), a global developer and manufacturer of animal health medicines and vaccines, where he had served as Executive Vice President and CFO. Prior to that, from 2005 to 2013 and from 1998 to 2001, he served in that capacity at Warner Chilcott plc, a specialty pharmaceutical company.

In August 2016, Christina M. Ackermann joined us to become our Executive Vice President and General Counsel. Prior to that, Ms. Ackermann was part of the Novartis group of companies for 14 years, most recently serving as Senior Vice President, General Counsel for Alcon, where she was responsible for the Legal, Intellectual Property and Compliance functions.

As a result, 2016 was a year of transition for our Executive Committee:

In December 2015, J. Michael Pearson, our then Chairman and CEO, went on medical leave. The Board created an Office of the CEO, which was responsible for the management of the Company on an interim basis and was comprised of then Executive Vice President, General Counsel and Chief Legal Officer, Head of Corporate and Business Development, Robert R. Chai-Onn; then Executive Vice President and Company Group Chairman, Dr. Ari S. Kellen; and then Executive Vice President and CFO, Robert L. Rosiello, each of whom remained in their positions in addition to taking on the additional responsibility of the Office of the CEO.

In January 2016, the Board appointed Howard B. Schiller, who served as our CFO from 2011 to 2015 and had been serving on our Board since 2012, to serve as the Interim CEO during Mr. Pearson’s medical leave. At that time, the Board terminated the Office of the CEO, and Messrs. Chai-Onn and Rosiello and Dr. Kellen otherwise remained in their positions.

In February 2016, Mr. Pearson returned from his medical leave and resumed as our CEO. Mr. Schiller transitioned out of his interim duties and continued as a member of our Board. In addition, the Board appointed Robert A. Ingram as the Non-Executive Chairman of the Board.

In March 2016, we announced that the Board had initiated a search to identify a candidate to succeed Mr. Pearson as our CEO. As noted above, the Board identified Mr. Papa, a veteran in the pharmaceutical, healthcare services and specialty pharmaceutical industries, to succeed Mr. Pearson, and Mr. Papa joined us in May 2016. In connection with Mr. Pearson’s departure, we entered into a separation and consulting agreement. We terminated his consulting services in January 2017.

In August 2016, when Mr. Herendeen assumed his duties as our Executive Vice President and CFO, Mr. Rosiello became our Executive Vice President, Corporate Development and Strategy.

In October 2016, in connection with Ms. Ackermann’s assumption of her duties as our Executive Vice President and General Counsel in August 2016, Mr. Chai-Onn’s employment with us ended.

In December 2016, we announced that Dr. Kellen and Mr. Rosiello would be leaving us effective December 31, 2016 and that Anne C. Whitaker, then Executive Vice President and Company Group Chairman, would also be leaving us effective January 13, 2017.

Taking into account these various changes in our Executive Committee, our Named Executive Officers for 2016 were:

Joseph C. Papa — Chief Executive Officer

Paul S. Herendeen — Executive Vice President and Chief Financial Officer

Christina M. Ackermann — Executive Vice President and General Counsel

J. Michael Pearson — former Chief Executive Officer

Howard B. Schiller — former Interim Chief Executive Officer

Robert L. Rosiello — former Executive Vice President and Chief Financial Officer and former Executive Vice President, Corporate Development and Strategy

Dr. Ari S. Kellen — former Executive Vice President and Company Group Chairman

Anne C. Whitaker — former Executive Vice President and Company Group Chairman

Robert R. Chai-Onn — former Executive Vice President, General Counsel and Chief Legal Officer, Head of Corporate and Business Development

Our Compensation Philosophy

Our compensation philosophy is to align our executive compensation with long-term performance. Specifically, we maintain an executive compensation philosophy and program that is focused on long-term pay-for-performance, while balancing appropriate risk taking and incorporating shareholder feedback. For example, we believe that the CEO’s $5 million share purchase requirement, our share ownership guidelines, our new 2017 LTI portfolio approach and our amended claw back policy serve us well as we seek to mitigate risk and further align the interests of our executives with that of our shareholders.

For 2016, an important measure of performance was company total shareholder return (“TSR”). The largest portion of an executive’s equity opportunity rests in the form of performance-based restricted share units (“PSUs”) which vest to the extent that TSR exceeds a specified level over a multi-year period, three or four years. Some executives also receive options to acquire our shares, which deliver value to the executive when the share price appreciates above the exercise price.

For 2017, in view of our evolving business strategy, the Talent and Compensation Committee has adopted new performance goals. Our 2017 annual incentive program will be based on adjusted earnings before interest, taxes, depreciation and amortization (“EBITDA”) and revenue. Further, the Company implemented a new executive LTI program for its senior-most executives (other than its new CEO and CFO who each received multi-year grants at hire), that is more consistent with pharmaceutical industry practices (for example, annual LTI grants and balanced LTI portfolio): 75% of our 2017 PSUs will be based on return on tangible capital (“ROTC”) and 25% on absolute TSR goals. We believe ROTC and LTI TSR are key performance objectives in our new strategy.

Finally, in light of the Company’s recent performance and in order to align the Company’s Director pay with the expanded peer levels, several changes to our Director compensation program were recently approved, including a decrease in the annual equity grant from $375,000 to $250,000 (effective after the 2017 Annual Meeting) and an increase in the annual Board cash retainer from $75,000 to $100,000, which resulted in a $100,000 reduction per Director.

Shareholder-Friendly Compensation Practices

Amended Claw Back Policy

In February 2017, the Company amended its claw back policy (which previously permitted the Board to claw back certain incentive compensation from executives in the event of certain material financial restatements as a result of such executive’s knowing or intentional fraudulent or illegal misconduct) to provide that the Board may exercise its discretion to require any employee who receives equity-based compensation to reimburse bonus, incentive or equity-based compensation awarded to such employees beginning in 2017 in the event of:

•	A material restatement or adjustment to our financial statements as a result of such employee’s knowing or intentional fraudulent or illegal misconduct; or

•

Such employee’s detrimental conduct that has caused material financial, operational or reputational harm to us, including (i) acts of fraud or dishonesty during the course of employment; (ii) improper conduct that causes material harm to us or our affiliates; (iii) improper disclosure of confidential material that causes material harm to us or our affiliates; (iv) the commission of a felony or crime of comparable magnitude that subject us to material reputational harm; (v) commission of an act or omission that cause a violation of federal or other applicable securities law; or (vi) gross negligence in exercising supervisory authority.

Following a material restatement or adjustment of our financial statements, the compensation subject to claw back is the amount in excess of what would have been awarded based on the corrected performance measures, calculated on a pre-tax basis. If the financial reporting measure applicable to the incentive or equity-based compensation is a stock price or total shareholder return measure, the Board has broad authority to estimate the effect of the financial restatement on our share price in calculating recoverable compensation. In the case of detrimental conduct, the Board has the ability to recover all incentive compensation.

We may not indemnify any covered employee, directly or indirectly, for any losses incurred in connection with the recovery of any compensation under the policy, including through the payment of insurance premiums, gross-up payments or supplemental payments. The policy will continue to apply to covered employees even after they cease to be employed by us.

The claw back policy is available on the Company’s website at www.valeant.com (under the tab “About” and under the subtab “Corporate Governance”).

Other Shareholder-Friendly Compensation Practices

During 2016, in addition to our claw back policy, which we recently amended as describe above, we maintained the following shareholder-friendly compensation practices:

Valeant Provisions	Summary of 2016 Provisions
Holding requirements

We have substantial holding requirements in place which align the interests of our executive officers with those of shareholders. In connection with his hiring, our CEO was required to purchase $5,000,000 of Common Shares, and all members of our Executive Committee are required to hold equity earned through long-term incentive plans for multiple years.

Share ownership guidelines

Pursuant to company guidelines, all executive officers are required to hold Common Shares equal to at least two times base salary plus target annual cash incentive. Mr. Papa has significantly higher ownership guidelines pursuant to the terms of his employment agreement.

Performance-based equity	We grant PSUs, with rigorous performance goals, as a significant component of our annual equity grants.

Double trigger	With respect to a change in control, unvested equity awards will accelerate only upon a qualifying termination of employment. No unvested awards are accelerated immediately upon our change in control.

Limited severance	Our severance arrangements, including for our CEO, are modest.

No supplemental executive retirement plan	Executives are only eligible to participate in our tax-qualified Retirement Savings Plan that is provided on the same terms to all employees.

No hedging	The policy prohibits officers, Directors and employees from engaging in hedging or monetization transactions with our stock.

No new pledging

The policy prohibits officers, Directors and employees from holding our securities in a margin account where the securities are subject to margin sales or pledging our securities as loan collateral. The anti-pledging policy exempted existing margin accounts and pledging accounts, which were permitted to continue until they expire.

No excise tax gross-ups	We will not gross-up any excise tax that may be triggered as a result of a change in control severance payment.

Independent compensation consultant	The Talent and Compensation Committee has engaged an independent compensation consultant that has no other ties to us or to our management.

Shareholder engagement

We maintain a robust investor outreach program that enables us to obtain ongoing feedback on compensation program, as well as how we disclose that program. Our outreach program includes conversations between members of our Talent and Compensation Committee and many of our top investors.

2016 Shareholder Engagement

At our 2016 Annual Meeting of Shareholders, we held a non-binding advisory vote with respect to the compensation of our Named Executive Officers (commonly referred to as a “say-on-pay” vote). While we have always sought feedback on our compensation program from our shareholders, since the 2016 Annual Meeting of Shareholders, given the disappointing low approval rating of our executive compensation program at that meeting, we have engaged in even more active dialogue with our shareholders to solicit feedback on our new compensation philosophy. The outcome of the 2016 say-on-pay vote and our shareholder engagement were both factors we considered as we made changes to the Company’s executive compensation going forward to align with our new strategy. The Talent and Compensation Committee is committed to ongoing engagement with our shareholders and the major proxy advisory firms and intends to continue these outreach efforts.

Key Shareholder Feedback	Response to Feedback
1. Support for long-term performance orientation, metrics driven plans and alignment	Long-term orientation continues

2. Support for “portfolio approach” taken with new CEO (vs. 100% PSU approach with former CEO and NEOs)	LTI portfolio approach (three vehicles: PSUs, RSUs, and stock options) used for 2017

3. Suggestion that capital metrics such as leverage ratio and/or ROIC should be included in annual evaluation.	2017 PSU design uses ROTC (75% weight), thereby integrating capital metrics into our incentive programs

4. Understanding of the importance of motivating and retaining key employees in a difficult time period	Retention programs were put in place in order to help stabilize business during turnaround period

Compensation Process

Talent and Compensation Committee

Our Board’s Talent and Compensation Committee is responsible for establishing, implementing and monitoring our executive compensation philosophy and objectives. The Talent and Compensation Committee reviews and recommends or approves all components of executive pay, recommends or reports its decisions to the Board, and oversees the administration of the compensation program for senior executives. The Board, with the assistance of the Talent and Compensation Committee, reviews or approves matters related to executive compensation on an as-needed basis. The Board, through the Talent and Compensation Committee, actively participates in the establishment of target and stretch goals for our short-term incentive pay opportunities and, as appropriate, reviews our compensation proposals.

Our CEO prepares a recommendation to the Talent and Compensation Committee for base salary, annual incentive awards and equity grants for each Named Executive Officer, other than himself, whose compensation is determined solely by the Talent and Compensation Committee or non-employee Directors of the Board. The Talent and Compensation Committee then determines the compensation for each Named Executive Officer in addition to the CEO and updates the Board as to all of its compensation decisions, and obtains additional approval from the Board as appropriate.

Peer Group

We hire executives largely from within the pharmaceutical industry. While the Talent and Compensation Committee considers peer group compensation data based on a peer group from the pharmaceutical industry, this information serves as a reference or input but does not dictate our decisions. We do not triangulate our compensation to arrive at a target percentile of the overall peer group.

For 2016, the Talent and Compensation Committee referred to the following group of peer companies and did not conduct any formal executive compensation benchmarking:

Allergan plc (previously Actavis Inc.)

Amgen Inc.

Biogen Inc.

Bristol-Myers Squibb Company

Celgene Corporation

Danaher Corporation

Eli Lilly and Company

Gilead Sciences, Inc.

In November 2016, the Talent and Compensation Committee reviewed the recommendation of its independent compensation consultant, Pay Governance, to increase the size of our peer group and to use companies that are more similarly sized to us. For 2017, the Talent and Compensation Committee has added the following seven companies, in consultation with Pay Governance:

AbbVie Inc.

Alexion Pharmaceuticals, Inc.

Endo International plc

Mallinckrodt plc

Mylan N.V.

Perrigo Company plc

Zoetis Inc.

In addition, the Company removed Danaher Corporation and Gilead Sciences, Inc., as both companies were no longer similarly sized in terms of revenue and therefore did not fully meet the peer group requirements.

Independent Compensation Consultant

In accordance with the Talent and Compensation Committee’s charter, the Talent and Compensation Committee has sole authority to retain compensation consultants and to approve such consultants’ fees and retention terms. In 2016, the Talent and Compensation Committee engaged the services of Pay Governance as its independent consultants to provide advice on compensation matters. Pay Governance reported directly to the Talent and Compensation Committee, which instructed the consultants to give it objective advice and without influence by management, and to provide such advice for the benefit of the Board and our shareholders. Pay Governance did not provide additional services to us, other than the services related to compensation to the Talent and Compensation Committee and the Board and other Board committees.

Components of Our Executive Compensation

A significant portion of total compensation is linked to satisfying our financial targets and strategic initiatives, in addition to achieving positive total returns to shareholders. This pay methodology is designed to help us to attract, retain and motivate top talent.

Multiple factors are considered in determining total compensation opportunity, including our compensation philosophy, the executive’s role and responsibility, the executive’s past performance, expected contribution and experience in the role, and the pay practices of our peers both within and outside the pharmaceutical industry. The components of total compensation for Named Executive Officers include: (i) base salary; (ii) incentive pay (including annual cash incentive and long-term equity incentives); (iii) retirement and welfare benefits; and (iv) executive benefits and perquisites.

In determining the appropriate mix of base salary and incentive pay (including annual cash incentives and long-term equity) for our Named Executive Officers, the Talent and Compensation Committee sought to balance:

•	Our desire to attract and retain our executives with the stability of competitive salary compensation;

•	Our desire to promote pay-for-performance compensation, as we believe that incentive pay appropriately rewards executives for their contribution to our overall performance; and

•	Our desire to align compensation with corporate performance and shareholder value through the use of performance-based equity compensation awards.

The value of our short-term incentives, in the form of an annual cash incentive, is dependent on the achievement of pre-determined corporate, divisional/functional and individual performance objectives, while the value of our equity based incentives, in the form of PSU, RSU and option awards, is derived from the value of Common Shares. In allocating between short-term and long-term compensation, the Talent and Compensation Committee seeks to establish a balance between rewarding past performance and future potential, both of which it views as critical for our executives to exhibit. In that respect, the Talent and Compensation Committee designs cash bonuses to reward executives who achieve certain corporate, divisional/functional and individual objectives, and it bases grants of equity awards on the demonstration of exceptional effort, critical skills, key talents and achievements of shareholder value creation.

Base Salary

We typically set our base salaries at competitive levels necessary to attract and retain a top performing management team. Base salary addresses performance of core duties for each executive role, providing an amount of fixed compensation.

Salary levels are periodically reviewed as part of our performance review process, as well as upon a promotion or other change in job responsibilities. To the extent base salaries are adjusted, the amount of any such adjustments would reflect a review of competitive market data and consideration of non-industry data for comparative purposes, consideration of relative levels of pay internally, consideration of the individual performance of the executive and any other circumstances that the Talent and Compensation Committee determines are relevant.

Messrs. Papa and Herendeen and Ms. Ackermann, who were each hired by us in 2016, received base salaries of $1,500,000, $1,000,000 and $600,000, respectively.

Under his 2015 employment agreement, Mr. Pearson did not receive an annual base salary. In April 2016 after Mr. Pearson’s return from medical leave and the announcement as a search for his replacement, the Talent and Compensation Committee approved an annual base salary for Mr. Pearson of $2,000,000, retroactively effective as of January 1, 2016 (reinstating the annual base salary in effect for Mr. Pearson prior to the employment agreement he entered into with us in January 2015) to retain him until a successor could be identified. Mr. Schiller received a monthly base salary of $400,000 when he became our Interim CEO in the first two months of 2016. Mr. Rosiello and Ms. Whitaker, who were both hired by us in 2015, received base salaries of $1,000,000 and $600,000, respectively. Dr. Kellen’s and Ms. Whitaker’s base salaries were adjusted to $1,000,000 and $750,000, respectively, effective as of April 1, 2016. At the time of his departure, Mr. Chai-Onn’s base salary was $750,000.

Short-Term Incentive Pay

We use short-term incentive pay, through our annual cash incentive program, to reward employees for the attainment of target financial and strategic outcomes for each specific year.

In connection with their employment, Messrs. Papa and Herendeen and Ms. Ackermann received annual incentive targets of 150%, 120% and 80%, respectively, of his or her base salary.

Under his 2015 employment agreement, Mr. Pearson’s annual incentive target for 2015 was set at $6,000,000, at least $2,000,000 of which was based on the achievement of individual objectives related to his role as Chairman and CEO. In April 2016, the Talent and Compensation Committee approved an annual target incentive opportunity for Mr. Pearson in respect of the 2016 fiscal year of 200% of the reinstated annual base salary, 75% of which was to be based on the achievement of certain corporate performance metrics and 25% of which was to be based on Mr. Pearson’s assistance with the transition to our new CEO. The Talent and Compensation Committee believed these targets were consistent with our pay-for-performance compensation philosophy, and in recognition of the importance of a smooth transition of the CEO role. In connection with his separation from the Company, Mr. Pearson’s cash severance included a prorated annual incentive based on actual performance as determined by the foregoing factors.

2016 Annual Incentive Program

Our 2016 annual cash incentive cash program (the “2016 AIP”) in effect for Named Executive Officers was based on the Talent and Compensation Committee’s assessment of the achievement of certain financial targets and strategic initiatives:

•

For our Named Executive Officers, the financial targets are based on attaining budget or stretch targets for adjusted earnings per share non-GAAP (“Adjusted EPS non-GAAP”) and adjusted revenue non-GAAP (“Adjusted Revenue non-GAAP”). Please see Appendices 1 and 2 for a reconciliation of our non-GAAP financial measures to GAAP financial measures and related disclosures.

•	The strategic initiatives are approved by the Board at the start of the year and are intended to align the organization to achieve the most pressing objectives.

For our Named Executive Officers, performance related to the financial targets accounts for 75% of the potential payout of the 2016 AIP payout and performance related to the strategic initiatives accounts for the remaining 25% of the potential payout of the 2016 AIP payout.

The Talent and Compensation Committee determines whether the AIP performance goals have been achieved. In addition, it retains the discretion to reduce or eliminate AIP payouts for individual executives even if performance targets are met, as well as the discretion to increase AIP payouts. In exercising discretion, the Talent and Compensation Committee may consider the performance of the individual Named Executive Officer or factors, such as level of performance, financial goals or cost targets applicable to the functional area for which the Named Executive Officer is responsible, the division to which the Named Executive Officer belongs or the Company as a whole.

2016 Financial Objectives

At the outset of 2016, the Talent and Compensation Committee decided upon the financial objectives that would comprise our 2016 AIP as follows:

Objective	Weighting	Achievement
Adjusted EPS non-GAAP $8.80 base target $10.50 stretch target	75%	$5.47

Adjusted Revenue non-GAAP $11.1 billion base target $11.35 billion stretch target	25%	$9.67 billion

The 2016 AIP requires the attainment of at least 90% of the base target for payouts to be made. Based on the foregoing results, the Talent and Compensation Committee determined that the 2016 AIP corporate financial objectives had been achieved at the 0% level for both of the Adjusted EPS non-GAAP and corporate Adjusted Revenue non-GAAP objectives.

2016 Strategic Initiatives

The table below outlines our payouts for the corporate strategic initiatives, which make up 25% of total target incentive under the 2016 AIP for our Named Executive Officers. For each of these metrics, these executives can achieve up to 100% of target for base goals and up to 200% for stretch goals.

The Talent and Compensation Committee determined the achievement of the strategic initiative components of the 2016 AIP for our Named Executive Officers to be as follows:

Initiative	Score
Dermatology returned to growth	0%
Maximize Xifaxan — Create our first $1 billion brand	93%
Receive approval and successfully launch Broda, Latanoprostene Bunod and Relistor Oral	50%
Successfully implement $500 million cost reduction program	80%
Reduce debt by greater than $1.7 billion by year-end 2016	110%
Successfully transition to new Executive Committee Team	100%
Successfully implement Ad Hoc Committee recommendations	100%

2016 Overall Results	76%

The Talent and Compensation Committee determined that the overall level of achievement of our 2016 corporate strategic initiatives was 76%. Achievement for each initiative was reviewed by the Talent and Compensation Committee and credit was determined based on actual outcomes.

Overall 2016 AIP Achievement Levels

For 2016, the Talent and Compensation Committee determined that 2016 AIP goals were not sufficiently achieved to result in a payout of our Named Executive Officers’ annual cash incentive opportunities. However, the Talent and Compensation Committee also recognized the significance and quality of the contributions made by Messrs. Papa and Herendeen and Ms. Ackermann. In addition, the Talent and Compensation Committee acknowledged that they were not at the Company during the budget setting process for 2016. Accordingly, and based on their performance since their respective commencement dates, the Talent and Compensation Committee determined to award them cash bonuses in the amounts of $1,125,000, $400,000 and $300,000, respectively. Mr. Papa’s accomplishments in 2016 include the following:

•

Built a new leadership team including the addition of several talented external hires: CFO, General Counsel, Senior Vice President — Business Strategy, Executive Vice President — Dermatology, Chief Quality Officer;

•	Re-recruited/re-engaged the Company’s workforce: improved our sales force retention from 89% in first quarter 2016 to 94% in fourth quarter 2016 despite asset sale rumors;

•	Remediated previously identified material weaknesses: tone at the top and non-standard revenue recognition issues;

•	Significantly improved our customer relations, especially with Walgreens, KOL and Managed Care;

•	Established new governance process for top-line calls, monthly financial review, quarterly business reviews, senior leadership team and Executive Committee meetings; and

•	Improved relationships with our shareholders and debt-holders.

2017 Annual Incentive Program

For our 2017 AIP, the Talent and Compensation Committee determined that, in view of our business strategy, adjusted EBITDA and revenue would be the best financial objectives to measure our performance.

Equity-Based Incentive Compensation

The Talent and Compensation Committee has implemented a pay-for-performance compensation structure whereby a combination of PSUs, RSUs and/or options have been granted to our active Named Executive Officers. Equity grant award levels are determined based on competitive market data, and the individual’s role, past performance and experience.

For PSU awards granted in 2016, the Talent and Compensation Committee sought to ensure that a significant portion of total compensation would be directly related to the achievement of specified TSR thresholds. For PSU awards granted in 2017, the Talent and Compensation Committee determined that a key measure of our long-term growth was ROTC. In January 2017, members of our Executive Committee were granted PSUs where 75% of vesting will be determined by three annual performance periods that will measure ROTC and 25% of vesting will be determined by one three-year performance period that will measure TSR.

In addition, in 2016, the Talent and Compensation Committee granted (i) time-vesting RSUs and (ii) stock options. The equity awards granted to our Chairman and CEO in 2016 are front-loaded and are intended to reward superior performance over a multi-year period if the TSR targets are met or exceeded. The equity awards granted to our Executive Vice President and CFO are also front-loaded. No additional LTI awards were granted to Messrs. Papa and Herendeen in 2017.

The equity awards granted in early 2017 consisted of a combination of PSUs (40% of the award), RSUs (30% of the award) and stock options (30% of the award), all of which are subject to vesting over three years. As part of this grant cycle, Ms. Ackermann received an equity award with a grant date fair value of $1,200,000.

Retention Awards, Consulting Arrangements and Other Special Situations

From time to time, the Talent and Compensation Committee may identify the need to grant retention and other special awards, to address specific needs of the Company as they arise. In addition, in connection with the departure of certain executives, we may enter into a consulting arrangement, so that we can draw upon their expertise and have the benefit of a smoother transition. In 2016, we entered into the following arrangements:

•

In May 2016, we entered into retention letter agreements with each of Mr. Rosiello, Dr. Kellen and Ms. Whitaker, our then Executive Vice President and Company Group Chairman, as well as Mr. Chai-Onn, our then Executive Vice President, General Counsel and Chief Legal Officer, Head of Corporate and Business Development, in order to provide transitional stability to our Executive Committee during the CEO transition. Each executive:

•	Was eligible to receive special retention cash bonuses equal to $1 million, payable in three installments during 2016;

•	Received a special equity award in the form of restricted stock units that vested over 18 months following the date of grant; and

•	Became entitled to receive enhanced severance benefits, if the executive’s employment was terminated by us without “cause” or by the executive for “good reason.”

•

When Mr. Chai-Onn, Mr. Rosiello, Dr. Kellen and Ms. Whitaker left the Company, they received payments and benefits consistent with their existing employment arrangements, including their retention letter agreements, in exchange for a release in our favor that included restrictive covenants, including a covenant prohibiting competition and the solicitation of our employees through the first anniversary of his or her respective termination date.

•

In Mr. Pearson’s separation agreement memorializing his departure in May 2016, he agreed to provide us with consulting services through December 31, 2017, subject to one-month renewal periods if mutually agreed upon by Mr. Pearson and us. We agreed to pay Mr. Pearson $83,333 for each month (pro-rated for partial months) during the consulting period that services are performed through the end of 2016 and $15,000 for each month (pro-rated for partial months) that services are performed for the remainder of the consulting period. Mr. Pearson last provided consulting services and received payment in October 2016. We reserved the right to terminate the consulting period at any time prior to the second anniversary of Mr. Pearson’s termination date and did so in January 2017.

•

In their separation agreements memorializing their departures in December 2016, Mr. Rosiello and Dr. Kellen agreed to provide us with consulting services through December 31, 2017, subject to one-month renewal periods if mutually agreed upon by each of them and us. We agreed to pay each of Mr. Rosiello and Dr. Kellen $20,000 for each month (pro-rated for partial months) during the consulting period that services are performed. We reserved the right to terminate the consulting period at any time prior to the second anniversary of their termination date. As of the filing of the Proxy Statement, we have not terminated the consulting agreements with Mr. Rosiello or Dr. Kellen.

•

In December 2016, the Board determined that we are not in a position to make any further payments to Mr. Pearson, including in connection with his then-outstanding equity awards with respect to 3,053,014 shares.

Retirement and Welfare Benefits

The retirement and welfare benefit programs are a necessary element of the total compensation package to ensure a competitive position in attracting and maintaining a committed workforce. Participation in these programs is not tied to performance.

Our specific contribution levels to these programs are adjusted annually to maintain a competitive position while considering costs.

•

Retirement Savings Plan — All employees in the United States, including our Named Executive Officers, are eligible to participate in a tax-qualified retirement savings plan under Section 401(k) of the Code. Starting in 2012, all eligible employees are able to contribute to the Retirement Savings Plan, on a before-tax basis, the lesser of (i) up to 50% of their annual salary or (ii) the limit prescribed by the Code. We match 50% of the first 6% of pay that is contributed to the Retirement Savings Plan. All employee contributions to the Retirement Savings Plan are fully vested upon contribution; matching contributions vest equally over three years.

•

Welfare Plans — Our executives are also eligible to participate in our broad-based welfare benefits plans (including medical, dental, vision, life insurance and disability plans) upon the same terms and conditions as other employees.

Executive Benefits and Perquisites

We provide our Named Executive Officers with perquisites and other personal benefits that the Talent and Compensation Committee believes are reasonable and consistent with our overall compensation program to better attract and retain superior employees for key positions. The Talent and Compensation Committee periodically reviews the levels of perquisites and other personal benefits provided to our Named Executive Officers. The Talent and Compensation Committee intends to maintain only those perquisites and other benefits that it determines to be necessary components of total compensation and that are not inconsistent with shareholder interests. The Talent and Compensation Committee permits the Chairman and CEO to use our aircraft for his travel, both business and personal. Certain travel by his immediate family is also permitted. We do not gross him up for the income tax incurred by him. The Talent and Compensation Committee believes that making our aircraft available to our Chairman and CEO allows him to serve shareholder interests by efficiently and securely conducting business during and when traveling.

Attributed costs of the personal benefits described above for our Named Executive Officers for the fiscal year ended December 31, 2016, are included in the column entitled “All Other Compensation” of the Summary Compensation Table.

Chairman and Chief Executive Officer’s Employment Agreement

In April 2016, we entered into an employment agreement with Mr. Papa. The initial term of Mr. Papa’s agreement commenced on May 2, 2016 and continues until the fifth anniversary of the commencement date. Beginning at the expiration of the initial term, the term will automatically renew for successive one year periods unless either party gives notice of non-renewal.

Cash Compensation

Pursuant to his agreement, Mr. Papa currently receives a base salary of $1,500,000, a target annual incentive opportunity equal to 150% of his base salary, and a maximum annual incentive opportunity equal to 200% of his annual target incentive. For 2016, 75% percent of Mr. Papa’s annual incentive opportunity will be based on the achievement of corporate financial metrics and 25% will be based on the achievement of strategic metrics determined by the Talent and Compensation Committee after consultation with Mr. Papa.

Shortly following his commencement date, Mr. Papa received a cash payment from us equal to $8,000,000 to compensate him for equity-based compensation he forfeited in connection with the termination of his employment with Perrigo, the after-tax amount of which must be repaid by Mr. Papa to us if he is terminated by us for “cause” or voluntarily terminates his employment with us without “good reason” during the first year of his employment with us.

Equity Compensation

In connection with entering into his employment agreement, Mr. Papa received (i) 933,416 PSUs (with the potential to earn between zero and 1,866,832 PSUs depending on performance, as described below), (ii) 373,367 RSUs and (iii) an option to acquire Common Shares with a grant-date fair value equal to $10,000,000 at an exercise price equal to the fair market value of our common stock on the date of grant. Additionally, pursuant to his employment agreement, Mr. Papa was required to purchase $5,000,000 worth of Common Shares by no later than the first anniversary of his commencement date. Mr. Papa has satisfied this obligation.

PSUs. The PSUs will vest on the fourth anniversary of the commencement date based on the achievement of the following share prices, applying linear interpolation for performance between the applicable thresholds (and provided that Mr. Papa is employed by us through the vesting date): (a) if the share price on the vesting date is below $60, none of the PSUs will vest; (b) if the share price on the vesting date equals or exceeds $60, 25% of the PSUs will vest; (c) if the share price on the vesting date equals or exceeds $90, 50% of the PSUs will vest; (d) if the share price on the vesting date equals or exceeds $120, 75% of the PSUs will vest; (e) if the share price on the vesting date equals or exceeds $150, 100% of the PSUs will vest; (f) if the share price on the vesting date equals or exceeds $180, 125% of the PSUs will vest; (g) if the share price on the vesting date equals or exceeds $210, 150% of the PSUs will vest; (h) if the share price on the vesting date equals or exceeds $240, 175% of the PSUs will vest; and (i) if the share price on the vesting date equals or exceeds $270, 200% of the PSUs will vest. Notwithstanding the above, no more than 100% of the PSUs will vest if the Company’s total shareholder return for the period between the commencement date and the vesting date is below the 50th percentile ranking of the total shareholder return of the companies that constitute the NYSE ARCA PHARMACEUTICAL INDEX (^DRG).

RSUs. The RSUs will vest on the fourth anniversary of his commencement date subject to Mr. Papa’s continued employment through the vesting date, provided, however, that the vesting of 50% of the RSUs may be accelerated to the second anniversary of the commencement date if certain individual goals relating to (i) succession planning, (ii) government relations, (iii) employee relations, (iv) customer relations and (v) shareholder relations are achieved. The Talent and Compensation Committee is tracking progress on these goals as specifically outlined below:

1.	build a new executive team and implement a corporate succession planning process;

2.	improve our government relations through key shareholder relationships / meetings;

3.	improve our employee relations and employee retention, especially sales force retention;

4.	improve our key customer relations; and

5.	improve relationships with our shareholders and debtholders.

Options. The options will vest as to 25% of the total award on each of the first four anniversaries following the commencement date, subject to Mr. Papa’s continued employment with the Company through the applicable vesting date.

Future equity grants for Mr. Papa will be at the sole discretion of the Board or the Talent and Compensation Committee.

These equity grants and the requirement to purchase shares are consistent with our long-standing view that newly hired executive officers should be required to purchase and hold a significant amount of our shares as a condition of hiring while ensuring strong shareholder alignment.

Termination of Employment

The consequences of Mr. Papa’s termination of employment, whether or not in connection with a “change in control” of us, are described below in “Potential Payments Upon Termination of Change in Control,” starting on page 64.

Holding Requirements

Pursuant to his employment agreement, Mr. Papa is restricted from selling, assigning, transferring or otherwise disposing of Common Shares acquired pursuant to equity awards granted to him in accordance with the employment agreement (net of any shares sold or withheld by us in payment of the exercise price or tax withholding obligations) until the fourth anniversary of his commencement date (or, if later, in the case of all of Mr. Papa’s options and PSUs, the first anniversary of the exercise date or vesting date and, in the case of 50% of Mr. Papa’s options and PSUs, the second anniversary of the exercise date or vesting date). In addition, Mr. Papa is restricted from selling, assigning, transferring or otherwise disposing of Common Shares he purchases pursuant to the employment agreement until the fourth anniversary of the purchase date. Notwithstanding the foregoing, all sales restrictions will lapse upon a “change of control” (excluding any change of control following which Mr. Papa serves as the chief executive officer of the ultimate parent company), Mr. Papa’s death, disability and involuntary termination of employment without “cause” or for “good reason,” or, in the case of the purchased shares, Mr. Papa’s voluntary termination of employment.

Restrictive Covenants

Mr. Papa will be subject to customary restrictive covenants, including non-competition and non-solicitation covenants during his employment and for one year following termination of employment for any reason.

Other Compensation Governance Practices

Share Ownership Guidelines

The Talent and Compensation Committee believes that purchasing and holding a large amount of Common Shares with one’s own money should create an incentive to manage the Company prudently. For some of our Named Executive Officers, there are minimum required purchase amounts. For example, when our CEO was hired in 2016, he was required to purchase at least $5,000,000 worth of Common Shares by no later than the first anniversary of his commencement date.

The Talent and Compensation Committee also established minimum share ownership requirements. Each Named Executive Officer is required to hold Common Shares representing the combined amount of two times of their base salary plus their target annual cash incentive — an amount generally in excess of the share ownership requirements of our peer group companies. In addition, our CEO also has restrictions requiring him to hold shares as described above.

Anti-Pledging, Hedging and Claw Back Policy

In 2014, we adopted anti-hedging, anti-pledging and recoupment (“claw back”) policies. The anti-hedging policy generally prohibits officers, Directors and employees from engaging in new hedging or monetization transactions with Company stock. This prohibition prevents officers, Directors and employees from owning securities without the full risks and rewards of ownership and preserves the common interests and objectives of the Company and its officers, Directors and employees. The anti-pledging policy prohibits officers, Directors and employees from holding our securities in a margin account where the securities are subject to margin sales or pledging our securities as loan collateral.

As described above, our Board amended our claw back policy in February 2017 to make it more robust.

Employment Agreements

To foster the retention of our key management team, we have entered into an employment agreement with our active Named Executive Officers. The agreement for our CEO is described above under “Chief Executive Officer’s Employment Agreement” starting on page 54. We have also entered into agreements with Mr. Herendeen and Ms. Ackermann. These agreements set forth the terms and conditions of each executive’s employment, including their base salary, short-term and long-term incentive opportunity, consequences of a termination of employment and the restrictive and other covenants to which they will be subject, including our claw back policy.

Tax and Accounting Implications

Tax Deductibility of Our Executive Compensation

As part of its role, the Talent and Compensation Committee reviews and considers the tax deductibility of executive compensation under Section 162(m) of the Code, which provides that we may not deduct compensation in excess of $1,000,000 that is paid to certain individuals, unless that compensation is performance based and meets other requirements. We generally develop our compensation plans with the intent of maximizing the tax deductibility of our executive compensation program for federal income tax purposes. However, in certain situations, the Talent and Compensation Committee may approve compensation that will not meet these requirements in order to ensure competitive levels of total compensation for its executive officers.

Accounting for Our Stock-Based Compensation

We account for stock-based payments, including grants under each of our equity compensation plans in accordance with the requirements of FASB ASC Topic 718.

COMPENSATION COMMITTEE REPORT

The Report of the Talent and Compensation Committee of the Board shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended or under the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

The Talent and Compensation Committee of our Board has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Talent and Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Talent and Compensation Committee

Dr. Argeris (Jerry) N. Karabelas, Chairperson

Richard U. DeSchutter

Stephen Fraidin

D. Robert Hale

Amy B. Wechsler, M.D.

SUMMARY COMPENSATION TABLE

The following table sets forth the annual and long-term compensation awarded to or paid to the Named Executive Officers for services rendered to the Company in all capacities during the year ended December 31, 2016.

Name and Principal Position	Year	Salary ($)		Bonus ($)		Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(3)		Total ($)
Current Officers

Joseph C. Papa(4)	2016	980,769		9,125,000	(5)	41,994,406	10,000,007	—	617,665		62,717,846
Chief Executive Officer

Paul S. Herendeen(6)	2016	346,154		10,400,000	(7)	4,690,500	15,937,869	—	—		31,374,523
Executive Vice President and Chief Financial Officer

Christina M. Ackermann(8)	2016	230,769		1,800,000	(9)	2,109,143	599,987	—	13,306	(10)	4,753,204
Executive Vice President and General Counsel

Former Officers

J. Michael Pearson(11)	2016	669,231	(12)	—		—	—	—	11,304,448		11,973,679
Chief Executive Officer	2015	—		—		140,304,682	—	500,000	772,760		141,577,442
	2014	2,007,693		—		—	—	8,000,000	368,235		10,375,928

Howard B. Schiller(13)	2016	813,491		—		—	—	—	217,571		1,031,063
Interim Chief Executive Officer	2015	563,963		—		—	—	—	42,842		606,805
	2014	953,846		—		23,730,659	—	2,400,000	23,067		27,107,572

Robert L. Rosiello(14)	2016	1,000,000		1,000,000	(15)	2,118,427	—	—	153,504		4,271,931
Executive Vice President and Chief Financial Officer	2015	546,154		6,000,000		53,126,290	—	712,184	13,770		60,398,398

Dr. Ari S. Kellen(16)	2016	932,692		1,000,000	(17)	2,875,027	—	—	89,915		4,897,634
Executive Vice President, Company Group Chairman	2015	741,316		3,000,000		—	—	955,688	30,688		4,727,692
	2014	752,885		5,000,000		43,085,254	—	1,800,000	2,521		50,640,660

Anne C. Whitaker(18)	2016	709,615		1,000,000	(19)	945,720	—	—	50,183		2,705,518
Executive Vice President, Company Group Chairman	2015	376,154		900,000		15,058,798	—	325,370	13,764		16,674,086

Robert R. Chai-Onn(20)	2016	591,346		1,000,000	(21)	1,513,176	—	—	3,354,938		6,459,460
Executive Vice President, General Counsel and Chief Legal Officer, Head of Corporate and Business Development	2015 2014	778,846 715,385		— —		— 21,389,884	— —	955,688 1,800,000	41,264 26,978		1,775,798 23,932,247

(1)

This column represents the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 for all stock awards granted, which includes PSUs and RSUs. The grant date fair value of PSU awards was calculated based on the expected value of the possible outcomes of the performance conditions related to these awards in accordance with FASB ASC Topic 718. For the 2016 amounts, the amount in the table includes the value of PSUs ($29,803,973) and RSUs ($12,190,433) for Mr. Papa; the amount in the table is the value of RSUs for Mr. Herendeen; the amount in the table includes the value of PSUs ($1,124,845) and RSUs ($984,298) for Ms. Ackermann; and the amount in the table is the value of RSUs for Messrs. Rosiello and Chai-Onn, Dr. Kellen and Ms. Whitaker.

The number of PSUs that are ultimately distributed to Mr. Papa and Ms. Ackermann will be determined based on the Company’s stock price at the end of the measurement period for their respective awards. If the grant date fair value was calculated based on the maximum outcome of the performance conditions, the value in the table would be $60,952,065 for Mr. Papa and $1,771,709 for Ms. Ackermann.

As described in further detail in the Compensation Discussion and Analysis on page 52, the equity awards granted to Messrs. Papa and Herendeen are front-loaded, and it is not expected that Mr. Papa or Mr. Herendeen will receive additional equity grants before the fourth and third anniversaries of their respective commencement dates.

(2)	For the 2016 amounts, this column represents the aggregate grant date fair value computed in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures.

(3)	The following tables set forth all other compensation provided to the Named Executive Officers for 2016.

Name	Executive Allowance(A)	Severance	Health and Welfare(B)	401(k) Match	Personal Use of Aircraft(C)
Current Officers
Joseph C. Papa	—	—	—	—	$617,665
Paul S. Herendeen	—	—	—	—	—
Christina M. Ackermann	—	—	—	—	—

Former Officers
J. Michael Pearson	$25,962	$10,460,342	$45,157	$7,950	$150,504
Howard B. Schiller	—	—	—	$7,950	$208,523
Robert L. Rosiello	—	—	$44,504	—	—
Dr. Ari S. Kellen	—	—	$44,504	$7,950	$37,460
Anne C. Whitaker	—	—	$44,645	$5,538	—
Robert R. Chai-Onn	—	$3,300,492	$46,496	$7,950	—

Name	Life Insurance	Relocation	Consulting	Medicare Taxes(D)
Current Officers
Joseph C. Papa	—	—	—	—
Paul S. Herendeen	—	—	—	—
Christina M. Ackermann	—	$13,306	—	—

Former Officers
J. Michael Pearson	$112,332	—	$499,998	$2,204
Howard B. Schiller	—	—	—	$1,098
Robert L. Rosiello	$109,000	—	—	—
Dr. Ari S. Kellen	—	—	—	—
Anne C. Whitaker	—	—	—	—
Robert R. Chai-Onn	—	—	—	—

(A)	The executive allowance is intended to be used for automobile leases, financial planning, supplemental life insurance and/or a health fitness membership.

(B)	Amount represents the value of two years of health and welfare benefits in accordance with the terms of the severance agreements between the Company and the former officers.

(C)

Amount includes the value of Messrs. Papa, Pearson and Schiller and Dr. Kellen’s personal use of the Company’s aircraft (with the Company’s incremental cost calculated based on the mileage charge for the flight, the fuel and maintenance charge for the flight, as well as the ground transportation charge in accordance with the Company’s policy on aircraft use). There was no income tax gross-up related to the personal use of the Company aircraft and each individual is solely responsible for the income tax incurred, except as described below in footnote (3)(D). We did not include the incremental cost of any portion of our monthly aircraft management fee, which we would have paid regardless of the personal use, or depreciation on the plane, which does not vary based on use.

(D)

Messrs. Pearson and Schiller received payments to reimburse them for Medicare taxes only for the imputed income related to their use of the Company’s aircraft and the executive life insurance policies provided by the Company.

(4)	Mr. Papa was appointed as Chairman and CEO in May 2016. He did not receive additional compensation of any kind for his services as a Board member.

(5)	Mr. Papa received an $8,000,000 sign-on bonus and a $1,125,000 bonus awarded by the Talent and Compensation Committee for his individual performance in 2016.

(6)	Mr. Herendeen was appointed as Executive Vice President and CFO in August 2016.

(7)	Mr. Herendeen received a $10,000,000 sign-on bonus and a $400,000 bonus awarded by the Talent and Compensation Committee for his individual performance in 2016.

(8)	Ms. Ackermann was appointed as Executive Vice President and General Counsel in August 2016.

(9)	Ms. Ackermann received a $1,500,000 sign-on bonus and a $300,000 bonus awarded by the Talent and Compensation Committee for her individual performance in 2016.

(10)	Ms. Ackermann was reimbursed for her relocation expenses (including receiving a payment of $4,103 to reimburse her for imputed income tax consistent with our standard relocation policy.

(11)	Mr. Pearson separated from the Company on May 2, 2016.

(12)	Mr. Pearson received these monies in connection with providing consulting services to the Company pursuant to his separation agreement dated May 26, 2016.

(13)	Mr. Schiller separated from the Company in February 2016.

(14)	Mr. Rosiello also served as our former Executive Vice President, Corporate Development and Strategy. Mr. Rosiello separated from the Company on December 31, 2016.

(15)	Mr. Rosiello received a $1,000,000 retention bonus.

(16)	Dr. Kellen separated from the Company on December 31, 2016.

(17)	Dr. Kellen received a $1,000,000 retention bonus.

(18)	Ms. Whitaker separated from the Company in January 2017.

(19)	Ms. Whitaker received a $1,000,000 retention bonus.

(20)	Mr. Chai-Onn separated from the Company in October 2016.

(21)	Mr. Chai-Onn received a $1,000,000 retention bonus, $333,333 of which he received prior to his separation and the remaining $666,667 of which was part of his severance.

Grants of Plan-Based Awards

The following table provides information on the grants of plan-based awards to the Named Executive Officers during the year ended December 31, 2016.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units(3) (#)		All Other Option Awards: Number of Securities Underlying Options(4) (#)	Exercise or Base Price of Option Awards(5) ($/Sh)	Grant Date Fair Value(6) ($)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold ($)	Target (#)	Maximum (#)
Current Officers

Joseph C. Papa	05/02/16				0	933,416	1,866,832					29,803,973
	05/02/16							373,367	(7)			12,190,433
	06/09/16									682,652	23.92	10,000,007
	N/A	0	2,250,000	4,500,000

Paul S. Herendeen	08/22/16							150,000	(8)			4,690,500
	08/22/16									1,000,000	28.74	15,937,869
	N/A	0	1,200,000	2,400,000

Christina M. Ackermann	08/08/16				0	26,306	78,918					1,124,845
	08/08/16							43,844	(8)			984,298
	08/10/16									39,469	27.32	599,987
	N/A	0	480,000	960,000
Former Officers

J. Michael Pearson	N/A	0	2,000,000	4,000,000

Robert L. Rosiello	05/12/16							84,975	(9)			2,118,427
	N/A	0	1,200,000	2,400,000

Ari S. Kellen	05/12/16							115,324	(9)			2,875,027
	N/A	0	1,200,000	2,400,000

Anne C. Whitaker	05/12/16							37,935	(9)			945,720
	N/A	0	600,000	1,200,000

Robert R. Chai-Onn	05/12/16							60,697	(9)			1,513,176
	N/A	0	900,000	1,800,000

(1)

This column shows the threshold, target and maximum payouts under the 2016 AIP. For 2016, the Talent and Compensation Committee determined that 2016 AIP goals were not sufficiently achieved to result in a payout of our Named Executive Officers’ annual cash incentive opportunities. See “Compensation Discussion and Analysis — Components of Our Executive Compensation — Short-Term Incentive Pay — Overall 2016 AIP Achievement Levels.”

(2)	This column shows the threshold, target and maximum number of units that can be distributed under the 2016 PSU award to Mr. Papa and Ms. Ackermann.

(3)	This column shows the number of RSUs granted in 2016.

(4)

This column shows the number of non-qualified stock options granted in 2016. The aggregate number of stock options granted in 2016 expressed as a percentage of the total issued and outstanding shares of the Company as of December 31, 2016 (otherwise known as the “burn rate”) was 0.7%.

(5)	The exercise price is the closing price of the Company’s common stock on the date of grant.

(6)

This column shows the grant date fair value of each equity award computed in accordance with FASB ASC Topic 718. The grant date fair value of PSU awards were calculated based on the probable outcome of the performance conditions related to these awards in accordance with FASB ASC 718.

(7)

These RSUs are scheduled to vest 100% on the fourth anniversary of the grant date; however, 50% of the RSUs may be accelerated to vest on the second anniversary of the grant date if goals are achieved relating to (i) succession planning, (ii) government relations, (iii) employee relations, (iv) customer relations and (v) shareholder relations.

(8)	These RSUs vest in three equal installments on the first, second and third anniversaries of the grant date.

(9)

These RSUs were scheduled to vest one-third six months from the grant date, one-third twelve months from the grant date and one-third eighteen months from the grant date. Because the former executive officers separated from the Company prior to becoming fully vested in the RSU awards, a prorated portion of the awards was distributed to them in accordance with the terms of the award agreements and the remaining RSUs were forfeited.

Outstanding Equity Awards at Fiscal Year-End

The following table provides information on the holdings of stock options and stock awards by the Named Executive Officers as of December 31, 2016, other than Mr. Schiller, who did not hold any outstanding equity awards at such date. This table includes unexercised and unvested option awards and unvested RSUs and PSUs. Each equity grant is shown separately for each Named Executive Officer. The market value of the stock awards is based on the closing market price of our Common Shares on December 31, 2016, which was $14.52.

Name	Date of Grant*	Option Awards					Stock Awards
		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Options Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Current Officers

Joseph C. Papa	05/02/2016						373,367	(1)	5,421,289
	05/02/2016									933,416	(2)	13,553,200
	06/09/2016	0	682,652	(3)	23.92	05/02/2026

Paul S. Herendeen	08/22/2016						150,000	(1)	2,178,000
	08/22/2016	0	1,000,000	(4)	28.74	08/22/2026

Christina M. Ackermann	08/08/2016						43,844	(1)	636,615
	08/08/2016									26,306	(5)	381,963
	08/10/2016	0	39,469	(3)	27.32	08/10/2026

Former Officers

J. Michael Pearson(6)	08/23/2011	500,000	0		54.76	05/02/2017

Robert L. Rosiello	07/01/2015									68,000	(7)	987,360
	07/01/2015									68,000	(7)	987,360
	07/20/2015						10,320	(8)	149,846
	10/20/2015						6,300	(8)	91,476
	05/12/2016						56,650	(9)	822,558

Dr. Ari S. Kellen	01/09/2014									75,000	(10)	1,089,000
	01/20/2014						28,087	(11)	407,823
	02/21/2014									75,000	(12)	1,089,000
	05/12/2016						76,883	(13)	1,116,341

Anne C. Whitaker	05/13/2015									37,485	(14)	544,282
	07/20/2015						5,000	(15)	72,600
	05/12/2016						25,290	(16)	367,211

Robert R. Chai-Onn	12/12/2013	77,142	0		106.49	10/08/2017

*	For a better understanding of this table, we have included an additional column showing the grant date of the stock options and stock awards.

(1)	RSU awards vest 1/3 per year on the first, second and third anniversary of the grant date.

(2)

The amount reported for Mr. Papa’s PSU award dated May 2, 2016 is the target number of shares. If Mr. Papa continues to be employed through the measurement date of May 2, 2020, the award will vest at the following levels based on the sum of (x) the average of the closing prices of the Company’s common stock during the 90 consecutive trading days ending on the measurement date (or if such measurement date does not fall on a trading day, the immediately preceding trading day) and (y) the aggregate value of any dividends paid on Common Shares over the Performance Period: if the share price equals or exceeds $60, Mr. Papa will receive 25% of the target shares; if the share price equals or exceeds $90, Mr. Papa will receive 50% of the target shares; if the share price equals or exceeds $120, Mr. Papa will receive 75% of the target shares; if the share price equals or exceeds $150, Mr. Papa will receive 100% of the target shares; if the share price equals or exceeds $180, Mr. Papa will receive 125% of the target shares; if the share price equals or exceeds $210, Mr. Papa will receive 150% of the target shares; if the share price equals or exceeds $240, Mr. Papa will receive 175% of the target shares; and if the share price equals or exceeds $270, Mr. Papa will receive 200% of the target shares. However, if the Company’s Total Shareholder Return (“TSR”) for the period May 2, 2016 through May 2, 2020 is below the 50th percentile ranking of the TSR for the Company’s share unit peer group, Mr. Papa will not receive any more than the target units subject to the award.

(3)	These stock options vest in four equal installments on the first, second, third and fourth anniversary of the grant date.

(4)	These stock options vest in three equal installments on the first, second and third anniversary of the grant date.

(5)

The amount reported for Ms. Ackermann’s PSU award dated August 8, 2016 is the target number of shares. If Ms. Ackermann continues to be employed through the measurement date of August 8, 2019, the award will vest at the following levels based on the sum of (x) the average of the closing prices of the Company’s common stock during the 90 consecutive trading days ending on the measurement date (or if such measurement date does not fall on a trading day, the immediately preceding trading day) and (y) the aggregate value of any dividends paid on Common Shares over the Performance Period: if the share price equals or exceeds $29.23, Ms. Ackermann will receive 100% of the target shares; if the share price equals or exceeds $37.95, Ms. Ackermann will receive 200% of the target shares; and if the share price equals or exceeds $48.25, Ms. Ackerman will receive 300% of the target shares. However, if the Company’s TSR for the period August 8, 2016 through August 8, 2019 is below the 50th percentile ranking of the TSR for the Company’s share unit peer group, Ms. Ackermann will not receive any more than the target units subject to the award.

(6)

In December 2016, the Board determined that the Company is not in a position to make any further payments to Mr. Pearson, including in connection with his then outstanding equity awards with respect to approximately 3,053,014 shares. See “Compensation Discussion & Analysis — Retention Awards, Consulting Arrangements and Special Situations”.

(7)

The amount reported for Mr. Rosiello’s PSU award dated July 1, 2015 is the target number of shares outstanding on December 31, 2016. Mr. Rosiello separated from the Company on December 31, 2016 and these PSUs were forfeited in accordance with the terms of the award agreement.

(8)	Mr. Rosiello separated from the Company as of December 31, 2016 and these RSUs were forfeited in accordance with the terms of the award agreement.

(9)

Mr. Rosiello separated from the Company as of December 31, 2016 and, in accordance with the terms of the award agreement, 9,441 RSUs vested upon his separation from service. Accordingly, 9,441 RSUs were distributed to Mr. Rosiello on February 28, 2017. The remaining 47,209 RSUs were forfeited.

(10)

The amount reported for Dr. Kellen’s PSU award dated January 9, 2014 is the target number of shares outstanding on December 31, 2016. Dr. Kellen separated from the Company as of December 31, 2016 and these PSUs were forfeited in accordance with the terms of the award agreement.

(11)	Dr. Kellen separated from the Company as of December 31, 2016 and these RSUs were forfeited in accordance with the terms of the award agreement.

(12)

The amount reported for Dr. Kellen’s PSU award dated February 21, 2014 is the target number of shares outstanding on December 31, 2016. Dr. Kellen separated from the Company as of December 31, 2016 and these PSUs were forfeited in accordance with the terms of the award agreement.

(13)

Dr. Kellen separated from the Company as of December 31, 2016 and, in accordance with the terms of the award agreement, 12,814 RSUs vested upon his separation from service. Accordingly, 12,814 RSUs were distributed to Dr. Kellen on February 28, 2017. The remaining 64,069 RSUs were forfeited.

(14)

The amount reported for Ms. Whitaker’s PSU award dated May 13, 2015 is the target number of shares outstanding on December 31, 2016. Ms. Whitaker separated from the Company on January 13, 2017 and these PSUs were forfeited in accordance with the terms of the award agreement.

(15)	Ms. Whitaker separated from the Company on January 13, 2017 and these RSUs were forfeited in accordance with the terms of the award agreement.

(16)

Ms. Whitaker separated from the Company on January 13, 2017 and in accordance with the terms of the award agreement, 6,332 RSUs vested upon her upon her separation from service. Accordingly, 6,332 RSUs were distributed to Ms. Whitaker on March 7, 2017. The remaining 18,968 RSUs were forfeited.

Option Exercises and Stock Vested

The following table provides information regarding option exercises by the Named Executive Officers during 2016 and Common Shares acquired on vesting of RSUs and PSUs held by the Named Executive Officers during 2016.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Net Number of Shares Acquired on Vesting (#)(2)	Value Realized on Vesting ($)(3)
Current Officers
Joseph C. Papa	—	—	—	—
Paul S. Herendeen	—	—	—	—
Christina M. Ackermann	—	—	—	—
Former Officers
J. Michael Pearson	4,433,128	60,512,513	—	—
Howard B. Schiller	—	—	107,608	9,738,404
Robert L. Rosiello	—	—	32,480	605,328
Dr. Ari S. Kellen	—	—	47,803	1,524,969
Anne C. Whitaker	—	—	15,145	286,460
Robert R. Chai-Onn	126,157	2,393,109	20,232	468,573

(1)	The value realized on exercise is based on the actual market value of the Common Shares at time of exercise.

(2)

For Mr. Rosiello and Dr. Kellen, who separated from the Company on December 31, 2016, these columns do not reflect the RSUs that vested in connection with their separation, because they were distributed in February 2017.

(3)	The value realized on vesting is based on the closing price of the Common Shares on the day prior to vesting date.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Our practice is to enter into employment agreements in connection with an executive officer’s hire or if there are any material changes in their employment arrangements and to enter into separation agreements in connection with their departure in most circumstances. The following sets forth the material terms of the following agreements:

•	Employment agreements for our Chairman and CEO (Mr. Papa); Executive Vice President and CFO (Mr. Herendeen); and Executive Vice President and General Counsel (Ms. Ackermann);

•

Separation and consulting agreements for our former CEO (Mr. Pearson); former Interim CEO (Mr. Schiller); former Executive Vice President and CFO and former Executive Vice President, Corporate Development and Strategy (Mr. Rosiello); and former Executive Vice President and Company Group Chairman (Dr. Kellen); and

•

Separation agreements for our former Executive Vice President and Company Group Chairman (Ms. Whitaker) and former Executive Vice President, General Counsel and Chief Legal Officer, Head of Corporate and Business Development (Mr. Chai-Onn).

Chairman and Chief Executive Officer

In April 2016, we entered into an employment agreement with Mr. Papa, our Chairman and CEO, in connection with his hiring. The initial term of Mr. Papa’s agreement commenced on May 2, 2016 and continues until the fifth anniversary of the commencement date. Beginning at the expiration of the initial term, the term will automatically renew for successive one year periods, unless either party gives notice of non-renewal.

Shortly following his commencement date, Mr. Papa received a cash payment equal to $8,000,000 from us to compensate him for equity-based compensation he forfeited in connection with the termination of his employment with his former employer, the after-tax amount of which must be repaid by Mr. Papa to us if his employment is terminated by us for cause or he voluntarily terminates his employment without “good reason” (as defined below) during the first year of his employment with us.

If Mr. Papa’s employment is terminated by us without cause, or by Mr. Papa for good reason, subject to his executing and not revoking a general release of claims, Mr. Papa will be entitled to receive a cash severance payment equal to the sum of two times the sum of his annual base salary and annual target incentive, a prorated annual incentive based on our actual performance and continued health benefits for 24 months at active employee rates.

Pursuant to the terms of the equity award agreements that were outstanding as of December 30, 2016, if Mr. Papa’s employment is terminated by us without cause, or by Mr. Papa for good reason, in both of those circumstances (other than in connection with our change in control), as well as upon his death or disability, Mr. Papa will be entitled to (i) prorated vesting of unvested PSUs, based on our actual performance, through Mr. Papa’s termination date; (ii) accelerated vesting of unvested RSUs; and (iii) prorated vesting of unvested option awards through Mr. Papa’s termination date.

If Mr. Papa’s employment is terminated by us without cause, or by Mr. Papa for good reason, in each case within 12 months of our change in control (or during the six-month period prior to a change in control if such termination was in contemplation of, and directly related to, the change in control), unvested PSUs will vest based on actual performance through Mr. Papa’s termination date (or, if later, the date of the change in control) and unvested options will vest in full.

For Mr. Papa, “good reason” includes (i) a diminution of duties and responsibilities, including removing Mr. Papa from the position of CEO; (ii) any reduction in base salary or target incentive opportunity; (iii) any relocation of Mr. Papa’s primary place of business that results in an increase of his one-way commute by 50 miles or more; and (iv) a material breach by us of a material provision of his employment agreement.

Mr. Papa will be subject to customary restrictive covenants, including non-competition and non-solicitation covenants during his employment and for two years following termination of employment for any reason.

Executive Vice President and Chief Financial Officer

In August 2016, we entered into an employment agreement with Mr. Herendeen, our Executive Vice President and CFO, in connection with his hiring. The initial term of Mr. Herendeen’s agreement commenced on

August 22, 2016 and continues until the third anniversary of the commencement date. Beginning at the expiration of the initial term, the term will automatically renew for successive one year periods, unless either party gives notice of non-renewal.

Shortly following his commencement date, Mr. Herendeen received a cash payment from us equal to $10,000,000 to compensate him for equity-based compensation he forfeited in connection with the termination of his employment with his former employer. If Mr. Herendeen voluntarily terminates his employment without good reason (as defined below) or his employment is terminated by us for cause during the first year of his employment, he will be required to repay an amount equal to the after-tax value of $5,000,000 multiplied by a fraction, the numerator of which is the number of complete months that have elapsed from his commencement date through the date of such termination of employment, and the denominator of which is 12.

If Mr. Herendeen’s employment is terminated by us without cause, or by Mr. Herendeen for good reason, subject to his executing and not revoking a general release of claims, Mr. Herendeen will be entitled to receive a cash severance payment equal to one times the sum of his annual base salary and annual target incentive, and a prorated annual incentive for the year of termination equal to the lesser of the annual incentive he would have been entitled to receive based on our actual performance and his annual target incentive. If such termination occurs in contemplation of our change in control or within 12 months following our change in control, he will be entitled to receive a cash severance payment equal to two times the sum of his annual base salary and annual target incentive, and a prorated annual target incentive for the year of termination.

Upon a termination of Mr. Herendeen’s employment due to death or disability or upon expiration of the employment term following non-renewal of his employment agreement by either party, Mr. Herendeen will be entitled to receive a prorated annual incentive for the year of termination equal to the lesser of the annual incentive he would have been entitled to receive based on our actual performance and his annual target incentive.

Outstanding equity awards will be treated in accordance with the terms of the agreements memorializing their grant. Under the award agreements that were outstanding as of December 30, 2016, if Mr. Herendeen’s employment is terminated by us without cause, or by Mr. Herendeen for good reason, in both of those circumstances (other than in connection with our change in control), as well as upon his death or disability, Mr. Herendeen will be entitled to (i) accelerated vesting of unvested RSUs; and (ii) prorated vesting of unvested option awards through Mr. Herendeen’s termination date.

If Mr. Herendeen’s employment is terminated by us without cause, or by Mr. Herendeen for good reason, in each case within 12 months of our change in control (or during the six-month period prior to a change in control if such termination was in contemplation of, and directly related to, the change in control), unvested options will vest in full.

For Mr. Herendeen, “good reason” includes (i) a material reduction in duties and responsibilities, including removing Mr. Herendeen from the position of CFO; (ii) any reduction in his base salary or target incentive opportunity which is not comparable to the reductions for other similarly situated executive officers; (iii) any relocation of Mr. Herendeen’s primary place of business that results in an increase of his one-way commute by 50 miles or more; and (iv) a material breach by us of a material provision of his employment agreement.

Mr. Herendeen will be subject to certain restrictive covenants, including non-competition and non-solicitation covenants during his employment and for one year following termination of employment for any reason, and confidentiality, non-disparagement and cooperation covenants.

Executive Vice President and General Counsel

In July 2016, we entered into an employment agreement with Ms. Ackermann, our Executive Vice President and General Counsel, in connection with her hiring.

Shortly following her commencement date, Ms. Ackermann received a one-time sign-on bonus payment of $1,500,000. If Ms. Ackermann voluntarily terminates her employment without good reason (as defined below) or her employment is terminated by us for cause during the first two years of her employment, she will be required to repay a prorated portion of the after-tax amount of $750,000, based on the portion of such two-year period that has not elapsed as of the date of termination.

If Ms. Ackermann’s employment is terminated by us without cause, or by Ms. Ackermann for good reason, she will be entitled to receive a cash severance payment equal to one times the sum of her annual base salary and annual target incentive, and a prorated annual incentive for the year of termination equal to the lesser of the annual incentive she would have been entitled to receive based on our actual performance and her annual target incentive. If such termination occurs in contemplation of our change in control or within 12 months following our change in control, she will be entitled to receive a cash severance payment equal to two times the sum of her annual base salary and annual target incentive, and a prorated annual target incentive for the year of termination.

Pursuant to the terms of the equity award agreements that were outstanding as of December 30, 2016, if Ms. Ackermann’s employment is terminated by us without cause, or by Ms. Ackermann for good reason, in both of those circumstances (other than in connection with our change of control), as well as upon her death or disability, Ms. Ackermann will be entitled to (i) prorated vesting of unvested PSUs, based on our actual performance, through Ms. Ackermann’s termination date; (ii) accelerated vesting of unvested RSUs; and (iii) prorated vesting of unvested option awards through Ms. Ackermann’s termination date.

If Ms. Ackermann’s employment is terminated by us without cause, or by Ms. Ackermann for good reason, in each case within 12 months of our change of control (or during the six-month period prior to a change in control if such termination was in contemplation of, and directly related to, the change in control), unvested PSUs will vest based on actual performance through Ms. Ackermann’s termination date (or, if later, the date of the change in control) and unvested options will vest in full.

For Ms. Ackermann, “good reason” includes (i) a material reduction in duties and responsibilities, including removing her from the position of General Counsel; (ii) any reduction in her base salary or target incentive opportunity which is not comparable to the reductions for other similarly situated executive officers; and (iii) a material breach by us of a material provision of her employment agreement.

Former Chief Executive Officer

In May 2016, we entered into a separation and consulting agreement with Mr. Pearson, our former CEO. Under this agreement, subject to Mr. Pearson executing and not revoking a general release of claims, Mr. Pearson was entitled to receive (as defined in the termination without cause clause of his employment agreement), in addition to any unpaid base salary due to him in respect of his services prior to his termination date, (i) a prorated annual incentive in respect of the 2016 fiscal year; (ii) a severance payment equal to $9,000,000; (iii) continued health, medical, dental and vision coverage for himself and his dependents at the rates applicable to active employees for a period of two years following his termination date; and (iv) office space and non-exclusive access to an executive administrative assistant and IT support for a period of two years following his termination date. In addition, under his prior employment agreement, Mr. Pearson is required to hold 1,000,000 Common Shares that he received in connection with his equity awards for two years following his termination date. Based on the best information that the Company has as of the date of this Proxy Statement, Mr. Pearson is not holding this amount of Common Shares as of such date.

Mr. Pearson also agreed to provide us with consulting services through December 31, 2017, subject to one-month renewal periods if mutually agreed upon by Mr. Pearson and us. We agreed to pay Mr. Pearson $83,333 for each month (prorated for partial months) during the consulting period that services are performed through the end of 2016 and $15,000 for each month (prorated for partial months) that services are performed for the remainder of the consulting period. Mr. Pearson last provided consulting services and received payment in October 2016. We reserved the right to terminate the consulting period at any time prior to December 31, 2017 and did so in January 2017.

Mr. Pearson’s separation and consulting agreement also includes covenants addressing cooperation and mutual non-disparagement. Mr. Pearson will also continue to be bound by covenants in his prior employment agreement addressing confidentiality and prohibiting competition and solicitation of our employees through the second anniversary of his termination date.

Former Interim Chief Executive Officer

In July 2015, we entered into a separation and consulting agreement with Mr. Schiller, our former Interim CEO. Mr. Schiller became eligible to receive compensation as one of our non-employee Directors following the termination date in accordance with our non-employee Director compensation program as then in effect, prorated for any portion of the year for which he did not qualify as a non-employee Director. For a period beginning on July 1, 2015 and expiring on January 31, 2016, Mr. Schiller agreed to make himself available to consult with us from time to time, for which he received $2,500 per month. In addition, Mr. Schiller’s outstanding awards, other than PSUs, were eligible to continue vesting as service was rendered during the consulting period and, in the case of PSUs, were eligible to vest and be settled in 100,000 Common Shares upon the earlier to occur of the termination of the consulting period or a qualifying event under the terms of the applicable PSU award agreement. The agreement also included covenants addressing cooperation, mutual non-disparagement and confidentiality. Mr. Schiller was bound by covenants in prohibiting competition and solicitation of our employees through January 31, 2017.

Former Executive Vice President and Chief Financial Officer and Former Executive Vice President, Corporate Development and Strategy

In February 2017, we entered into a separation and consulting agreement with Mr. Rosiello, our former Executive Vice President and CFO and former Executive Vice President, Corporate Development and Strategy. Under this agreement, subject to his executing and not revoking a general release of claims, Mr. Rosiello was entitled to receive, in addition to any unpaid base salary due to him in respect of his services prior to his termination date, (i) a lump sum cash payment equal to two times the sum of his annual base salary and annual target incentive; (ii) continued health, medical, dental and vision coverage for himself and his dependents at the rates applicable to active employees for a period of two years following his termination date; and (iii) outplacement services up to an aggregate of $20,000 at Mr. Rosiello’s request until the earlier of 12 months following his termination date and the date he secures full-time employment, payments and benefits that are consistent with his then-existing employment arrangements.

Mr. Rosiello also agreed to provide us with consulting services through December 31, 2017, subject to one-month renewal periods if mutually agreed upon by Mr. Rosiello and us. We agreed to pay Mr. Rosiello $20,000 for each month (prorated for partial months) that services are performed. We reserved the right to terminate the consulting period at any time prior to the first anniversary of Mr. Rosiello’s termination date.

Upon a termination without cause for good reason or upon his death or disability, in each case following the one-year anniversary of the grant date, the performance thresholds applicable to the PSUs would be assessed through termination and a prorated portion of such units could vest upon termination based on a fraction, the numerator of which is the number of days from the date of grant through termination, and the denominator of which is 1,095 or 1,825 depending on whether the PSUs vest over three years or five years, respectively. In the event of a change in control of the Company, the performance-based RSUs would be converted into time-based RSUs equal to the number of RSUs that would have vested based on performance through the change in control. Upon a termination without cause or for good reason, the RSUs received pursuant to a retention letter agreement would have vested on a prorated monthly basis with a minimum vesting credit of 6 months, subject to his executing a general release of claims. The RSUs received pursuant to the Company matching program would have vested in full upon a termination (i) upon death or (ii) by us without cause, or by Mr. Rosiello for good reason, within 12 months following a Change of Control.

With respect to his actual payment in connection with his separation, Mr. Rosiello’s unvested PSUs, as well as the RSUs that he received pursuant to the Company matching program, were forfeited. The RSUs that he received pursuant to his retention letter agreement vested on a prorated monthly basis with a minimum vesting credit of six months, subject to his executing a general release of claims.

Mr. Rosiello’s separation and consulting agreement also includes covenants addressing cooperation and mutual non-disparagement. Mr. Rosiello will also continue to be bound by covenants in his prior employment agreement addressing confidentiality and prohibiting competition and solicitation of our employees through the first anniversary of his termination date.

Former Executive Vice President and Company Group Chairman — Dr. Kellen

In February 2017, we entered into a separation and consulting agreement with Dr. Kellen, our former Executive Vice President and Company Group Chairman. Under this agreement, subject to his executing and not revoking a general release of claims, Dr. Kellen was entitled to receive (i) a lump sum cash payment equal to two times the sum of his annual base salary and annual target incentive; (ii) continued health, medical, dental and vision coverage for himself and his dependents at the rates applicable to active employees for a period of two years following his termination date; and (iii) outplacement services up to an aggregate of $20,000 at Dr. Kellen’s request until the earlier of 12 months following his termination date and the date he secures full-time employment, payments and benefits that are consistent with his then-existing employment arrangements.

Dr. Kellen also agreed to provide us with consulting services through December 31, 2017, subject to one-month renewal periods if mutually agreed upon by Dr. Kellen and us. We agreed to pay Dr. Kellen $20,000 for each month (prorated for partial months) that services are performed. We reserve the right to terminate the consulting period at any time prior to the first anniversary of Dr. Kellen’s termination date or any subsequent one-month renewal period.

With respect to his actual payment in connection with his separation, Dr. Kellen’s unvested PSUs, as well as the RSUs that he received pursuant to the Company matching program, were forfeited. The RSUs that he received pursuant to his retention letter agreement vested on a prorated monthly basis with a minimum vesting credit of 6 months, subject to his executing a general release of claims.

Dr. Kellen’s separation and consulting agreement also includes covenants addressing cooperation and mutual non-disparagement. Dr. Kellen will also continue to be bound by covenants in his prior employment agreement addressing confidentiality and prohibiting competition and solicitation of our employees through the first anniversary of his termination date.

Former Executive Vice President and Company Group Chairman — Ms. Whitaker

In February 2017, we entered into a separation agreement with Ms. Whitaker, our former Executive Vice President and Company Group Chairman. Under this agreement, subject to her executing and not revoking a general release of claims, Ms. Whitaker was entitled to receive (i) a lump sum cash payment equal to two times the sum of her annual base salary and annual cash incentive; (ii) continued health medical, dental and vision coverage for herself and her dependents at the rates applicable to active employees for a period of two years following her termination date; and (iii) outplacement services up to an aggregate of $20,000 at Ms. Whitaker’s request until the earlier of 12 months following her termination date and the date she secures full-time employment, payments and benefits that are consistent with her then-existing employment arrangements.

With respect to her actual payment in connection with her separation, Ms. Whitaker’s unvested PSUs, as well as the RSUs that she received pursuant to the Company matching program, were forfeited. The RSUs that she received pursuant to her retention letter agreement vested on a prorated monthly basis with a minimum vesting credit of six months, subject to her executing a general release of claims.

Ms. Whitaker’s separation agreement also includes covenants addressing cooperation and mutual non-disparagement. Ms. Whitaker will also continue to be bound by covenants in her prior employment agreement addressing confidentiality and prohibiting competition and solicitation of our employees through the first anniversary of her termination date.

Former Executive Vice President, General Counsel and Chief Legal Officer, Head of Corporate and Business Development

In October 2016, we entered into a separation agreement with Mr. Chai-Onn, our former Executive Vice President, General Counsel and Chief Legal Officer, Head of Corporate and Business Development. Under this agreement, subject to his executing and not revoking a general release of claims, Mr. Chai-Onn was entitled to receive, in addition to any unpaid base salary due to him in respect of his services prior to his termination date, (i) a lump sum cash payment equal to two times the sum of his annual base salary and annual target incentive; (ii) a lump sum cash payment equal to the remaining balance of the “special retention award” granted pursuant to the terms of the retention letter agreement dated May 9, 2016; (iii) continued health, medical, dental and vision coverage for himself and his dependents at the rates applicable to active employees for a period of two years following his termination date; and (iv) outplacement services up to an aggregate of $20,000 at Mr. Chai-Onn’s request until the earlier of 12 months following his termination date and the date he secures full-time employment, payments and benefits that are consistent with his then-existing employment arrangements.

With respect to his actual payment in connection with his separation, Mr. Chai-Onn’s unvested PSUs, as well as the RSUs that he received pursuant to the Company matching program, were forfeited. The RSUs that he received pursuant to his retention letter agreement vested on a prorated monthly basis with a minimum vesting credit of six months, subject to his executing a general release of claims.

Mr. Chai-Onn’s separation agreement also includes covenants addressing cooperation and mutual non-disparagement. Mr. Chai-Onn will also continue to be bound by covenants in his prior employment agreement addressing confidentiality and prohibiting competition and solicitation of our employees through the first anniversary of his termination date.

Termination/Change in Control(1)

Name	Cash Severance ($)	Benefits and Perquisites ($)(2)	Accelerated RSU Vesting ($)(3)	Accelerated Option Vesting ($)(4)
Current Officers
Joseph C. Papa	7,500,000	44,504	5,421,289	—
Paul S. Herendeen	4,830,685	—	2,178,000	—
Christina M. Ackermann	2,348,055	—	636,615	—
Former Officers
J. Michael Pearson(5)	—	—	—	—
Howard B. Schiller(6)	—	—	—	—
Robert L. Rosiello(7)	4,400,000	64,504	378,415	—
Dr. Ari S. Kellen(5)	—	—	—	—
Anne C. Whitaker(8)	—	—	—	—
Robert R. Chai-Onn(5)	—	—	—	—

(1)

This table includes estimated amounts payable assuming each Named Executive Officer’s employment was terminated on December 31, 2016 by us without cause or by the Named Executive Officer for good reason within 12 months following a change in control. This table does not include amounts payable to Messrs. Pearson, Schiller and Chai-Onn, Dr. Kellen and Ms. Whitaker because they separated from the Company before the filing of this proxy statement, as permitted by SEC rules. Mr. Rosiello also separated from the Company before the filing of this proxy statement; however, this table includes estimated amounts payable to Mr. Rosiello, as required by SEC rules for CFOs.

(2)

The amounts shown in this column represent certain benefits and perquisites that the Named Executive Officers would receive, including medical insurance coverage, 401(k) matching contributions, life insurance coverage and outplacement services.

(3)

The amounts shown in this column represent the product of (i) the number of unvested shares subject to PSUs, matching RSUs and RSUs, held by the Named Executive Officer, as applicable, at December 31, 2016 which would be accelerated pursuant to the terms of the individual employment agreements or award agreements, multiplied by (ii) the closing share price on December 31, 2016, which was $14.52.

(4)

The amounts shown in this column represent the product of (i) the number of unvested shares underlying the stock options held by the Named Executive Officer at December 31, 2016 which would vest pursuant to the terms of the individual employment agreements or award agreements, multiplied by (ii) an amount equal to the excess of the closing share price, if any, on December 31, 2016, which was $14.52, over the option price.

(5)

These former Named Executive Officers separated from the Company in 2016. The amounts paid or payable to these Named Executive Officers in connection with their terminations are shown in the “Termination/No Change in Control” table.

(6)

Mr. Schiller assumed the role of interim CEO from January 6, 2016 to February 28, 2016, during the medical leave of absence of Mr. Pearson, the Company’s former Chairman and CEO. Mr. Schiller was not entitled any termination benefits upon the termination of his employment agreement as interim CEO.

(7)

Mr. Rosiello separated from the Company on December 31, 2016. The amounts shown in this table represent the amounts payable by the Company upon termination of his employment by us without cause or by Mr. Rosiello for good reason within 12 months following a change in control. The amounts paid to Mr. Rosiello in connection with his termination on December 31, 2016 are shown in the “Termination/No Change in Control” table.

(8)	Ms. Whitaker separated from the Company in January 2017. The amount payable to Ms. Whitaker in connection with her termination is shown in the “Termination/No Change in Control” table.

Termination/No Change in Control(1)

Name	Cash Severance ($)	Benefits and Perquisites ($)(2)	Accelerated RSU Vesting ($)(3)	Accelerated Option Vesting ($)(4)
Current Officers
Joseph C. Papa	7,500,000	44,504	5,421,289	—
Paul S. Herendeen	2,630,685	—	2,178,000	—
Christina M. Ackermann	1,268,055	—	636,615	—
Former Officers
J. Michael Pearson(5)	10,460,342	45,157	—	—
Howard B. Schiller(6)	—	—	—	—
Robert L. Rosiello(7)	4,400,000	64,504	137,093	—
Dr. Ari S. Kellen(7)	4,400,000	64,504	186,056	—
Anne C. Whitaker(8)	2,700,000	64,645	96,924	—
Robert R. Chai-Onn(9)	3,961,159	66,406	468,581	—

(1)

This table includes estimated amounts payable assuming each Named Executive Officer’s employment were terminated on December 31, 2016 by us without cause or by the Named Executive Officer for good reason (other than within 12 months following a change in control).

(2)

The amounts shown in this column represent certain benefits and perquisites that the Named Executive Officers would receive, including medical insurance coverage, 401(k) matching contributions, life insurance coverage and outplacement services.

(3)

The amounts shown in this column represent the product of (i) the number of unvested shares subject to PSUs, matching RSUs and RSUs, held by the Named Executive Officer, as applicable, at December 31, 2016 which would be accelerated pursuant to the terms of the individual employment agreements or award agreements, multiplied by (ii) the share price on December 31, 2016, which was $14.52.

(4)

The amounts shown in this column represent the product of (i) the number of unvested shares underlying the stock options held by the Named Executive Officer at December 31, 2016 which would vest pursuant to the terms of the individual employment agreements or award agreements, multiplied by (ii) an amount equal to the excess of the share price, if any, on December 31, 2016, which was $14.52, over the option price.

(5)

Mr. Pearson separated from the Company in May 2016. The amount shown represents Mr. Pearson’s cash severance paid in 2016 and is equal to the sum of (A) lesser of (x) two times the sum of (i) Mr. Pearson’s base salary as of the termination date and (ii) target bonus and (y) $9,000,000 and (B) a prorated bonus based on actual performance based on the number of days employed during 2016.

(6)

Mr. Schiller assumed the role of interim CEO from January 6, 2016 to February 28, 2016, during the medical leave of absence of Mr. Pearson, the Company’s former Chairman and CEO. Mr. Schiller was not entitled any termination benefits upon the termination of his employment agreement as interim CEO.

(7)

These former Named Executive Officers separated from the Company on December 31, 2016. The amounts shown represent the cash severance paid to these former Named Executive Officers and are equal to the sum of two times (x) the Named Executive Officer’s base salary as of December 31, 2016, and (y) 2016 target bonus.

(8)

Ms. Whitaker separated from the Company in January 2017. The amount shown represents the cash severance paid to Ms. Whitaker and is equal to two times the sum of (x) Ms. Whitaker’s base salary as of December 31, 2016, and (y) 2016 target bonus.

(9)

Mr. Chai-Onn separated from the Company in October 2016. The amount shown represents the cash severance paid to Mr. Chai-Onn and is equal to the sum of (A) two times the sum of (x) Mr. Chai-Onn’s base salary as of his termination date, and (y) 2016 target bonus and (B) prorated bonus based on actual performance based on the number of days employed during 2016.

Termination/Death(1)

Name	Cash Severance ($)	Benefits and Perquisites ($)	Accelerated RSU Vesting ($)(2)	Accelerated Option Vesting ($)(3)
Current Officers
Joseph C. Papa	—	—	5,421,289	—
Paul S. Herendeen	430,685	—	2,178,000	—
Christina M. Ackermann	—	—	636,615	—
Former Officers
J. Michael Pearson(4)	—	—	—	—
Howard B. Schiller(5)	—	—	—	—
Robert L. Rosiello(6)	—	—	241,322	—
Dr. Ari S. Kellen(4)	—	—	—	—
Anne C. Whitaker(7)	—	—	—	—
Robert R. Chai-Onn(4)	—	—	—	—

(1)

This table includes estimated amounts payable assuming each Named Executive Officer’s employment were terminated on December 31, 2016 as a result of the Named Executive Officer’s death. This table does not include amounts payable to Messrs. Pearson, Schiller and Chai-Onn, Dr. Kellen and Ms. Whitaker because they separated from the Company before the filing of this proxy statement, as permitted by SEC rules. Mr. Rosiello also separated from the Company before the filing of this proxy statement; however, this table includes estimated amounts payable to Mr. Rosiello, as required by SEC rules for CFOs.

(2)

The amounts shown in this column represent the product of (i) the number of unvested shares subject to PSUs, matching RSUs and RSUs, held by the Named Executive Officer, as applicable, at December 31, 2016 which would be accelerated pursuant to the terms of the individual employment agreements or award agreements, multiplied by (ii) the closing share price on December 31, 2016, which was $14.52.

(3)

The amounts shown in this column represent the product of (i) the number of unvested shares underlying the stock options held by the Named Executive Officer at December 31, 2016 which would vest pursuant to the terms of the individual employment agreements or award agreements, multiplied by (ii) an amount equal to the excess of the closing share price, if any, on December 31, 2016, which was $14.52, over the option price.

(4)

These former Named Executive Officers separated from the Company in 2016. The amounts paid or payable to these Named Executive Officers in connection with their terminations are shown in the “Termination/No Change in Control” table.

(5)

Mr. Schiller assumed the role of interim CEO from January 6, 2016 to February 28, 2016, during the medical leave of absence of Mr. Pearson, the Company’s former Chairman and CEO. Mr. Schiller was not entitled any termination benefits upon the termination of his employment agreement as interim CEO.

(6)

Mr. Rosiello separated from the Company on December 31, 2016. The amounts shown in this table represent the amounts payable by the Company upon termination of his employment as a result of death. The amounts paid to Mr. Rosiello in connection with his separation on December 31, 2016 are shown in the “Termination/No Change in Control” table.

(7)	Ms. Whitaker separated from the Company in January 2017. The amounts payable to Ms. Whitaker in connection with her termination are shown in the “Termination/No Change in Control” table.

Termination/ Disability(1)

Name	Cash Severance ($)	Benefits and Perquisites ($)	Accelerated RSU Vesting ($)(2)	Accelerated Option Vesting ($)(3)
Current Officers
Joseph C. Papa	—	—	5,421,289	—
Paul S. Herendeen	430,685	—	2,178,000	—
Christina M. Ackermann	—	—	636,615	—
Former Officers
J. Michael Pearson(4)	—	—	—	—
Howard B. Schiller(5)	—	—	—	—
Robert L. Rosiello(4)	—	—	—	—
Dr. Ari S. Kellen(4)	—	—	—	—
Anne C. Whitaker(6)	—	—	—	—
Robert R. Chai-Onn(4)	—	—	—	—

(1)

This table includes estimated amounts payable assuming each Named Executive Officer’s employment were terminated on December 31, 2016 as a result of the Named Executive Officer’s disability. This table does not include amounts payable to Messrs. Pearson, Schiller and Chai-Onn, Dr. Kellen and Ms. Whitaker because they separated from the Company before the filing of this proxy statement, as permitted by SEC rules. Mr. Rosiello also separated from the Company before the filing of this proxy statement; however, this table includes estimated amounts payable to Mr. Rosiello, as required by SEC rules for CFOs.

(2)

The amounts shown in this column represent the product of (i) the number of unvested shares subject to PSUs, matching RSUs and RSUs, held by the Named Executive Officer, as applicable, at December 31, 2016 which would be accelerated pursuant to the terms of the individual employment agreements or award agreements, multiplied by (ii) the closing share price on December 31, 2016, which was $14.52.

(3)

The amounts shown in this column represent the product of (i) the number of unvested shares underlying the stock options held by the Named Executive Officer at December 31, 2016 which would vest pursuant to the terms of the individual employment agreements or award agreements, multiplied by (ii) an amount equal to the excess of the closing share price, if any, on December 31, 2016, which was $14.52, over the option price.

(4)

These former Named Executive Officers separated from the Company in 2016. The amounts paid or payable to these Named Executive Officers in connection with their terminations are shown in the “Termination/No Change in Control” table.

(5)

Mr. Schiller assumed the role of interim CEO from January 6, 2016 to February 28, 2016, during the medical leave of absence of Mr. Pearson, the Company’s former Chairman and CEO. Mr. Schiller was not entitled any termination benefits upon the termination of his employment agreement as interim CEO.

(6)	Ms. Whitaker separated from the Company in January 2017. The amounts payable to Ms. Whitaker in connection with her termination are shown in the “Termination/No Change in Control” table.

DIRECTOR COMPENSATION TABLE

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)		Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
William A. Ackman(2)	—	—		—	—	—	—	—
Richard U. DeSchutter(3)	—	—		—	—	—	—	—
Dr. Fredric N. Eshelman(4)	75,821	444,868		—	—	—	—	520,689
Ronald H. Farmer(5)	—	54,093	(6)	—	—	—	—	54,093
Stephen Fraidin(7)	—	—		—	—	—	—	—
Colleen A. Goggins(5)	43,227	—		—	—	—	—	43,227
D. Robert Hale	104,551	368,641		—	—	—	—	473,192
Robert A. Ingram(8)	—	463,105	(6)	—	—	—	—	463,105
Dr. Argeris (Jerry) N. Karabelas(9)	65,055	368,641		—	—	—	—	433,696
Sarah B. Kavanagh(10)	43,710	339,618		—	—	—	—	383,328
Anders O. Lönner(11)	16,501	—		—	—	—	—	16,501
Theo Melas-Kyriazi(5)	—	51,512	(6)	—	—	—	—	51,512
G. Mason Morfit(5)	34,127	—		—	—	—	—	34,127
Joseph C. Papa	—	—		—	—	—	—	—
J. Michael Pearson(5)	—	—		—	—	—	—	—
Robert N. Power	114,133	368,641		—	—	—	—	482,774
Norma A. Provencio(5)	—	64,401	(6)	—	—	—	—	64,401
Russel C. Robertson(9)	—	442,450	(6)	—	—	—	—	442,450
Thomas W. Ross, Sr.(12)	178,944	444,868		—	—	—	—	623,812
Howard B. Schiller(5)(13)	22,609	—		—	—	—	—	22,609
Katharine B. Stevenson(14)	22,420	—		—	—	—	—	22,420
Amy B. Wechsler, M.D.(9)	—	423,153	(6)	—	—	—	—	423,153

(1)

This column represents the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 for all RSUs granted in 2016. Fair value is calculated using the closing price of our Common Shares on the date of grant for purposes of determining the individual grant amounts as described in the narrative below. The following Directors had aggregate outstanding DSUs and/or RSUs at 2016 fiscal year-end: Dr. Eshelman (16,726), Mr. Hale (16,726), Mr. Ingram (84,424), Dr. Karabelas (16,726), Ms. Kavanagh (14,458), Mr. Melas-Kyriazi (65,243), Mr. Power (26,221), Ms. Provencio (38,638), Mr. Robertson (20,738), Mr. Ross (17,822) and Dr. Wechsler (19,690). With respect to Mr. Hale, this RSU award and all board compensation accrue to the benefit of the investors in ValueAct Capital Master Fund, L.P., and not to any individual. Under an agreement with ValueAct Capital, Mr. Hale is deemed to hold the RSUs for the benefit of the limited partners of ValueAct Capital Master Fund, L.P. and indirectly for (i) VA Partners I, LLC as General Partner of ValueAct Capital Master Fund, L.P., (ii) Value Act Capital Management, L.P. as the manager of ValueAct Capital Master Fund, L.P., (iii) ValueAct Capital Management, LLC as General Partner of ValueAct Capital Management, L.P., (iv) ValueAct Holdings, L.P. as the sole owner of the limited partnership interests of ValueAct Capital Management, L.P. and the membership interests of ValueAct Capital Management, LLC and as the majority owner of the membership interests of VA Partners I, LLC and (v) ValueAct Holdings GP, LLC as General Partner of ValueAct Holdings, L.P.

(2)	Mr. Ackman was appointed to the Board on March 21, 2016 and has waived compensation for his services as a Director.

(3)	Mr. DeSchutter was appointed to the Board on January 2, 2017.

(4)	Dr. Eshelman was appointed to the Board on March 8, 2016.

(5)	Messrs. Farmer, Melas-Kyriazi, Morfit, Pearson and Schiller and Ms. Goggins and Ms. Provencio did not stand for reelection at our 2016 Annual Meeting.

(6)	Includes RSUs granted in lieu of cash for annual Board and committee retainers.

(7)	Mr. Fraidin was appointed to the Board on March 8, 2016 and has waived compensation for his services as a Director.

(8)

Mr. Ingram was appointed as Interim Non-Executive Chairman of the Board on January 6, 2016, Non-Executive Chairman of the Board on February 28, 2016 and continued as Non-Executive Chairman of the Board until Mr. Papa’s appointment on May 2, 2016. Mr. Ingram waived his compensation for his services as the Interim Non-Executive Chairman of the Board and as the Non-Executive Chairman of the Board.

(9)	Dr. Karabelas, Mr. Robertson and Dr. Wechsler were appointed to the Board on June 14, 2016.

(10)	Ms. Kavanagh was appointed to the Board on July 22, 2016.

(11)	Mr. Lönner resigned from the Board on March 8, 2016.

(12)	Mr. Ross was appointed to the Board on March 8, 2016.

(13)

On February 1, 2016, the Company entered into an employment letter (the “Schiller Employment Letter”) with Mr. Schiller relating to his appointment as Interim CEO of the Company, effective January 6, 2016 (the “Schiller Appointment Date”), during the previously-announced medical leave of absence of J. Michael Pearson. The Company terminated a previously executed consulting arrangement with Mr. Schiller, effective as of the Appointment Date. Mr. Schiller served as Interim CEO under the terms of the Schiller Employment Letter for the two-month period following the Schiller Appointment Date until February 28, 2016. Mr. Schiller received cash compensation equal to $400,000 per month for such period and did not receive any cash retainers for service as a member of the Board and related committees during such period. The amount listed is for his Board and related committee retainers when he was not the Interim CEO.

(14)	Ms. Stevenson resigned from the Board on March 21, 2016.

At the direction of the full Board, the Nominating and Corporate Governance Committee evaluates the competitiveness of non-employee Directors’ compensation and makes recommendations to the full Board as appropriate. The Board can change the compensation of such Directors at any time. In making its recommendations, the Nominating and Corporate Governance Committee considers both the high level of expertise and the time commitment that Board service at the Company requires. The Nominating and Corporate Governance Committee has sole authority to retain and/or terminate compensation consultants or compensation consulting firms as the Nominating and Corporate Governance Committee may deem appropriate in recommending non-employee Director compensation.

Compensation

The annual cash retainer for each non-employee Director is $100,000, payable in quarterly installments. Annual cash retainers for the committee chair of each committee are: $40,000 for the Audit and Risk Committee, $25,000 for the Talent and Compensation Committee, $15,000 for the Nominating and Corporate Governance Committee, $15,000 for the Finance and Transactions Committee and $15,000 for the Conduct and Compliance Committee, each payable in quarterly installments. In addition, annual committee member retainers are $15,000 for the Audit and Risk Committee, $15,000 for the Talent and Compensation Committee, $10,000 for the Nominating and Corporate Governance Committee, $10,000 for the Finance and Transactions Committee and $10,000 for the Conduct and Compliance Committee, each payable in quarterly installments. On February 20, 2015, the Board approved annual cash retainers for the Sustainability and Environmental Subcommittee chair of $15,000 and members of $10,000 (dissolved on June 15, 2016). Directors are also reimbursed for their out-of-pocket expenses in attending in-person meetings. Directors are permitted to elect to receive RSUs in lieu of any of the above cash retainers. Any such RSUs so elected are deliverable at the end of a Director’s service with the Company.

In addition to the cash retainers above, it has previously been the Company’s practice to grant each non-employee Director a number of RSUs with a fair market value equal to $375,000 on the third day following each Annual Meeting of Shareholders. However, on the third day following the 2017 Annual Meeting, each non-employee Director will be granted a number of RSUs with a fair market value equal to $250,000. These annual grants of RSUs vest and are deliverable prior to the next Annual Meeting of Shareholders, unless the Director elects to defer issuance until the Director’s separation from the Company.

Each non-employee Director is expected to hold or control Common Shares vested, restricted or deferred share units or a combination thereof, having a market value at least equal to five (5) times the annual Board cash retainer by not later than the fifth anniversary of his or her election or appointment to the Board or, for individuals who were Directors on May 30, 2012, not later than May 30, 2017.

In addition to the compensation described above, any Director serving as the Lead Independent Director has previously been entitled to receive an annual fee of $100,000 payable on the third day following each Annual Meeting of Shareholders. Going forward, commencing after the 2017 Annual Meeting, a Director serving as the Lead Independent Director will be entitled to receive an annual fee of $75,000, payable on the third day following each Annual Meeting of Shareholders. Also, a Director serving as the Non-Executive Chairperson would be entitled to receive an annual payment of $400,000 (payable $220,000 in RSUs and $180,000 in cash). There is currently no Non-Executive Chairperson on the Board, and Mr. Papa received compensation in 2016 only in his capacity as our CEO. See “Summary Compensation Table.” Mr. Ingram waived his compensation when he served as the Interim Non-Executive Chairman of the Board and as the Non-Executive Chairman of the Board from January 6, 2016 to May 2, 2016. Each of Mr. Ackman and Mr. Fraidin has waived compensation for his services as a Director of the Company.

EQUITY COMPENSATION PLAN INFORMATION

Plan Category	Number of Securities to Be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
	(a)		(b)	(c)
Equity Compensation Plans Approved By Shareholders	12,541,669	(1)(2)	$49.57	11,983,991
Equity Compensation Plans Not Approved By Shareholders	—		—	—
Total	12,541,669		$49.57	11,983,991

(1)

Included in this amount is the maximum number of Common Shares that may be issued under each of the PSUs and annual RSUs outstanding as of December 31, 2016. Includes securities underlying Valeant Pharmaceuticals International (“VPI”) awards granted prior to the Biovail Corporation and VPI merger in September 2010 (the “Merger”) that were converted to Company awards in connection with the Merger. As of December 31, 2016, the weighted average remaining contractual term of outstanding options was 7.4 years.

(2)

Included in this amount is the maximum number of Common Shares that may be issued under the Valeant 2003 and Valeant 2006 Plans representing (i) 79,495 Common Shares issuable in respect of options and (ii) 2,239,566 Common Shares issuable in respect of RSUs granted and which remain outstanding under such plans. The weighted average exercise price on the 79,495 Common Shares issuable in respect of options is $5.72.

2014 Omnibus Incentive Plan

The Company’s 2014 Omnibus Incentive Plan (the “2014 Plan”) was adopted and approved by the Board and the shareholders of the Company effective as of May 20, 2014.

Summary of Plan Terms

Shares Subject to the 2014 Plan

The maximum number of Common Shares that may be issued to participants pursuant to awards (all of which may be granted as incentive stock options, discussed below) is 18,368,825 including 18 million Common Shares, plus the 368,825 Common Shares under the 2011 Plan reserved but unissued and not underlying outstanding awards and the number of Common Shares becoming available for reuse after awards are terminated, forfeited, cancelled, exchanged or surrendered under the 2011 Plan and the 2007 Plan following the adoption of the 2014 Plan. In determining the number of Common Shares to be reserved for issuance under the 2014 Plan, the Company’s management and Talent and Compensation Committee evaluated the historic share usage and burn rate under the 2011 Plan and the existing terms of outstanding awards under the 2011 Plan, as discussed in “Historical Annual Plan Usage” below.

The number of Common Shares authorized for grant under the 2014 Plan is subject to adjustment, as described below. In addition, (i) the number of Common Shares issuable to insiders of the Company, at any time, under all security-based compensation arrangements of the Company, cannot exceed 10% of issued and outstanding Common Shares of the Company; (ii) the number of Common Shares issued to insiders of the Company, within any one year period, under all security-based compensation arrangements of the Company, cannot exceed 10% of issued and outstanding securities; (iii) the number of Common Shares issuable to non-employee members of the Board, at any time, under all security-based compensation arrangements of the Company, cannot exceed 1% of the issued and outstanding securities; and (iv) the aggregate number of Common Shares that may be granted to any Covered Employee during a calendar year in the form of options, share appreciation rights, and/or share awards intended to qualify as “performance-based compensation” under Section 162(m) of the Code shall not exceed the number of Shares initially authorized for grant, as described above.

If any Common Shares subject to an award are forfeited, canceled, exchanged or surrendered, or if an award terminates or expires without a distribution of Common Shares to the participant, the Common Shares with respect to the award shall, to the extent of any such forfeiture, cancellation, exchange, surrender, termination or expiration, again be available for awards under the 2014 Plan; however, the Common Shares surrendered or withheld as payment of either the exercise price of an option (including Common Shares otherwise underlying an award of a share appreciation right (“SAR”) that are retained by the Company to account for the exercise price of the SAR) and/or withholding taxes in respect of an award will no longer be available for awards under the 2014 Plan. The maximum number of Common Shares available for awards under the 2014 Plan shall not be affected by the payment of cash dividends on outstanding awards, the payment of share-denominated awards that must be settled in cash, the granting of cash awards, or, in connection with a transaction with another entity, the granting of awards to individuals who previously received awards from the other entity and are receiving awards under the 2014 Plan as a result of such transaction.

Administration of the 2014 Plan

Except as otherwise required by law, the 2014 Plan is administered by our Talent and Compensation Committee. To the extent required for employees subject to Section 162(m) of the Code, the Talent and Compensation Committee will consist of two or more individuals, each of whom, unless otherwise determined by our Board, is an “outside director” to comply with the applicable requirements of Section 162(m) of the Code and Section 16 of the U.S. Securities Act of 1934.

The Talent and Compensation Committee will determine which employees, consultants, Directors, members of our sales force and other individuals are eligible to receive awards under the 2014 Plan. In addition, the Talent and Compensation Committee will interpret the 2014 Plan and may adopt any administrative rules, regulations, procedures and guidelines governing the 2014 Plan or any awards granted under the 2014 Plan as it deems to be appropriate.

Types of Awards

The following types of awards may be made under the 2014 Plan. All of the awards described below are subject to the conditions, limitations, restrictions, exercise price, vesting and forfeiture provisions determined by the Talent and Compensation Committee, in its sole discretion, subject to such limitations as are provided in the 2014 Plan. In addition, subject to the limitations provided in the 2014 Plan and in accordance with applicable law, the Talent and Compensation Committee may accelerate or defer the vesting or payment of awards, cancel or modify outstanding awards, and waive any conditions or restrictions imposed with respect to awards or the Common Shares issued pursuant to awards.

Non-qualified Stock Options

An award of a non-qualified stock option grants a participant the right to purchase a certain number of Common Shares during a specified term in the future, after a vesting period, at an exercise price equal to at least 100% of the Market Price (as defined below) of our Common Shares on the grant date. The “Market Price” of Common Shares as of a particular date shall generally mean the closing price per Common Share on the national securities exchange on which the Common Shares are principally traded, for the last preceding date on which there was a sale of such Common Shares on such exchange (subject to certain exceptions set forth in 2014 Plan in the event that the Company is no longer traded on a national securities exchange). Unless otherwise determined by the Talent and Compensation Committee, members of the Board shall generally not be eligible to receive options. The term of a non-qualified stock option may not exceed ten years from the date of grant. The exercise price may be paid with cash, Common Shares already owned by the participant, or with the proceeds from a sale of the Common Shares subject to the option or any combination thereof. The Talent and Compensation Committee may also provide that an option may be “net exercised,” meaning that the participant would receive the Common Shares underlying the options exercised less such number of Common Shares equivalent in value to the exercise price and withholding taxes resulting from the exercise of the options. A non-qualified stock option is an option that does not meet the qualifications of an incentive stock option as described below.

Incentive Stock Options

An incentive stock option is a stock option that meets the requirements of Section 422 of the Code, which include an exercise price of no less than 100% of Market Price on the grant date, having a term of no more than ten years, and being granted from a plan that has been approved by shareholders. Notwithstanding the foregoing, if granted to a participant who owns Common Shares representing more than 10% of the voting power of all classes of shares of the Company, its parent or one of its subsidiaries, an incentive stock option must have a term of not more than five years and have an exercise price which is at least 110% of the Market Price. In addition, if the aggregate Market Price of the Common Shares (as of the grant date) for which incentive stock options are exercisable for the first time by a participant during any calendar year exceeds $100,000, such excess will be treated as non-qualified stock options.

Share Appreciation Rights

A share appreciation right entitles the participant to receive an amount equal to the difference between the Market Price of the Common Shares on the exercise date and the exercise price of the SAR (which may not be less than 100% of the Market Price of a Common Share on the grant date), multiplied by the number of Common

Shares subject to the SAR. A SAR may be granted in substitution for a previously granted option, and if so, the exercise price of any such SAR may not be less than 100% of the Market Price of Common Shares as determined at the time the option for which it is being substituted was granted. Payment to a participant upon the exercise of a SAR may be in cash or Common Shares (in which case, the number of Common Shares to be paid will be determined by dividing the amount calculated above by the Market Price of a Common Share at the time of payment). Unless otherwise determined by the Talent and Compensation Committee, members of the Board will generally not be eligible to receive SARs.

Restricted Shares

A restricted share award is an award of outstanding Common Shares that does not vest until after a specified period of time, or satisfaction of other vesting conditions as determined by the Talent and Compensation Committee, and which may be forfeited if conditions to vesting are not met.

Deferred Shares

A deferred share award is an unfunded, unsecured promise to deliver Common Shares to the participant in the future, if the participant satisfies the conditions to vesting, as determined by the Talent and Compensation Committee. Participants do not have voting rights, but generally receive dividend equivalent payments during the vesting period subject to the same vesting conditions as the underlying award.

Share Units

A share unit is an award denominated in Common Shares that may be settled either in Common Shares or cash, subject to terms and conditions determined by the Talent and Compensation Committee. Participants generally receive dividend equivalent payments during the vesting period subject to the same vesting conditions as the underlying award.

Share Payment

Subject to limits in the 2014 Plan, the Talent and Compensation Committee may issue unrestricted Common Shares, alone or in tandem with other awards, in such amounts and subject to such terms and conditions as the Talent and Compensation Committee determines. A share payment may be granted as, or in payment of, a bonus (including, without limitation, any compensation that is intended to qualify as performance-based compensation for purposes of Section 162(m) of the Code), or to provide incentives or recognize special achievements or contributions.

Cash Awards

The Talent and Compensation Committee may issue awards that are payable in cash, as deemed by the Talent and Compensation Committee to be consistent with the purposes of the 2014 Plan. These cash awards will be subject to the terms, conditions, restrictions and limitations determined by the Talent and Compensation Committee from time to time. The payment of cash awards may be subject to the achievement of specified performance criteria. The 2014 Plan provides that the maximum amount of a cash award that may be granted during any annual performance period to any employee subject to Section 162(m) of the Code may not exceed $10,000,000.

Performance Criteria

Awards granted under the 2014 Plan may be subject to specified performance criteria. Performance criteria are based on the Company’s attainment of performance measures pre-established by the Talent and Compensation Committee, in its sole discretion, based on one or more of the following:

•

revenues, income before taxes and extraordinary items, net income, operating income, earnings before income tax, earnings before interest, taxes, depreciation and amortization, cash flow or a combination of any or all of the foregoing;

•	after-tax or pre-tax profits including, without limitation, those attributable to continuing and/or other operations;

•

the level of the Company’s bank debt or other long-term or short-term public or private debt or other similar financial obligations of the Company either in absolute terms or as it relates to a profitability ratio including operating income or EBITA;

•	return on capital employed, return on assets, or return on invested capital;

•	after-tax or pre-tax return on shareholders’ equity;

•	economic value added targets based on a cash flow return on investment formula;

•	the market price of the Common Shares;

•	the market capitalization or enterprise value of the Company, either in amount or relative to industry peers;

•	the value of an investment in the Common Shares assuming the reinvestment of dividends;

•	the achievement of operating margin targets or other measures of improving profitability;

•

the filing of one or more new drug application(s) (“NDA”) or one or more new drug submission(s) (“NDS”) or the approval of one or more NDA(s) or one or more NDS(s) by the U.S. Food and Drug Administration or the Canadian Therapeutic Products Directorate, as applicable;

•	the achievement of, or progress toward, a launch of one or more new drug(s);

•	the achievement of research and development milestones;

•

the achievement of other strategic milestones including, without limitation, the achievement of specific synergy capture and cost savings realization relating to integrations and the successful creation or execution of a restructuring plan for a specific business or function;

•	the successful completion of clinical trial phases;

•	licensing or acquiring new products or product platforms;

•	acquisition or divestiture of products or business;

•	the entering into new, or exiting from existing, geographic markets or industry segments; or

•

the attainment of a certain level of, reduction of, or other specified objectives with regard to limiting the level in or increase in, all or a portion of controllable expenses or costs or other expenses or costs.

For purposes of the first item above, “extraordinary items” includes all items of gain, loss or expense for the fiscal year determined to be extraordinary or unusual in nature or infrequent in occurrence or related to a corporate transaction, restructuring, or related to a change in accounting principles. Each financial metric above may be on a business unit, geographic segment, total company, or per-share basis, and on a GAAP or non-GAAP adjusted basis.

The performance criteria may be based upon the attainment of specified levels of performance under one or more of the measures described above relative to the performance of other entities. To the extent permitted under

Section 162(m) of the Code or to the extent that an award is not intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Talent and Compensation Committee, in its sole discretion, may designate additional business criteria on which the performance criteria may be based or adjust, modify or amend the previously mentioned business criteria, including to take into account actions approved by the Board or a committee thereof that affect the achievement of the original performance criteria. Performance criteria may include a threshold level of performance below which no award will be earned, a level of performance at which the target amount of an award will be earned and a level of performance at which the maximum amount of the award will be earned. To the extent permitted under Section 162(m) of the Code, the Talent and Compensation Committee shall make appropriate equitable adjustments to the performance criteria in recognition of unusual or non-recurring events affecting us or our financial statements, in response to changes in applicable laws or regulations, including changes in generally accepted accounting principles, or to account for items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of a business or related to a change in accounting principles, as applicable.

Deferrals

The Talent and Compensation Committee may postpone the exercise of awards, or the issuance or delivery of Common Shares or cash pursuant to any award for such periods and upon such terms and conditions as the Talent and Compensation Committee determines. In addition, the Talent and Compensation Committee may determine that all or a portion of a payment to a participant, whether in cash and/or Common Shares, will be deferred in order to prevent the Company or any subsidiary from being denied a U.S. federal income tax deduction with respect to an award granted under the 2014 Plan. Notwithstanding this authority, the Talent and Compensation Committee will not postpone the exercise or delivery of Common Shares or cash payable in respect of awards constituting deferred compensation under Section 409A of the Code, where such postponement will cause the imposition of additional taxes under Section 409A of the Code. Section 409A of the Code provides rules that govern the manner in which compensation of various types may be deferred and imposes taxes upon compensation that is improperly deferred or accelerated.

Blackout Periods

The 2014 Plan provides that (i) if the expiration of the term of options or SARs awarded under the 2014 Plan occurs during a period self-imposed by the Company during which a participant is prohibited from trading in the Company’s securities (a “Blackout Period”) such term will be extended until the tenth business day after the end of such Blackout Period, and (ii) if share units are to be delivered during a Blackout Period, the shares subject to such Common Shares units will be delivered as soon as practicable after the end of such Blackout Period.

Dividends and Dividends Equivalents

The Talent and Compensation Committee may provide that share awards shall earn dividends or dividend equivalents, as applicable, subject to such terms, conditions, restrictions and limitations as the Talent and Compensation Committee may establish.

Adjustments

The 2014 Plan provides that the Talent and Compensation Committee will make appropriate equitable adjustments to the maximum number of Common Shares available for issuance under the 2014 Plan and other limits stated in the 2014 Plan, the number of Common Shares covered by outstanding awards, and the exercise prices and performance measures applicable to outstanding awards. These changes will be made to reflect changes in our capital structure (including a change in the number of Common Shares outstanding) on account of any share dividend, share split, reverse share split or any similar equity restructuring, or any combination or exchange of equity securities, merger, consolidation, recapitalization, reorganization or similar event, or to the extent necessary to prevent the enlargement or diminution of participants’ rights by reason of any such transaction or event or any extraordinary dividend, divestiture or other distribution (other than ordinary cash dividends) of assets to shareholders. These adjustments will be made only to the extent they conform to the requirements of applicable provisions of the Code and other applicable laws and regulations. The Talent and Compensation Committee, in its discretion, may decline to adjust an award if it determines that the adjustment would violate applicable law or result in adverse tax consequences to the participant or to the Company. Adjustments described in this paragraph are subject to any applicable regulatory approvals.

Terminations

Unless the applicable award agreement provides otherwise or the Talent and Compensation Committee determines otherwise, vesting with respect to an award will cease upon termination of a participant’s employment or service with the Company, and unvested awards shall be forfeited upon such termination. In the case of termination for cause, vested awards shall also be forfeited.

Change of Control

The 2014 Plan provides that, unless otherwise set forth in a participant’s award agreement or employment agreement, all awards that are assumed or substituted in connection with a Change of Control transaction (as defined below) will become fully vested, exercisable and free of restrictions, and any performance conditions on those awards will be deemed to be achieved if the participant’s employment or service is terminated by the Company without “cause” (as defined in the 2014 Plan) within 12 months following the Change of Control. In addition, the 2014 Plan provides that, unless otherwise set forth in a participant’s award agreement, all awards that are not assumed or substituted in connection with the Change of Control transaction will become fully vested, exercisable and free of restrictions and any performance conditions on those awards will be deemed to be achieved immediately upon the occurrence of the Change of Control transaction.

In addition, in the event of a Change of Control transaction, the Talent and Compensation Committee may, in its discretion, (i) provide that each option and each SAR which may, by its terms, only be settled in Common Shares, will, immediately upon the occurrence of a Change in Control, be deemed to have been exercised on a “net exercise” basis, and (ii) may, in its discretion, except as would otherwise result in adverse tax consequences under Section 409A of the Code, provide that each award, other than options and SARs will, immediately upon the occurrence of the Change of Control, be cancelled in exchange for a payment in an amount equal to the excess of the consideration paid per Common Share in the Change of Control over the purchase price (if any) per Common Share subject to the award, multiplied by the number of Common Shares subject to the award.

Assignability

Except in specific circumstances described in the 2014 Plan, awards granted under the 2014 Plan may not be sold, pledged, hypothecated, assigned, margined or otherwise transferred in any manner other than by will or the laws of descent and distribution, unless and until the Common Shares underlying such award have been issued, and all restrictions applicable to such Common Shares have lapsed or have been waived by the Talent and Compensation Committee.

Amendment and Termination

The 2014 Plan and any award may be amended, suspended or terminated at any time by the Board, provided that no amendment will be made without shareholder approval if such shareholder approval is required in order to comply with applicable law or the rules of the NYSE, the rules of the Toronto Stock Exchange (“TSX”), or any other securities exchange on which the Common Shares are traded or quoted. For instance, the Board may, without shareholder approval but subject to applicable law and the provisions of the 2014 Plan, (i) amend the vesting provisions of an award or of the 2014 Plan, (ii) amend the payment provisions of an award, (iii) cancel or modify outstanding awards, (iv) waive any restrictions imposed with respect to awards or the Common Shares issued pursuant to awards or of the 2014 Plan, (v) amend the provisions of the 2014 Plan in order to ensure its compliance with applicable securities and tax law as well as the TSX and NYSE rules, (vi) make any amendment of a clerical nature as well as any amendment clarifying any provision of the 2014 Plan, (vii) make any adjustment as described above under the heading “Adjustments”, and (viii) suspend or terminate the 2014 Plan. Except as may be required to comply with applicable tax law, no termination, suspension or amendment of the 2014 Plan may adversely affect the right of any participant with respect to a previously granted award without the participant’s written consent.

The Company will obtain shareholder approval for: (i) subject to the Talent and Compensation Committee’s right to make equitable adjustments as mentioned above, a reduction in the exercise price or purchase price of an award (or the cancellation and re-grant of an award resulting in a lower exercise price or purchase price); (ii) the extension of the original term of an option over the maximum period of 10 years described above, except if such term occurs during a Blackout Period as described above; (iii) any amendment to remove or to exceed the participation limits described in the 2014 Plan; (iv) an increase to the maximum number of Common Shares issuable under the 2014 Plan (other than adjustments in accordance with the 2014 Plan); (v) amendments to the amendment and termination section of the 2014 Plan other than amendments of a clerical nature; and (vi) any amendment that permits Awards to be transferable or assignable other than for normal estate settlement purposes or for other purposes not involving the receipt of monetary consideration.

No amendments were made to the 2014 Plan in 2016.

2011 Omnibus Incentive Plan Summary

The Company’s 2011 Omnibus Incentive Plan (the “2011 Plan”) was adopted and approved by the Board and the shareholders of the Company effective as of May 16, 2011. The Company ceased granting new awards under the 2011 Plan upon the approval of the 2014 Omnibus Incentive Plan in 2014.

Awards Under The Plan

Awards under the 2011 Plan may be granted as options (including both incentive stock options and nonqualified stock options), share appreciation rights (“SARs”), share awards (including restricted shares, deferred shares and share units that may be settled either in Common Shares or cash) or cash awards. However, no SARs or deferred shares have been granted under the 2011 Plan. Awards may be granted singly, in combination or in tandem as determined by the Talent and Compensation Committee, in its sole discretion. A maximum of 2,001,476 Common Shares (less than 1% of the issued and outstanding Common Shares as of April 11, 2016) may be issued pursuant to the exercise of options or in connection with the vesting of share awards under the terms of the 2011 Plan.

Eligibility

Persons eligible to receive awards are any employees, Directors or individuals performing services for the Company or its subsidiaries in the capacity of a consultant, agent or otherwise, as determined by the Talent and Compensation Committee. Unless otherwise determined by the Talent and Compensation Committee, members of the Board shall generally not be eligible to receive SARs or options.

Participation Limits

Subject to adjustments made to reflect a change in the Company’s capital structure, including as a result of a stock dividend, stock split, reverse consolidation, recapitalization, reorganization or divestiture or other similar event (“capital structure adjustments”), the aggregate number of Common Shares that may be granted to any “covered employee” during a calendar year in the form of options, SARs, and/or share awards intended to qualify as “performance-based compensation” (such terms having the meanings given in Section 162(m) of the Code, including any rules and regulations thereunder) shall not exceed 1,000,000 Common Shares (computed based on maximum performance).

Furthermore, (i) the number of Common Shares issuable to persons who are reporting insiders (as defined in National Instrument 55-104 — Insider Reporting Requirements and Exemptions of the Canadian Securities Administrators), at any time, under all security-based compensation arrangements of the Company, cannot exceed 10% of issued and outstanding Common Shares of the Company; and (ii) the number of Common Shares issued to such insiders, within any one year period, under all security-based compensation arrangements of the Company, cannot exceed 10% of its issued and outstanding securities.

Expiration of Options and SARs

Generally options and SARs are granted for a term determined by the Talent and Compensation Committee but not to exceed 10 years (the “Original Term”). For options granted as incentive stock options to certain participants, the Original Term shall not exceed five years. If the Original Term of an option and SAR held by a participant expires during a Company blackout period applicable to the participant which prohibits the participant from trading in Company securities, the term of such option shall be extended until the tenth business day following the end of the Company blackout period.

Exercise Price of Options and SARs

The exercise price per share for each option and SAR is not less than 100% of the closing price of the Common Shares on the trading day immediately preceding the date of grant.

Vesting

Awards under the 2011 Plan are subject to such vesting provisions as the Talent and Compensation Committee may determine. Options currently outstanding vest in equal installments over a period of three or four years after the date of grant or 100% on the third or fourth anniversary of the grant date. Share units generally vest 100% on the third anniversary of the date of grant.

Dividend Equivalents

The Talent and Compensation Committee may provide that share awards earn dividends or dividend equivalents in the form of additional share awards, subject to such terms, conditions, restrictions and limitations as it may establish from time to time. Notwithstanding the foregoing, dividends or dividend equivalents may not be paid with respect to any share award subject to the achievement of performance criteria, unless and until the relevant performance criteria have been satisfied. Generally, holders of share units receive dividend equivalents which are subject to vesting in line with the underlying award to which they relate.

Termination of Employment

Except as otherwise provided in a participant’s employment agreement or letter, in the event that the optionholder’s employment is terminated by reason of death, disability, termination by the Company without cause or the participant voluntarily resigns, the right to exercise such option terminates on the date that is 90 days from the participant’s termination (but in no event beyond the Original Term). Any options or share units that are unvested and do not vest on the termination date are cancelled and forfeited.

In the event that the optionholder’s employment is terminated by the Company without cause within one year following a change of control, all unvested options will vest on such termination and the optionholder will have one year following such a termination to exercise the option (but in no event beyond the Original Term). In the case of a holder of share units whose employment is terminated by the Company within one year following a change of control, a number of the holder’s share units will vest on such termination equal to the number of share units granted multiplied by a fraction, the numerator of which is the number of completed months between the date of grant and the date of termination and the denominator of which is thirty-six (36). Any remaining unvested share units which do not vest on the termination date will be cancelled and forfeited on the date of termination.

In the event that the optionholder’s employment is terminated by the Company for cause prior to the exercise of the option, the option shall terminate and expire as of the date of termination of the employment. In the case of a holder of share units whose employment is terminated by the Company for cause, all of the holder’s share units shall terminate as of the date of termination of the employment.

Nontransferability

Awards granted under the 2011 Plan, and during any period of restriction on transferability, Common Shares issued in connection with the exercise of an option, may not be sold, pledged, hypothecated, assigned, margined or otherwise transferred in any manner other than by will or the laws of descent and distribution, unless and until the Common Shares underlying such award have been issued, and all restrictions applicable to such Common Shares have lapsed or have been waived by the Talent and Compensation Committee. Notwithstanding the foregoing, the Talent and Compensation Committee may, in its sole discretion, permit (on such terms, conditions and limitations as it may establish) nonqualified stock options and/or Common Shares issued in connection with an option exercise to be transferred to a member of a participant’s immediate family or to a trust or similar vehicle for the benefit of a participant’s immediate family members.

Amendment and Termination

The 2011 Plan and any award may be amended, suspended or terminated at any time by the Board, provided that no amendment shall be made without shareholder approval if such shareholder approval is required in order to comply with applicable law or the rules of the NYSE, the rules of the TSX, or any other securities exchange on which the Common Shares are traded or quoted. Under the 2011 Plan, the Company shall obtain shareholder approval for: (i) a reduction in the exercise price or purchase price of an award (or the cancellation and re-grant of an award resulting in a lower exercise price or purchase price), except where the reduction is made to reflect a chance in the Company’s capital structure, including as a result of a capital structure adjustment; (ii) the extension of the Original Term of an option; (iii) any amendment to remove or to exceed the participation limits described above; (iv) an increase to the maximum number of Common Shares issuable under the 2011 Plan (other than adjustments made to reflect a change in the Company’s capital structure, including as a result of a capital structure adjustment); (v) amendments to the amendment provision of the 2011 Plan other than amendments of a clerical nature; and (vi) any amendment that permits awards to be transferable or assignable other than for normal estate settlement purposes or for other purposes not involving the receipt of monetary consideration.

Without shareholder approval, the Board has the discretion to make certain amendments to the 2011 Plan, including: (i) amend the vesting provisions of an award, (ii) amend the payment provisions of an award, (iii) cancel or modify outstanding awards, (iv) waive any restrictions imposed with respect to awards or the Common Shares issued pursuant to awards, (v) make amendments to the 2011 Plan to ensure compliance with applicable securities and tax law as well as the TSX and NYSE rules, (vi) make any amendment of a clerical nature as well as any amendment clarifying any provision of the 2011 Plan, (vii) make any adjustment to reflect a change in the Company’s capital structure, including as a result of capital structure adjustments, and (viii) suspend or terminate the 2011 Plan.

Except for adjustments to awards made in connection with a change of control of the Company, no termination, suspension or amendment of the 2011 Plan or any award shall adversely affect the right of any participant with respect to any award theretofore granted, as determined by the Talent and Compensation Committee, without such participant’s written consent.

No amendments were made to the 2011 Plan in 2016.

2007 Equity Compensation Plan

The Company’s 2007 Equity Compensation Plan (the “2007 Plan”) was adopted and approved by the Board and the shareholders of the Company effective as of May 16, 2007. The Company ceased granting new awards under the 2007 Plan upon the approval of the 2011 Omnibus Incentive Plan in 2011.

Awards Under The 2007 Plan

Awards under the 2007 Plan may be granted as options and RSUs.

Eligibility

Persons eligible to receive awards are employees, officers, Directors and “consultants” (as defined in National Instrument 45-106 — Prospectus and Registration Exemptions of the Canadian securities administrators) of the Company and its subsidiaries and affiliates.

Participation Limits

Under the current terms of the 2007 Plan:

(a) the number of Common Shares reserved for “insiders” (as defined in the TSX Company Manual) issuable, at any time, under the 2007 Plan and under any other security-based compensation arrangements, will not exceed 10% of issued and outstanding Common Shares;

(b) the number of Common Shares issued to such insiders, within any one-year period, under the 2007 Plan and under any other security-based compensation arrangements, will not exceed 10% of issued and outstanding Common Shares;

(c) the total number of options and RSUs in aggregate granted pursuant to the 2007 Plan to any one participant during any calendar year must not exceed 20% of the total number of options and RSUs in aggregate granted pursuant to the Plan during such calendar year;

(d) the number of Common Shares to be issued under the 2007 Plan to any one participant during each calendar year during the term of the 2007 Plan shall not exceed the lesser of (i) 5% of the issued and outstanding Common Shares or (ii) 7,987,450 Common Shares;

(e) the number of Common Shares reserved for issuance and issued pursuant to the 2007 Plan to any one participant at any time must not exceed 25% of the total number of Common Shares that may be issued from treasury under the Plan; and

(f) the maximum number of Common Shares issuable in respect of RSUs, that are subject to performance goals, during any calendar year, to any one participant, shall be 300,000 Common Shares (subject to any decrease pursuant to adjustments made in connection with a change in the Company’s capital structure, or an amalgamation, combination, merger or other reorganization involving the Company); provided, however, that if the performance period is less than three consecutive fiscal years, such maximum number of Common Shares above shall be determined by multiplying 300,000 by a fraction, the numerator of which is the number of days in the performance period and denominator of which is 1095.

Expiration of Options

The 2007 Plan provides for a maximum option term of 5 years. Options currently outstanding under the 2007 Plan generally expire on the fifth anniversary of the date of grant. However, if the term of an option expires during a Company blackout period applicable to the participant which prohibits the participant from trading in Company securities, the term of such option shall be extended until the tenth business day following the end of the Company blackout period.

Exercise Price of Options

The exercise price per share for each option or SAR is not less than 100% of the volume weighted average trading price of the Common Shares for the five trading days immediately preceding the date of grant.

Vesting

Awards under the 2007 Plan are subject to such vesting provisions as the Talent and Compensation Committee may determine. Options generally vest in equal installments over a period of three or four years following the date of grant. RSUs generally vest 100% on the third anniversary of the date of grant. Vesting of RSUs also may be subject to the attainment of specified performance goals.

Dividend Equivalents

RSUs earn dividend equivalents in the form of additional RSUs. Dividend equivalents vest in line with the underlying award to which they relate.

Termination of Employment or Service

Options granted under the Plan to an employee or officer option holder are forfeited upon termination of employment or term of office with the Company, except in certain cases including disability, death, retirement and termination without cause or resignation. Any options held by an option holder that are not exercisable at the date of death, disability, retirement or termination, immediately expire and are cancelled on such date. Employee options that are exercisable at the date of death, disability, retirement or termination expire on the earlier of (a) the original term of the option and (b) either (i) 180 days from the date of death, disability or retirement or (ii) 60 days from the date of termination without cause or resignation. Consultant options that are exercisable at the date of death or disability of the consultant or termination of the consulting relationship expire on the earlier of (a) the original term of the option and (b) 60 days from the date of death, disability or termination. Where an employee or officer option holder’s employment or term of office is terminated for cause, or a consultant’s consulting arrangement is terminated for the consultant’s breach of the consulting arrangement, any options held by the option holder, whether or not exercisable at the termination date, immediately expire and are cancelled on such date. Notwithstanding the foregoing provisions, the Board may permit the exercise of any options held in the manner and on the terms as authorized by the Board, including the right for the Board to accelerate the vesting of options, provided that the Board may not authorize the exercise of an option beyond the expiration of the applicable exercise period.

Where an RSU holder’s employment, term of office or consulting arrangement terminates by reason of (a) in the case of an employee or officer RSU holder, voluntary resignation, or termination by the Company or one of its affiliates for cause or (b) in the case of a consultant RSU holder, voluntary termination or termination by the Company or one of its affiliates for breach of the consulting arrangement, then any RSUs that are unvested on the date of such termination or resignation will be forfeited and cancelled on the termination date. Where the RSU holder’s employment terminates due to death, disability or retirement or termination without cause, or a consultant RSU holder’s consulting arrangement is terminated by the Company or one of its affiliates other than as a result of a breach, then prorated RSUs will vest, based on the number of days of active service from the grant date to the date of death, disability, retirement or termination compared to the number of days from the grant date to the vesting date, and the remainder are cancelled.

In addition to the foregoing, the 2007 Plan provides that:

(a) if an option holder or RSU holder engages in a business that competes with that of the Company, or any activity that would be considered detrimental to the Company (i) prior to any exercise of an option, all options held by the option holder will terminate and expire; (ii) during the one-year period following the date an option is exercised or becomes vested, the option holder will be required to pay to the Company an amount equal to any gain realized as a result of the exercise of the option; (iii) prior to any vesting of RSUs, all RSUs held by the RSU holder will terminate and be cancelled; or (iv) during the one-year period commencing on the date one or more RSUs vest, the RSU holder will be required to pay to us an amount equal to the market price of the Common Shares and/or the cash amount received by the RSU holder, plus any other gain realized as a result of the vesting of the RSUs, issuance of the Common Shares and/or payment of the cash amount; and

(b) if an option holder or RSU holder has been employed by the Company or one of its affiliates for at least 10 consecutive years, the Plan provides that, provided that the sum of the holder’s age and the years of service with the Company, or its affiliate, equals or exceeds 70, upon the retirement, death, disability or termination (other than in the case of a termination for cause) (i) all of the unvested options held by such holder will immediately vest and become exercisable, (ii) all such vested options shall expire on the earlier of (A) the expiration of the term of such options, and (B) one year following the retirement, death, disability or termination with us, and (iii) all unvested RSUs held by such holder will immediately vest (other than for RSU holders who are subject to U.S. taxation, in which case the Plan provides for special vesting rules).

On a change in control, the Board may, without the consent of any participant, take such steps as are necessary or desirable to cause the conversion or exchange of outstanding options or RSUs into or for cash or options, units, rights or other securities of substantially equivalent value in any entity participating in or resulting from the change in control. Alternatively, the Board may accelerate the vesting of any or all outstanding options or RSUs so that they are exercisable conditional upon or prior to the completion of the change in control.

Nontransferability

No assignment or transfer of options or RSUs, whether voluntary, involuntary, by operation of law or otherwise, vests any interest or right in any assignee or transferee and immediately upon any assignment or transfer, or any attempt to make the same, such options or RSUs will terminate and be of no further force or effect.

Notwithstanding the foregoing, the Talent and Compensation Committee may, in its sole discretion, permit (on such terms, conditions and limitations as it may establish) nonqualified stock options and/or Common Shares issued in connection with an option exercise to be transferred to a member of a participant’s immediate family or to a trust or similar vehicle for the benefit of a participant’s immediate family members.

Amendment and Termination

The Board may, without notice, at any time or from time to time for any purpose whatsoever, amend, suspend, discontinue or terminate this 2007 Plan or any award granted under this 2007 Plan.

No amendment shall be made without shareholder approval if such shareholder approval is required in order to comply with applicable law or the rules of the NYSE, the rules of the TSX, or any other securities exchange on which the Common Shares are traded or quoted. Under the 2007 Plan, the Company shall obtain shareholder approval for any amendment (i) to increase the number of Common Shares reserved for issuance under the 2007 Plan; (ii) that would reduce the exercise price of an option (including a cancellation and reissue of an option constituting a reduction of the exercise price); (iii) to extend the term of an outstanding option beyond the originally scheduled expiry date for that option; (iv) to the eligible participants under the 2007 Plan that would permit the introduction or reintroduction of non-employee Directors to participate under the 2007 Plan on a discretionary basis; (v) that would alter the transferability or assignability of options or RSUs; and (vi) to provide for other types of compensation through equity issuance, in each case unless the change results from an adjustment made in connection with a change in the Company’s capital structure, or an amalgamation, combination, merger or other reorganization involving the Company.

Without shareholder approval, the Board has the discretion to make certain amendments to the 2007 Plan, including: (i) amend the vesting provisions of an award, (ii) amend the payment provisions of an award, (iii) cancel or modify outstanding awards, (iv) waive any restrictions imposed with respect to awards or the Common Shares issued pursuant to awards, (v) make amendments to the 2007 Plan to ensure compliance with applicable securities and tax law as well as the TSX and NYSE rules, (vi) make any amendment of a clerical nature, as well as any amendment clarifying any provision of the 2007 Plan, (vii) make any adjustment to reflect a change in the Company’s capital structure, including as a result of capital structure adjustments, and (viii) suspend or terminate the 2007 Plan.

Except for adjustments to awards made in connection with a change of control of the Company, no termination, suspension or amendment of the 2007 Plan or any award shall adversely affect the right of any participant with respect to any award theretofore granted, as determined by the Talent and Compensation Committee, without such participant’s written consent.

No amendments were made to the 2007 Plan in 2016.

Option and RSU Plans

As of February 28, 2017, 12,403,495 Common Shares (3.57% of the issued and outstanding Common Shares) had been issued upon the exercise of options granted under the 2003 Plan and 165,080 Common Shares (less than 1% of the issued and outstanding Common Shares) had been issued in connection with the vesting of RSUs granted under the 2003 Plan. As of February 28, 2017, a total of 137,237 Common Shares (less than 1% of the issued and outstanding Common Shares) remained reserved for issuance under the 2003 Plan, representing (i) 79,495 Common Shares (less than 1% of the issued and outstanding Common Shares) issuable in respect of options and (ii) 57,742 Common Shares (less than 1% of the issued and outstanding Common Shares) issuable in respect of RSUs granted and which remain outstanding under such plan.

As of February 28, 2017, 74,096 Common Shares (less than 1% of the issued and outstanding Common Shares) had been issued upon the exercise of options granted under the 2006 Plan and 2,704,883 Common Shares (less than 1% of the issued and outstanding Common Shares) had been issued in connection with the vesting of RSUs granted under the 2006 Plan. As of February 28, 2017, a total of 2,181,824 Common Shares (less than 1% of the issued and outstanding Common Shares) remained reserved for issuance under the 2006 Plan, representing (i) 0 Common Shares (less than 1% of the issued and outstanding Common Shares) issuable in respect of options and (ii) 2,181,824 Common Shares (less than 1% of the issued and outstanding Common Shares) issuable in respect of RSUs granted and which remain outstanding under such plan.

As of February 28, 2017, 4,301,303 Common Shares (1.24% of the issued and outstanding Common Shares) had been issued upon the exercise of options granted under the 2007 Plan and 3,573,846 (1.03% of the issued and outstanding Common Shares) had been issued in connection with the vesting of RSUs granted under the 2007 Plan. As of February 28, 2017, a total of 508,339 Common Shares (less than 1% of the issued and outstanding Common Shares) remained reserved for issuance under the 2007 Plan, representing (i) 0 Common Shares (less than 1% of the issued and outstanding Common Shares) issuable in respect of options and (ii) 508,339 Common Shares (less than 1% of the issued and outstanding Common Shares) issuable in respect of RSUs granted and which remain outstanding under such plan. The Company ceased granting new awards under the 2007 Plan upon the approval of the 2011 Plan in 2011.

As of February 28, 2017, 425,124 Common Shares (less than 1% of the issued and outstanding Common Shares) had been issued upon the exercise of options granted under the 2011 Plan and 2,547,131 Common Shares (less than 1% of the issued and outstanding Common Shares) had been issued in connection with the vesting of RSUs granted under the 2011 Plan. As of February 28, 2017, a total of 2,001,476 Common Shares (less than 1% of the issued and outstanding Common Shares) remained reserved for issuance under the 2011 Plan, representing (i) 1,315,998 Common Shares (less than 1% of the issued and outstanding Common Shares) issuable in respect of options and (ii) 685,478 Common Shares (less than 1% of the issued and outstanding Common Shares) issuable in respect of RSUs granted and which remain outstanding under such plan. The Company ceased granting new awards under the 2011 Plan upon the approval of the 2014 Plan in 2014.

As of February 28, 2017, 2,128 Common Shares (less than 1% of the issued and outstanding Common Shares) had been issued upon the exercise of options granted under the 2014 Plan and 519,601 Common Shares (less than 1% of the issued and outstanding Common Shares) had been issued in connection with the vesting of RSUs granted under the 2014 Plan. As of February 28, 2017, a total of 7,594,506 Common Shares (2.18% of the issued and outstanding Common Shares) remained reserved for issuance under the 2014 Plan, representing (i) 2,634,082 Common Shares (less than 1% of the issued and outstanding Common Shares) issuable in respect of options and (ii) 4,960,424 Common Shares (1.43% of the issued and outstanding Common Shares) issuable in respect of RSUs granted and which remain outstanding under such plan.

AUDIT COMMITTEE REPORT

The Report of the Audit and Risk Committee of the Board shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act or under the Exchange Act, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such Acts.

The Audit and Risk Committee, comprised of independent directors, is delegated by the Board to monitor the integrity of our financial statements, the auditors’ qualifications and independence, the performance of the auditors and our internal auditors, and the Company’s compliance with legal and regulatory requirements.

Management has primary responsibility for our financial statements and the overall reporting process as well as establishing and maintaining our internal controls. PricewaterhouseCoopers LLP, our auditors for fiscal year ended December 31, 2016, had the responsibility for expressing an opinion as to whether the audited financial statements have been prepared in accordance with generally accepted accounting principles in the United States in all material respects and on the effectiveness of our internal controls over financial reporting.

The Audit and Risk Committee met with management and the auditors to review and discuss the audited financial statements for the year ended December 31, 2016, as well as management’s assessment of the effectiveness of our internal controls over financial reporting and the auditor’s assessment of our internal controls over financial reporting. The auditors, as well as the internal auditors, had full access to the Audit and Risk Committee, including regular meetings without management present.

The Audit and Risk Committee received from and discussed with the auditors the written report and the letter from the auditor required by applicable requirements of the Public Company Accounting Oversight Board regarding the auditor’s communications with the Audit and Risk Committee concerning independence and has discussed with the auditor the auditor’s independence. Additionally, the committee discussed with the auditors the matters required by Auditing Standard No. 16, “Communications with Audit Committees” issued by the Public Company Accounting Oversight Board.

The Audit and Risk Committee acts only in an oversight capacity and must rely on the information provided to it and on the representations made by management and the auditors. Based on the aforementioned reviews and discussions, and the report of the auditors, the Audit and Risk Committee recommended to the Board that the audited financial statements for the year ended December 31, 2016, be included in the Company’s Annual Report filed with the SEC.

Audit and Risk Committee

Russel C. Robertson, Chairperson

D. Robert Hale

Sarah B. Kavanagh

Robert N. Power

CERTAIN TRANSACTIONS

Certain Related-Party Transactions

As described above, the Board has adopted the Standards, which set out the Board’s expectations for the conduct of our Directors, officers and employees in their dealings on behalf of the Company. Our conflict of interest policy is set forth in our Standards of Business Conduct and requires that Directors, officers and employees avoid situations in which they have a potential or actual conflict of interest with the Company. Directors, officers or employees involved in any of the types of relationships described in our conflict of interest policy are required to immediately and fully disclose the relevant circumstances to their immediate supervisors, in the case of officers or employees, or to the Audit and Risk Committee, in the case of Directors. The Audit and Risk Committee reviews transactions or proposed transactions in which an executive officer has an interest that conflicts with the Company’s interests and makes recommendations to the Board regarding any such transaction. The Audit and Risk Committee also conducts such reviews in cases where the conflict, or potential conflict, involves a member of the Board. Our conflict of interest policy states that the following are types of outside activities that can create conflicts:

•

Ownership by a Director or employee or any member of the Director’s or employee’s family of a substantial interest in any concern that does business with the Company, whether as a supplier, dealer or customer, or are a competitor (except in the case of a publicly owned corporation whose securities are traded on the open market).

•

Serving as a Director, officer, employee, consultant, advisor, or in any other capacity for any business or other organization with which the Company currently (or potentially) has a business relationship or which is, or can expect to become, a competitor of the Company.

•

Engaging in an outside activity with an individual, business or organization which currently (or potentially) has a competitive or business relationship with the Company where such activity is likely to decrease the impartiality, judgment, effectiveness or productivity expected from an employee.

•	Performance by a Director or employee or a member of the Director’s or employee’s family of services for any outside concern or individual that does business with the Company.

•	Outside employment which conflicts or might be reasonably expected to conflict with the normal duties of the Director or employee.

Since January 1, 2016, the Company was involved in the following related-party transactions each of which has been approved or ratified by the Audit and Risk Committee:

Joseph C. Papa’s son, Matthew Papa, Product Manager, has been employed by the Company since September 2016. In 2016, he received $34,615 in compensation.

Richard U. DeSchutter and TABLE Holdings, L.P. were shareholders of Sprout prior to its merger with the Company’s subsidiary VPI in October 2015. William A. Ackman is the managing member of TABLE Holdings Management LLC, which is the General Partner of TABLE Holdings L.P. As one of the terms of the merger agreement between Sprout and VPI, the shareholders of Sprout received certain payments. Mr. DeSchutter owned 983,101 shares of Sprout and received a payment of $8,231,044 in January 2016. TABLE Holdings, L.P. owned 866,051 Series C Convertible Preferred Shares of Sprout and received a payment of $7,586,913 in October 2015, and a further payment of $7,251,070 in January 2016. In November 2016, the shareholder representative of the former shareholders of Sprout filed a lawsuit against the Company alleging, among other things, breach of contract with respect to certain terms of the merger agreement relating to the Sprout acquisition, including the disputed contractual term to spend no less than $200 million in certain expenditures.

J. Michael Pearson’s brother-in-law, Robert Brabandt, Director of Corporate Procurement/ Real Estate, has been employed by the Company since September 2010. In 2016, Mr. Brabandt received $511,989 which included his salary, bonuses and equity grant.

On February 10, 2017, the Company, Valeant Pharmaceuticals International and J. Michael Pearson (together, the “Valeant Parties”) and Pershing Square Capital Management, L.P., Pershing Square Holdings, Ltd., Pershing Square International, Ltd., Pershing Square, L.P., Pershing Square II, L.P., PS Management GP, LLC, PS Fund 1, LLC, Pershing Square GP, LLC (together, “Pershing Square”), and William A. Ackman (“Ackman” and, together with Pershing Square, the “Pershing Square Parties”) entered into a litigation management agreement (the “Litigation Management Agreement”). In part, the Litigation Management Agreement (a) allocates potential costs and expenses (including legal fees) among the parties in the event of a settlement of the pending litigation In re Allergan, Inc. Proxy Violation Secs. Litig. that is approved by both parties and (b) provides that the Pershing Square Parties, as shareholders, forbear from commencing actions as to certain legal claims relating to the Company for a defined period of time. The Litigation Management Agreement will terminate on November 1, 2017 if a settlement is not yet obtained, unless extended by the parties. In connection with the entrance into the Litigation Management Agreement, on February 10, 2017 the Valeant Parties and the Pershing Square Parties entered into a mutual release of claims where each party will release the other parties from certain claims, including those arising out of any purchase of security of the Company. Pershing Square Holdings, Ltd., Pershing Square International, Ltd., Pershing Square L.P., Pershing Square II, L.P., PS Management GP LLC, PS Fund 1, LLC and Pershing Square GP, LLC are investment funds managed by Pershing Square Capital Management, L.P. William A. Ackman and Stephen Fraidin, both currently members of the Company’s Board, are the CEO and Vice Chairman of Pershing Square Capital Management, L.P. The mutual release will go into effect upon the later of satisfaction of the payment obligations that each party would have in connection with any settlement of the California action pursuant to the Litigation Management Agreement and the date of entry of final judgment, and will not occur if the Litigation Management Agreement is terminated.

PROPOSAL NO. 2

ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Board is committed to excellence in governance. At our 2011 Annual Meeting of Shareholders, our Board recommended and shareholders approved, in a non-binding advisory vote, that a non-binding advisory vote on executive compensation be held every year. The Board determined that our shareholders should vote on a say-on-pay proposal every year, consistent with the preference expressed by our shareholders at the 2011 Annual Meeting of Shareholders. Proposal No. 2 provides the Company’s shareholders with an opportunity to provide an advisory vote related to compensation of the Company’s Named Executive Officers.

The Company has a “pay-for-performance” philosophy that forms the foundation of all decisions regarding compensation of the Company’s Named Executive Officers. This compensation philosophy and the program structure approved by the Talent and Compensation Committee have been central to the Company’s ability to attract, retain and motivate individuals who can achieve superior shareholder returns. The Talent and Compensation Committee is engaged in reevaluating such compensation philosophy and the Company’s compensation programs and practices. Please refer to “Executive Compensation — Compensation Discussion and Analysis — Executive Summary” for an overview of the compensation of the Company’s Named Executive Officers.

Pursuant to Schedule 14A of the Exchange Act, we are asking for shareholder approval, in an advisory resolution, of the compensation of our Named Executive Officers as disclosed in this Proxy Statement in accordance with SEC rules, which disclosure includes the disclosure under “Executive Compensation —Compensation Discussion and Analysis,” the compensation tables and the narrative discussion following the compensation tables. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our Named Executive Officers and the executive compensation policies and practices described in this Proxy Statement. This advisory vote gives you as a shareholder the opportunity to endorse or not endorse the compensation of our Named Executive Officers through the following resolution:

Resolved, that the shareholders approve, in an advisory resolution, the compensation paid to the Named Executive Officers, as disclosed in the Compensation Discussion and Analysis section and compensation tables, as well as the other narrative executive compensation disclosures, contained in this Proxy Statement.

This vote is advisory and therefore not binding on the Company, the Talent and Compensation Committee of the Board or the Board. The Board and the Talent and Compensation Committee value the opinions of our shareholders and to the extent there is any significant vote against the Named Executive Officer compensation as disclosed in this Proxy Statement, we will consider those shareholders’ concerns, and the Talent and Compensation Committee will evaluate whether any actions are necessary to address those concerns. As noted above, partly in response to the disappointing 62% of votes in favor of our executive compensation program at the 2016 Annual Meeting of Shareholders, certain changes have been made to these programs. See “2016 Shareholder Engagement”. Shareholders had previously endorsed the design and administration of our executive compensation programs by significant margins, with votes in favor of these programs at our 2014 and 2015 Annual Meeting of Shareholders of 98% and 90%, respectively.

The Board recommends that the shareholders vote FOR Proposal No. 2.

PROPOSAL NO. 3

ADVISORY VOTE ON THE FREQUENCY OF ADVISORY VOTES ON EXECUTIVE COMPENSATION

As described in Proposal No. 2 above, we are providing our shareholders with the opportunity to cast an advisory vote on the compensation of our Named Executive Officers.

Section 14A of the Exchange Act requires us to allow our shareholders the opportunity to cast an advisory vote on how often we should include advisory votes on the compensation of our Named Executive Officers in our proxy materials for future shareholder meetings. Under this proposal, shareholders may vote to have the “say-on-pay” vote ever year, every two years or every three years, or may abstain from voting.

Our Board has determined that an annual advisory vote on executive compensation is the most appropriate alternative for the Company. The Board’s determination was influenced by the fact that meaningful portions of the compensation of our Named Executive Officers are evaluated, adjusted and approved on an annual basis, and that it is important to have regular visibility into the long-term incentives that help drive our performance metrics. As part of the annual review process, the Board believes that shareholder perspectives should be a factor that is taken into consideration by the Board and the Talent and Compensation Committee in making decisions with respect to executive compensation. By providing an advisory vote on executive compensation on an annual basis, our shareholders will be able to provide us with direct input on our compensation philosophy, policies and practices as disclosed in the management proxy circular and proxy statement every year. We understand that our shareholders may have different views as to what is the best approach for the Company, and we look forward to hearing from our shareholders on this agenda item every year. Accordingly, our Board recommends that the advisory vote on executive compensation be held every year. This advisory vote gives you as a shareholder the opportunity to vote on the frequency of advisory votes on executive compensation for our Named Executive Officers through the following resolution:

Resolved, that the shareholders wish the Company to include an advisory vote on the compensation of the Company’s Named Executive Officers pursuant to Rule 14a-21(b) of the Exchange Act:

•	Every Year;

•	Every Two Years;

•	Every Three Years; or

•	Abstain.

While we believe that a vote every year is the best choice for us, you are not voting to approve or disapprove our recommendation of every year, but rather to make your own choice among a vote of once every year, every two years or every three years. You may also abstain from voting on this proposal.

This vote is advisory and therefore not binding on the Company, the Talent and Compensation Committee of the Board or the Board. The Board and the Talent and Compensation Committee value the opinions of our shareholders and to the extent there is any significant vote against the Named Executive Officer compensation as disclosed in this Proxy Statement, we will consider those shareholders’ concerns, and the Talent and Compensation Committee will evaluate whether any actions are necessary to address those concerns.

The Board recommends that the shareholders vote for EVERY YEAR on Proposal No. 3.

PROPOSAL NO. 4

APPOINTMENT OF AUDITORS

The Audit and Risk Committee recommended to the Board that PwC be put before the shareholders at the Meeting for appointment as our auditors to serve until the close of the 2018 Annual Meeting of Shareholders. The Board has accepted and endorsed this recommendation.

Under the BCBCA, at each annual meeting of shareholders, shareholders of a corporation appoint, by a majority of votes cast in respect of that proposal, an auditor to hold office until the close of the next annual meeting of shareholders. Notwithstanding the foregoing, if an auditor is not appointed at a meeting of shareholders, the incumbent auditor continues in office until a successor is appointed. PwC currently serves as auditor of the Company and, therefore, shall continue to serve as the Company’s auditor in the event that this proposal is not adopted by the shareholders.

Representatives of PwC will be present at the Meeting and will have an opportunity to make a statement if desired. Further, the representatives will be available to respond to appropriate shareholder questions directed to him or her.

A simple majority of votes cast at the Meeting, whether in person, or by proxy or otherwise, will be required to appoint PwC. You may either vote “For” the appointment of PwC or “Withhold” your vote with respect to such appointment. If you vote “For” the appointment of PwC, your Common Shares will be voted accordingly. If you select “Withhold” with respect to the appointment of PwC, your vote will not be counted as a vote cast for the purposes of appointing PwC.

As a shareholder of the Company, you are invited to vote with respect to the appointment of PwC as the auditors for the Company to hold office until the close of the 2018 Annual Meeting of Shareholders and to authorize the Board to fix the auditors’ remuneration through the following resolution:

Resolved that the shareholders hereby appoint PwC as auditors for the Company to hold office until the close of the 2018 Annual Meeting of Shareholders and the Board of Directors of the Company is hereby authorized to fix the auditors’ remuneration.

The Board recommends that the shareholders vote FOR Proposal No. 4.

AUDITOR FEES

For fiscal years ended December 31, 2015 and December 31, 2016, PwC was our appointed auditor. Principal Auditor fee includes fees paid to PwC and affiliated PwC network firms through the world. The table below summarizes the fees (expressed in thousands of U.S. dollars) paid by the Company and its consolidated subsidiaries to PwC during 2015 and 2016.

	2015		2016
	($)	(%)	($)	(%)
Audit Fees	20,477	82	16,173	77
Audit-Related Fees(1)	271	1	1,687	8
Tax Fees(2)	4,129	17	3,228	15
All Other Fees(3)	2	*	2	*

Total	24,879	100	21,090	100

Notes:

*	Less than one percent.

(1)

Audit-related services are generally related to audits of financial statements prepared for special purposes, assignments relating to due diligence investigations and procedures and employee benefit plan audits.

(2)	Tax services are professional services rendered by our auditors for tax compliance and tax consulting primarily related to international transfer pricing.

(3)	All other fees are amounts paid for miscellaneous permissible products and services.

Audit Fees

The aggregate fees billed for professional services rendered by PwC for the fiscal years ended December 31, 2015 and December 31, 2016 for the audit of our consolidated annual financial statements and the reviews of the financial statements included in our Forms 10-Q, the audits of our internal control over financial reporting with the objective of obtaining reasonable assurance about whether effective internal control over financial reporting was maintained in all material respects, or services that are normally provided by PwC in connection with statutory and regulatory filings or engagements in 2015 and 2016, were approximately $20.5 million and $16.2 million, respectively. The decrease between 2015 and 2016 is primarily a result of additional audit work performed in connection with the audit of our December 31, 2015 consolidated financial statements resulting from the Ad Hoc Committee’s review, identification of material weaknesses in internal control over financial reporting and the resulting delay in filing of the 2015 Form 10-K.

Audit-Related Fees

The Audit and Risk Committee believes that the provision of the non-audit services referenced above is compatible with maintaining PwC’s independence.

Audit-related services are generally related to audits of financial statements prepared for special purposes, employee benefit plan audits and assignments relating to due diligence investigations and procedures.

The aggregate fees billed for audit-related services rendered by PwC during the fiscal year ended December 31, 2015 and December 31, 2016 that are reasonably related to the performance of the audit or review of the Company’s financial statements and are not included in “Audit Fees” above were approximately $0.3 million and $1.7 million, respectively.

Tax Fees

Tax services are professional services rendered by our auditors for tax compliance and tax consulting primarily related to international transfer pricing. The aggregate fees billed for tax services rendered by PwC during the fiscal years ended December 31, 2015 and December 31, 2016 were approximately $4.1 million and $3.2 million, respectively.

All Other Fees

There were insignificant amounts paid for miscellaneous permissible products and services as reported above to PwC during the fiscal years ended December 31, 2015 and December 31, 2016. PwC did not provide any financial information systems design or implementation services to the Company during 2015 and 2016.

All fees described above were approved by the Audit and Risk Committee of our Board under its pre-approval policy.

Audit and Risk Committee’s Pre-Approval of Non-Audit Services

The Audit and Risk Committee chooses and appoints (through nomination to the Company’s shareholders) the Company’s auditors to audit our financial statements. The Audit and Risk Committee pre-approves non-audit services that may be provided to the Company and its subsidiaries by its auditors. The Audit and Risk Committee is not permitted to approve any engagement of the Company’s auditors if the services to be performed either fall into a category of services that are not permitted by applicable law or the services would be inconsistent with maintaining the auditors’ independence.

OTHER

SHAREHOLDER PROPOSALS AND DIRECTOR NOMINATIONS

FOR THE 2018 ANNUAL MEETING OF SHAREHOLDERS

A shareholder who is entitled to vote at the 2018 Annual Meeting of Shareholders may raise a proposal for consideration at such Annual Meeting of Shareholders. We will consider such proposal for inclusion in the proxy materials for the 2018 Annual Meeting only if our Corporate Secretary receives such proposal (at 2150 Saint Elzear Blvd. West, Laval, Quebec, H7L 4A8, Canada, or by facsimile 514-744-6272): (i) submitted pursuant to Rule 14a-8 (“Rule 14a-8”) of the General Rules and Regulations promulgated under the Exchange Act, on or before December 30, 2017, or (ii) submitted pursuant to Part 5, Division 7 of the BCBCA on or before February 2, 2018. The use of certified mail, return receipt, is advised. In addition, in the event the Company does not receive a shareholder proposal by March 15, 2018, the proxy to be solicited by the Board for the 2018 Annual Meeting of Shareholders will confer discretionary authority on the holders of the proxy to vote the Common Shares if the proposal is presented at the 2018 Annual Meeting of Shareholders without any discussion of the proposal in the proxy materials for that meeting.

If the date of the 2018 Annual Meeting of Shareholders is advanced or delayed more than 30 days from the date of the Annual Meeting, shareholder proposals intended to be included in the proxy statement for the 2018 Annual Meeting of Shareholders must be received by us within a reasonable time before we begin to print and mail the proxy statement, or provide a notice to you with respect to accessing such proxy statement over the Internet, for the 2018 Annual Meeting of Shareholders.

The Company’s Articles provide that shareholders seeking to nominate candidates for election as Directors must provide timely notice in writing to the Company’s secretary by personal delivery or facsimile transmission at the number shown on the Company’s issuer profile on SEDAR at www.sedar.com. The purpose of this advance notice requirement is to: (i) inform the Company of nominees for election at a shareholder meeting proposed by a shareholder sufficiently in advance of such meeting; (ii) provide an opportunity to inform all shareholders of any potential proxy contest and proposed Director nominees sufficiently in advance of the meeting; and (iii) enable the Board to make informed recommendations or present alternatives to shareholders.

To be timely, a shareholder’s notice must be received by the Company: (i) in the case of an annual general meeting, not later than the close of business on the 50th day before the meeting date or, if the first public announcement of the date of such meeting is less than 60 days prior to the meeting date, the close of business on the 10th day following the day on which public announcement of the date of such annual general meeting was first made by the Company; and (ii) in the case of a special meeting called for the purpose of electing Directors, not later than the close of business on the 15th day following the day on which public announcement of the date of the special meeting is first made by the Company. The Company’s Articles also prescribe the proper written form for a shareholder’s notice as well as additional requirements in connection with nominations. Shareholders who failed to comply with the advance notice requirements would not be entitled to make nominations for Directors at the Annual General or Special Meeting of Shareholders.

COMMUNICATION WITH THE BOARD OF DIRECTORS

Shareholders and other interested parties may contact the Company’s Directors or independent directors in writing, as a group or individually, by directing their correspondence to the attention of Valeant Investor Relations, Valeant Pharmaceuticals International, Inc., 2150 Saint Elzear Blvd. West, Laval, Quebec, H7L 4A8, Canada. Shareholders and other interested parties may also contact the Company’s Directors by calling the Company’s helpline in the United States and Canada at (888) 451-4510. Additional international telephone numbers are included in our Business Ethics Reporting Policy, which is available on our website at www.valeant.com (under the tab “About” and under the subtab “Corporate Governance”). The Corporate Secretary will log incoming information and forward appropriate messages promptly to the Director(s). Communications are distributed to the Board or to any individual Director or Directors as appropriate, depending on the facts and circumstances outlined in the communication.

Certain items that are unrelated to the duties and responsibilities of the Board will not be distributed to the Board, such as mass mailings, product complaints, product inquiries, new product suggestions, resumes and other forms of job inquiries, surveys and business solicitations or advertisements. In addition, material that is inappropriate or unsuitable will be excluded, with the provision that any communication that is excluded must be made available to any non-employee Director upon request.

Communications that include information better addressed by the Audit and Risk Committee will be addressed directly by that Committee.

ANNUAL REPORT AND ADDITIONAL INFORMATION

Our financial information is contained in the Company’s consolidated annual financial statements and related MD&A for the fiscal year ended December 31, 2016. Our Annual Report is available on the Internet at our website at www.valeant.com or on SEDAR at www.sedar.com or through the SEC’s electronic data system called EDGAR at www.sec.gov. To request a printed copy of our Annual Report or consolidated financial statements and related MD&A as of and for the year ended December 31, 2016, which we will provide to you without charge, either write to Valeant Investor Relations at Valeant Pharmaceuticals International, Inc., 2150 Saint Elzear Blvd. West, Laval, Quebec H7L 4A8, Canada, or send an email to Valeant Investor Relations at ir@valeant.com. Neither the Annual Report nor the consolidated financial statements and related MD&A as of and for the year ended December 31, 2016 form part of the material for the solicitation of proxies. Additional information relating to the Company may be found on SEDAR at www.sedar.com or on EDGAR at www.sec.gov.

PROXY SOLICITATION

We will bear the entire cost of solicitation, including the preparation, assembly, Internet hosting, maintaining a dedicated call line and printing and mailing the Proxy Statement and form of Proxy Card. In addition to soliciting proxies by telephone, Internet and mail, Directors, officers or employees of the Company may, without special compensation, solicit proxies in person, by telephone, telegraph, courier service, advertisement, telecopier or other electronic means. We have retained D.F. King to assist in the solicitation of proxies. We will pay fees to D.F. King of $10,000, plus reasonable out-of-pocket expenses incurred by them. We will bear the entire cost of solicitation, including the preparation, assembly, Internet hosting, maintaining a dedicated call line, and printing and mailing the Proxy Statement and form of Proxy Card. We will pay those entities holding Common Shares in the names of their beneficial owners, such as brokers, nominees, fiduciaries and other custodians for their reasonable fees and expenses in forwarding solicitation material to their beneficial owners and for obtaining their instructions.

HOUSEHOLDING OF PROXY MATERIALS

Companies and intermediaries (e.g., brokers) are permitted under the SEC’s rules to satisfy the delivery requirements for proxy materials and annual reports with respect to two or more shareholders sharing the same address by delivering a single management proxy circular and proxy statement addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for shareholders and cost savings for companies.

A number of brokers with account holders who are our shareholders “household” our proxy materials. A single management proxy circular and proxy statement or Notice Regarding Internet Availability of Proxy Materials, as applicable, will be delivered to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If you prefer to receive multiple copies of the separate management proxy circular and proxy statement or Notice Regarding Internet Availability of Proxy Materials, as applicable, at the same address for the Annual Meeting or for any future Annual Meetings of Shareholders, additional copies will be provided promptly upon written or oral request to your broker, or by contacting us at Valeant Pharmaceuticals International, Inc., Attn: Investor Relations, 2150 Saint Elzear Blvd. West, Laval, Quebec H7L 4A8, Canada, telephone 514-744-6792. Shareholders who currently receive multiple copies of the Proxy Statement or Notice Regarding Internet Availability of Proxy Materials at their address and would like to request “householding” of their communications should contact their broker.

MISCELLANEOUS

If any other matters are properly presented for consideration at the Meeting, including, among other things, consideration of a motion to adjourn the Meeting to another time or place in order to solicit additional proxies in favor of the recommendation of the Board, the designated proxyholders intend to vote the Common Shares represented by the Proxies appointing them on such matters in accordance with the recommendation of the Board and the authority to do so is included in the Proxy.

As of the date this Proxy Statement, the Board knows of no other matters which are likely to come before the Meeting.

By Order of the Board of Directors,

Joseph C. Papa

Chairman of the Board and Chief Executive Officer

Laval, Quebec

March 23, 2017

WE WILL MAIL WITHOUT CHARGE UPON WRITTEN REQUEST A COPY OF OUR MOST RECENT ANNUAL REPORT, INCLUDING THE FINANCIAL STATEMENTS, SCHEDULES AND A LIST OF EXHIBITS. REQUESTS SHOULD BE SENT TO: CORPORATE SECRETARY, VALEANT PHARMACEUTICALS INTERNATIONAL, INC., 2150 SAINT ELZEAR BLVD. WEST, LAVAL, QUEBEC H7L 4A8, CANADA. THE ANNUAL REPORT IS ALSO AVAILABLE FREE OF CHARGE ON THE COMPANY WEBSITE: WWW.VALEANT.COM.

EXHIBIT A

VALEANT PHARMACEUTICALS INTERNATIONAL, INC.

CHARTER OF THE BOARD OF DIRECTORS

The board of directors (the “Board”) of Valeant Pharmaceuticals International, Inc. (the “Company”) is elected by shareholders and is responsible for the stewardship of the activities and affairs of Valeant. The Board seeks to discharge such responsibility by reviewing, discussing and approving Valeant’s strategic planning and organizational structure and supervising management to oversee that the strategic planning and organizational structure preserve and enhance the business of Valeant and Valeant’s underlying value.

DUTIES OF DIRECTORS

The Board discharges its responsibility for overseeing the management of Valeant’s business by delegating to Valeant’s senior officers the responsibility for day-to-day management of Valeant. The Board discharges its responsibilities both directly and by delegation through its committees, the Audit and Risk Committee, the Nominating and Corporate Governance Committee, the Talent and Compensation Committee and the Finance and Transactions Committee. In addition to these regular committees, the Board may appoint ad hoc committees periodically to address certain issues of a more short-term nature.

The Board’s primary roles are overseeing Valeant’s performance and the quality, depth and continuity of management needed to meet Valeant’s strategic objectives.

Other principal duties, which may be carried out directly or via one or more committees, include, but are not limited to the following categories:

Appointment of Management

1.	The Board is responsible for approving the appointment of the chief executive officer and all other senior management.

2.	In approving the appointment of the chief executive officer and all other senior management, the Board will, to the extent feasible, satisfy itself as to the integrity of these individuals and that they create a culture of integrity throughout Valeant.

3.	The Board from time to time delegates to senior management the authority to enter into certain types of transactions, including financial transactions, subject to specified limits. Investments and other expenditures above the specified limits, and material transactions outside the ordinary course of business are reviewed by and are subject to the prior approval of the Board.

4.	The Board oversees that succession planning programs are in place, including programs to train and develop management.

5.	The Board assesses and revises the Corporation’s executive compensation policy to, among other things, better align management’s interests with those of the shareholders. This includes establishing minimum shareholding requirements for senior management.

Board Organization

6.	The Board will receive recommendations from the Nominating and Corporate Governance Committee, but retains responsibility for managing its own affairs by giving its approval for its composition and size, the selection of the chair of the Board, the selection of the lead director of the Board, if applicable, candidates nominated for election to the Board, committee and committee chair appointments, committee charters and director compensation.

7.	The Board may establish committees of the Board, where required or prudent, and define their mandate. The Board may delegate to Board committees matters it is responsible for, including the approval of compensation of the Board and management, the conduct of performance evaluations and oversight of internal controls systems, but the Board retains its oversight function and ultimate responsibility for these matters and all other delegated responsibilities.

8.	The Board will oversee orientation and education program for new directors and ongoing educational opportunities for continuing directors.

Strategic Planning

9.	The Board has oversight responsibility to participate directly, and through its committees, in reviewing, questioning and approving the mission of Valeant and its objectives and goals.

10.	The Board is responsible for participating in the development of, and reviewing and approving, the business, financial and strategic plans by which it is proposed that Valeant may reach those goals.

Monitoring of Financial Performance and Other Financial Reporting Matters

11.	The Board is responsible for enhancing congruence between shareholder expectations, Company plans and management performance.

12.	The Board is responsible for adopting processes for monitoring Valeant’s progress toward its strategic and operational goals, and to revise and alter its direction to management in light of changing circumstances affecting Valeant.

13.	The Board is responsible for approving the audited financial statements, interim financial statements and the notes and management’s discussion and analysis accompanying such financial statements.

14.	The Board is responsible for reviewing and approving material transactions outside the ordinary course of business and those matters which the Board is required to approve under the articles of incorporation and other governing documents of Valeant, including the payment of dividends, purchase and redemptions of securities, acquisitions and dispositions.

Risk Management

15.	The Board is responsible for overseeing the identification of the principal risks of Valeant’s business and the implementation of appropriate systems to effectively monitor and manage such risks with a view to the long-term viability of Valeant and achieving a proper balance between the risks incurred and the potential return to Valeant’s shareholders.

Policies and Procedures

16.	The Board is responsible for:

(a)	approving and assessing compliance with all significant policies and procedures by which Valeant is operated; and

(b)	approving policies and procedures designed to ensure that Valeant operates at all times within applicable laws and regulations.

17.	The Board is responsible for supporting a corporate culture of integrity and responsible stewardship.

18.	The Board shall enforce its policy respecting confidential treatment of Valeant’s proprietary information and the confidentiality of Board deliberations.

Communications and Reporting

19.	The Board is responsible for:

(a)	overseeing the accurate reporting of the financial performance and condition of Valeant to shareholders, other securityholders and regulators on a timely and regular basis;

(b)	encouraging effective and adequate communication with shareholders, other stakeholders and the public; and

(c)	ensuring the integrity and adequacy of internal controls and management information systems.

Certain Individual Responsibilities of the Members of the Board

20.	Each member of the Board is expected to attend all meetings of the Board, unless adequate notification of absence is provided.

21.	Each member of the Board is expected to have reviewed all materials provided in connection with a meeting in advance of such meeting and be prepared to discuss such materials at the meeting.

REVIEW AND DISCLOSURE

The Board shall review and reassess the adequacy of this Charter for the Board of Directors (the “Charter”) periodically and otherwise as it deems appropriate and amend it accordingly. The performance of the Board shall be evaluated with reference to this Charter.

The Board shall ensure that this Charter is disclosed on the Corporation’s website and that this Charter or a summary of it which has been approved by the Nominating and Corporate Governance Committee is disclosed in accordance with all applicable securities laws or regulatory requirements.

Valeant Pharmaceuticals International, Inc. Reconciliation of GAAP EPS to Adjusted EPS Non-GAAP For the Twelve Months Ended December 31, 2016 (unaudited)	Appendix 1

This Proxy Statement includes the presentation and discussion of adjusted earnings per share non-GAAP (“Adjusted EPS non-GAAP”) that differs from earnings per share reported under GAAP (“GAAP EPS”). Management uses Adjusted EPS non-GAAP for strategic decision making, forecasting future results and evaluating current performance. In addition, cash bonuses for the Company’s executive officers are based, in part, on the achievement of certain Adjusted EPS targets. Adjusted EPS non-GAAP excludes the impact of certain items (noted in the table below) that may obscure trends in the Company’s underlying performance. By disclosing this non-GAAP measure, management intends to provide the reader with a meaningful, consistent comparison of the Company’s operating results and trends for the periods presented. Below is a reconciliation of Adjusted EPS non-GAAP to GAAP EPS. Readers are encouraged to review this reconciliation, and should consider this non-GAAP measure as a supplement to, not a substitute for, or superior to, the corresponding measure calculated in accordance with GAAP.

Twelve Months Ended December 31,
(In millions)	2016
Net income (loss) attributable to Valeant Pharmaceuticals International, Inc.	$(2,409)

Non-GAAP adjustments:
Acquisition-related adjustments excluding amortization of finite-lived intangible assets	33
Amortization of finite-lived intangible assets	2,673
Goodwill impairment	1,077
Restructuring and integration costs	132
In-process research and development costs	34
Asset Impairments	422
Other non-GAAP charges	208

4,579
Amortization of deferred financing costs and debt discounts	118
Loss on extinguishment of debt	—
(Gain) loss on investments, net	—
Foreign exchange and other	14
Tax effect of non-GAAP adjustments	(386)

Total non-GAAP adjustments	4,325
Adjusted net income non-GAAP attributable to Valeant Pharmaceuticals International, Inc.	$1,916

GAAP (loss) earnings per share — diluted	$(6.94)

Adjusted earnings per share non-GAAP — diluted	$5.47

Shares used in diluted per share calculation — GAAP earnings per share	347.3

Shares used in diluted per share calculation — Adjusted earnings per share non-GAAP	350.1

B-1

Valeant Pharmaceuticals International, Inc. Reconciliation of GAAP Revenue to Non-GAAP For the Twelve Months Ended December 31, 2016	Appendix 2

This Proxy Statement includes the presentation and discussion of Adjusted Revenue (non-GAAP) (“Adjusted Revenue (non-GAAP)”) that differs from revenue reported under GAAP (“GAAP Revenue”). Management uses Adjusted Revenue (non-GAAP) for strategic decision making, forecasting future results and evaluating current performance. In addition, cash bonuses for the Company’s executive officers are based, in part, on the achievement of certain Adjusted Revenue (non-GAAP) targets. Adjusted Revenue (non-GAAP) excludes the impact of certain items (noted in the table below) that may obscure trends in the Company’s underlying performance. This non-GAAP information is provided herein because Adjusted Revenue (non-GAAP) was a performance metric used in determining compensation as described in the CD&A section. Below is a reconciliation of Adjusted Revenue (non-GAAP) to GAAP Revenue. Readers are encouraged to review this reconciliation. Adjusted Revenue (non-GAAP) should be viewed as a supplement to, not a substitute for, or superior to, GAAP Revenue.

	2016 GAAP	2016 currency impact & other (a)	2016 excluding currency impact & other Non-GAAP
Total revenues	$9,674.0	$159.0	$9,833.0

(a)

Currency effect for constant currency sales is determined by comparing 2016 reported amounts adjusted to exclude currency impact, calculated using 2015 monthly average exchange rates, to the actual 2015 reported amounts. “Other” shows product sales of $2 million that represent Philidor Rx Services, LLC sales through the deconsolidation as of January 31, 2016.

B-2

VALEANT PHARMACEUTICALS INTERNATIONAL, INC. ATTN: CHRISTINA M. ACKERMANN 2150 SAINT ELZEAR BLVD. WEST LAVAL, QUEBEC H7L 4A8 CANADA

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717, United States. To be effective, your proxy card must be received by Broadridge not later than 11:59 p.m. (Eastern Daylight Time) on April 28, 2017.

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. (Eastern Daylight Time) on April 28, 2017. Have your proxy card in hand when you access the website and then follow the instructions. When voting online, you may not appoint a person as proxyholder other than the nominees specified in this proxy card.

VOTE BY TELEPHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your instructions up until 11:59 p.m. (Eastern Daylight Time) on April 28, 2017. Have your proxy card in hand when you call and then follow the instructions. When voting by telephone, you may not appoint a person as proxyholder other than the nominees specified in this proxy card.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by the Company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive proxy materials electronically in future years.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M58430-Z60108                                         KEEP THIS PORTION FOR YOUR RECORDS

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

VALEANT PHARMACEUTICALS INTERNATIONAL, INC.
The Board of Directors recommends you vote FOR proposals 1, 2 and 4 and EVERY YEAR with respect to proposal 3 below.
1. Election of Directors	For	Withhold
1a. Richard U. DeSchutter	☐	☐
1b. Dr. Frederic N. Eshelman	☐	☐
1c. D. Robert Hale 1d. Dr. Argeris (Jerry) N. Karabelas 1e. Sarah B. Kavanagh 1f. Joseph C. Papa 1g. Robert N. Power 1h. Russel C. Robertson 1i. Thomas W. Ross, Sr. 1j. Amy B. Wechsler, M.D.	☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐	☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐

		For	Against	Abstain

2.

The approval, in an advisory resolution, of the compensation of our Named Executive Officers as disclosed in the Compensation Discussion and Analysis section, executive compensation tables and accompanying narrative discussions contained in the Management Proxy Circular and Proxy Statement.

		☐	☐	☐

		One Year	Two Years	Three Years	Abstain
3.	To vote, in a non-binding advisory vote, on the frequency of advisory resolution, of the compensation of our Named Executive Officers as disclosed in the Compensation Discussion and Analysis section, executive compensation tables and accompanying narrative discussions contained in the Management Proxy Circular and Proxy Statement.	☐	☐	☐	☐

		For		Withhold
4.	To appoint PricewaterhouseCoopers LLP as the auditors for the Company to hold office until the close of the 2018 Annual Meeting of Shareholders and to authorize the Company’s Board of Directors to fix the auditors’ remuneration.	☐		☐

Without limiting the general powers hereby conferred, the undersigned hereby directs the proxyholder to vote the Common Shares represented by this proxy in the manner set forth above.

THIS PROXY IS SOLICITED ON BEHALF OF THE MANAGEMENT OF THE COMPANY. THE COMMON SHARES REPRESENTED BY THIS PROXY WILL BE VOTED, WHERE THE SHAREHOLDER HAS GIVEN A CHOICE, AS DIRECTED OR, IF NO DIRECTION IS GIVEN, FOR EACH OF 1, 2 AND 4 AND EVERY YEAR WITH RESPECT TO PROPOSAL 3. THE PERSON OR PERSONS APPOINTED UNDER THIS PROXY ARE CONFERRED WITH DISCRETIONARY AUTHORITY WITH RESPECT TO AMENDMENTS OR VARIATIONS OF THOSE MATTERS SPECIFIED IN THIS PROXY AND THE NOTICE OF MEETING AND WITH RESPECT TO ANY OTHER MATTERS WHICH MAY BE PROPERLY BROUGHT BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF WHETHER OR NOT THE AMENDMENT, VARIATION OR OTHER MATTER IS OR IS NOT ROUTINE OR CONTESTED. THIS FORM OF PROXY SHOULD BE READ IN CONJUNCTION WITH THE ACCOMPANYING NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND MANAGEMENT PROXY CIRCULAR AND PROXY STATEMENT.

The undersigned hereby revokes any prior proxies.

Signature (PLEASE SIGN WITHIN BOX)	Date

Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice of Annual Meeting of Shareholders and Management Proxy Circular and Proxy Statement

are available at www.proxyvote.com.

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VALEANT PHARMACEUTICALS INTERNATIONAL, INC. INSTRUMENT OF PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON TUESDAY, MAY 2, 2017

The undersigned hereby appoints Joseph C. Papa and Christina M. Ackermann, or instead of either of the foregoing, as proxyholder of the undersigned, with full power of substitution, to attend, vote and act for and on behalf of the undersigned at the Annual Meeting (the “Meeting”) of the shareholders (the “Shareholders”) of Valeant Pharmaceuticals International, Inc. (the “Company”) to be held on May 2, 2017 at 9:00 a.m. (local time) at 2150 Saint Elzear Blvd. West, Laval, Quebec H7L 4A8, Canada and at any adjournment of the Meeting, and on every ballot that may take place in consequence thereof to the same extent and with the same powers as if the undersigned were personally present at the Meeting, with authority to vote at the proxyholder’s discretion except as otherwise specified on the reverse side.
NOTES:
1.

A SHAREHOLDER HAS THE RIGHT TO APPOINT A PERSON OR COMPANY, WHO NEED NOT BE A SHAREHOLDER, TO ATTEND AND ACT ON ITS, HIS OR HER BEHALF AT THE MEETING OTHER THAN THE PERSONS DESIGNATED IN THIS FORM OF PROXY. THIS RIGHT MAY BE EXERCISED BY INSERTING SUCH OTHER PERSON’S OR COMPANY’S NAME IN THE BLANK SPACE PROVIDED FOR THAT PURPOSE IN THE PARAGRAPH ABOVE OR BY COMPLETING ANOTHER PROPER FORM OF PROXY AND, IN EITHER CASE, BY DELIVERING THE COMPLETED FORM OF PROXY TO THE COMPANY AS INDICATED ON THE REVERSE SIDE.

2.

This form of proxy must be dated and executed by the Shareholder (using exactly the same name in which the Common Shares are registered) or by his or her attorney authorized in writing or, if the Shareholder is a body corporate, by a duly authorized officer or attorney thereof. A copy of any such authorization should accompany this form of proxy. Persons signing as executors, administrators, trustees, etc. should so indicate. If the Common Shares are registered in the name of more than one owner, then all these registered owners should sign this form of proxy. If this form of proxy is not dated, it will be deemed to bear the date on which it was mailed to the Shareholder by the Company.

3.

In order for this form of proxy to be effective, it must be signed and deposited with Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717, United States, so that it arrives prior to 11:59 p.m. (Eastern Daylight Time) on April 28, 2017 or, in the case of any adjournment of the Meeting, not less than 48 hours (excluding Saturdays, Sundays and holidays) prior to the rescheduled Meeting.

Request for Quarterly reports

The Company’s quarterly reports to shareholders are available on EDGAR at www.sec.gov and on SEDAR at www.sedar.com, but if you wish to receive quarterly reports and interim financial statements with accompanying MD&A for the 2016 fiscal year by mail, please mark this box. If you do not mark this box and return this form, you will not receive these documents by mail.  ☐

Annual Report Waiver

Mark this box if, for fiscal year 2016, you do not want to receive the Annual Report of the Company containing the annual financial statements and accompanying MD&A. If you do not mark this box, the Annual Report will be sent to you by mail.  ☐